PROSPECTUS SUPPLEMENT DATED MARCH 22, 2001
(TO PROSPECTUS DATED JUNE 21, 2000)

                                  $226,094,000
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                    DEPOSITOR

                            HOME LOAN TRUST 2001-HI2
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

                             HOME LOAN-BACKED NOTES
                                 SERIES 2001-HI2

OFFERED NOTES

The trust will issue nine classes of notes backed by two pools of closed-end, primarily second lien fixed rate home loans with high combined loan-to-value ratios.

CREDIT ENHANCEMENT

Credit enhancement for the notes consists of:

         o        excess interest and overcollateralization; and

         o        a guaranty insurance policy issued by Ambac Assurance
                  Corporation.


                               [GRAPHIC OMITTED]


Bear, Stearns & Co. Inc. and Residential Funding Securities Corporation will offer the notes to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten notes will be approximately 101.92% of the principal amount of the notes, plus accrued interest on the notes before deducting expenses.


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BEAR, STEARNS & CO. INC.              RESIDENTIAL FUNDING SECURITIES CORPORATION

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of notes; and

o this prospectus supplement, which describes the specific terms of your series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its phone number is (952) 832-7000.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Summary  .......................................................................................................S-3
Risk Factors....................................................................................................S-8
Introduction...................................................................................................S-13
Description of the Home Loan Pool..............................................................................S-13
         General  .............................................................................................S-13
         Payments on the Simple Interest
                  Home Loans...................................................................................S-15
         Balloon Home Loans....................................................................................S-16
         Home Loan Pool Characteristics........................................................................S-16
         High Cost Loans.......................................................................................S-31
         Underwriting Standards................................................................................S-32
         Representations and Warranties........................................................................S-33
         Additional Information ...............................................................................S-33
The Issuer.....................................................................................................S-34
The Owner Trustee .............................................................................................S-34
The Indenture Trustee..........................................................................................S-34
The Credit Enhancer............................................................................................S-34
Description of the Securities..................................................................................S-36
         General  .............................................................................................S-36
         Book-Entry Notes......................................................................................S-36
         Glossary of Terms.....................................................................................S-38
         Payments .............................................................................................S-41
         Interest Payments on the Notes........................................................................S-41
         Principal Payments on the Notes.......................................................................S-42
         Allocation of Payments on the
                  Home Loans ..................................................................................S-43
         The Paying Agent......................................................................................S-43
         Maturity and Optional Redemption .....................................................................S-43
Description of the Policy .....................................................................................S-44
Certain Yield and Prepayment
         Considerations .......................................................................................S-45
         General  .............................................................................................S-45
         Class A-IO Notes Yield
                  Considerations...............................................................................S-53
Description of the Home Loan Purchase
         Agreement.............................................................................................S-53
         Purchase of Home Loans................................................................................S-53
         Representations and Warranties .......................................................................S-53
Description of the Servicing Agreement ........................................................................S-55
The Master Servicer............................................................................................S-55
         The Subservicers......................................................................................S-55
         Delinquency and Loss Experience of the
                  Master Servicer's Portfolio..................................................................S-55
         Servicing and Other Compensation and
                  Payment of Expenses..........................................................................S-56
         Principal and Interest Collections....................................................................S-57
         Release of Lien; Refinancing of
                  Senior Lien..................................................................................S-57
         Collection and Liquidation Practices;
                  Loss Mitigation..............................................................................S-58
         Optional Repurchase of Defaulted
                  Home Loans...................................................................................S-58
Description of the Trust Agreement and
         Indenture.............................................................................................S-58
         The Trust Fund .......................................................................................S-58
         Reports To Holders ...................................................................................S-58
         Certain Covenants ....................................................................................S-59
         Modification of Indenture ............................................................................S-60
         Certain Matters Regarding the Indenture
                  Trustee and the Issuer.......................................................................S-61
Material Federal Income Tax
         Consequences .........................................................................................S-61
ERISA Considerations ..........................................................................................S-62
Legal Investment ..............................................................................................S-62
Method of Distribution ........................................................................................S-63
Experts  ......................................................................................................S-64
Legal Matters..................................................................................................S-64
Ratings  ......................................................................................................S-64
ANNEX I  .......................................................................................................I-1

                                     SUMMARY

         The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the accompanying prospectus.

Issuer or Trust...........................  Home Loan Trust 2001-HI2.

Title of the offered securities...........  Home Loan-Backed Notes, Series
                                            2001-HI2.

Depositor.................................  Residential Funding Mortgage
                                            Securities II, Inc., an affiliate of
                                            Residential Funding Corporation.

Master servicer and Seller................  Residential Funding Corporation.

Owner trustee.............................  Wilmington Trust Company.

Indenture trustee.........................  The Chase Manhattan Bank.

Credit enhancer...........................  Ambac Assurance Corporation.

Home loan pool............................  5,814 fixed rate home loans with an aggregate principal balance of
                                            approximately $226,094,568 as of the
                                            close of business on the day prior
                                            to the cut-off date, secured
                                            primarily by second liens on one- to
                                            four-family residential properties.

Cut-off date..............................  March 1, 2001.

Closing date..............................  On or about March 28, 2001.

Payment dates.............................  Beginning in April 2001 on the
                                            25th of each month or, if the 25th
                                            is not a business day, the next
                                            business day.

Form of notes............................   Book-entry.
                                            SEE "DESCRIPTION OF THE
                                            SECURITIES--BOOK-ENTRY NOTES" IN
                                            THIS PROSPECTUS SUPPLEMENT.

Minimum denominations....................   $25,000.

Legal investment.........................   The notes will not be "mortgage
                                            related securities" for purposes of
                                            the Secondary Mortgage Market
                                            Enhancement Act of 1984.
                                            SEE "LEGAL INVESTMENT" IN THIS
                                            PROSPECTUS SUPPLEMENT AND "LEGAL
                                            INVESTMENT MATTERS" IN THE
                                            PROSPECTUS.

                                                        NOTES

--------------------------------------------------------------------------------------------------------------------
                                                      INITIAL
                                    INITIAL            RATING
                 NOTE                NOTE             (MOODY'S/         FINAL SCHEDULED
CLASS            RATE               BALANCE             S&P)              PAYMENT DATE               DESIGNATIONS
--------------------------------------------------------------------------------------------------------------------
A-I-1            5.42%          $  43,402,000          Aaa/AAA            July 25, 2009              Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-2            5.34%          $  23,211.000          Aaa/AAA          December 25, 2011            Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-3            5.67%          $  31,073,000          Aaa/AAA            June 25, 2014              Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-4            5.97%          $  15,508,000          Aaa/AAA            May 25, 2015               Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-5            6.19%          $  22,297,000          Aaa/AAA            July 25, 2017              Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-6            6.52%          $  27,415,000          Aaa/AAA         September 25, 2020            Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
A-I-7            6.94%          $  52,077,000          Aaa/AAA           April 25, 2026              Senior/Fixed
                                                                                                   Rate/Sequential
--------------------------------------------------------------------------------------------------------------------
Total Class A-I Notes:          $ 214,983,000
--------------------------------------------------------------------------------------------------------------------
A-II              6.40%         $  11,111,000          Aaa/AAA           April 25, 2026              Senior/Fixed
                                                                                                  Rate/Pass-Through
--------------------------------------------------------------------------------------------------------------------
Total Class A-II Notes:         $  11,111,000
--------------------------------------------------------------------------------------------------------------------
A-IO          10.00%            $           0          Aaa/AAA         September 25, 2003          Senior/Interest
                                                                                                 Only/Step-Down Rate
--------------------------------------------------------------------------------------------------------------------
Total Class A Notes:            $ 226,094,000
====================================================================================================================
Total Notes                     $ 226,094,000

--------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

CLASS A-I-7 NOTES AND CLASS A-II NOTES:

The note rate on the Class A-I-7 Notes and Class A-II Notes will increase by 0.50% per annum on the first payment date after the first possible optional termination date.

CLASS A-IO NOTES:

The note rate for the Class A-IO Notes will be 10.00% per annum for the April 2001 through September 2003 payment dates. The Class A-IO Notes will only be entitled to interest for the first 30 payment dates, and thereafter are not entitled to any payments.

The Class A-IO Notes do not have a note balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to $22,600,000.

THE TRUST

The depositor will establish Home Loan Trust 2001-HI2, a Delaware business trust, to issue the Home Loan-Backed Notes, Series 2001- HI2. The assets of the trust will consist of the home loans and related assets.

THE HOME LOAN POOL

The home loans to be deposited in the trust consist of two groups, group I and group II, of which 99.80% of the group I loans and all of the group II loans are secured by second mortgages or deeds of trust. The remainder of the home loans are secured by first mortgages or deeds of trust.

The group I loans have the following aggregate characteristics as of the cut-off date:



                                              WEIGHTED
                                RANGE          AVERAGE
                                -----          -------
Principal balance        $ 9,995 to $ 99,750 $ 38,226

Loan rate                5.990% to 19.100%   13.8653%
Original term to
maturity
   (months)                   60 to 300          238

Remaining term to stated
   maturity (months)          29 to 300          237

Combined loan-to-value       36% to 126%       117.12%
         ratio

Principal balance is an average.

The group II loans have the following aggregate characteristics as of the cut-off date:


                                              WEIGHTED
                                RANGE          AVERAGE
                                -----          -------
Principal balance        $ 19,769 to $ 99,949  $ 58,483

Loan rate                  9.145% to 18.075%    13.4626%
Original term to
maturity (months)              60 to 300           253

Remaining term to
stated maturity (months)       58 to 300           252

Combined loan-to-             75% to 125%        114.21%
value ratio

Principal balance is an average.

SEE "DESCRIPTION OF THE HOME LOAN POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

The trust will also issue Home Loan-Backed Certificates, Series 2001-HI2, which are not offered by this prospectus supplement.

PAYMENTS ON THE NOTES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly payment date, the indenture trustee will make distributions to investors. The amounts available for distribution will include:

o collections of monthly payments of principal and interest on the home loans, including prepayments and other unscheduled collections, PLUS

o amounts from any draws on the policy and any payments under the limited reimbursement agreement, MINUS

o  fees and expenses of the trust.

SEE "DESCRIPTION OF THE SERVICING AGREEMENT--PRINCIPAL AND INTEREST COLLECTIONS" IN THIS PROSPECTUS SUPPLEMENT.

PAYMENTS. Payments to noteholders will be made from amounts available for distribution as follows:

o  Distribution of interest to the notes

o  Distribution of principal to the notes, other than the Class A-IO Notes

o Distribution of principal to the notes, other than the Class A-IO Notes, to cover specified losses

o Payment to the credit enhancer of its premium for the policy and any payments in connection with the limited reimbursement agreement

o Reimbursement to the credit enhancer for specified prior draws made on the policy

o Other than on the first payment date, distribution of additional principal to the notes, other than the Class A-IO Notes, if the level of overcollateralization is below what is required

o  Payment to the credit enhancer for any other amounts owed

o  Distribution of any remaining funds to the certificates

Each of the Class A-I Notes and Class A-II Notes represents rights to receive principal primarily from its respective loan group. Principal payments on the notes will be as described under "DESCRIPTION OF THE SECURITIES--PRINCIPAL PAYMENTS ON THE NOTES" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the applicable note rate, any losses allocated to the notes and amounts due on the notes on the payment date in April 2026.

The Class A-IO Notes are not entitled to receive any principal payments.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the notes consists of:

EXCESS INTEREST. Because the mortgagors are expected to pay more interest on the home loans than is necessary to pay the interest on the notes, along with fees and expenses of the trust each month, there may be excess interest. This excess interest may be used to protect the notes against most types of losses by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Except on the first payment date, excess interest that is not needed to cover losses in the current period will be used to make additional principal payments on the notes, other than the Class A-IO Notes, until the aggregate principal balance of the home loans exceeds the aggregate principal amount of notes by a specified amount, as described in this prospectus supplement. This excess will represent overcollateralization, which may absorb some losses on the home loans, if they are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the notes, other than the Class A-IO Notes, as additional principal in order to maintain the required level of overcollateralization.

POLICY. On the closing date, the credit enhancer will issue the guaranty insurance policy in favor of the indenture trustee. The policy will unconditionally and irrevocably guarantee interest on the notes at the applicable note rate, will cover all losses allocated to the notes not covered by excess interest or overcollateralization and will guarantee amounts due on the notes on the payment date in April 2026. Some payments that are covered by the policy may be paid directly to the indenture trustee from a limited reimbursement agreement in favor of the credit enhancer, instead of by a draw under the policy.

OPTIONAL TERMINATION

On any payment date on which the aggregate principal balance of the home loans, after applying payments received in the related collection period, is less than 10% of the aggregate principal balance of the home loans as of the cut-off date, the master servicer will have the option to purchase some or all of the remaining home loans.

Under an optional purchase of the home loans, a dollar amount of the notes equal to the amount of home loans purchased will be paid in full with accrued interest.

RATINGS

When issued, the notes will receive ratings not lower than those listed on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and the assigning rating agency may change or withdraw the rating at any time. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

LEGAL INVESTMENT

The notes will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA CONSIDERATIONS

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their legal advisors before investing in the notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the notes will be treated as indebtedness. The trust will not be subject to tax.

SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                  RISK FACTORS

         The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

         The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

RISKS ASSOCIATED WITH THE HOME LOANS


The return on your            Approximately 99.8% of the group I loans and all
notes may be reduced          of the group II loans are secured by second liens,
by losses on the home         rather than first liens. In the case of second
loans, which are more         liens, proceeds from liquidation of the mortgaged
likely because they           property will be available to satisfy the home
are primarily secured         loans only if the claims of any senior mortgages
by second liens.              have been satisfied in full. When it is
                              uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the master servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio of the group I loans and group II loans is 117.12% and 114.21%, respectively, and approximately
                              95.23% and 96.66% of the group I loans and group
                              II loans, respectively, will have combined loan-to-value ratios in excess of 100.00%.

Delays in payment on          The master servicer is not obligated to advance
your notes may result         scheduled monthly payments of principal and
because the master            interest on home loans that are delinquent or in
servicer is not               default. As a result, noteholders will not receive
required to advance.          a regular stream of payments from home loans
                              that become delinquent or go into default. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The return on your            Mortgage loans similar to those included in the
notes may be reduced          home loan pool have been originated for a limited
in an economic                period of time. During this time, economic
downturn.                     conditions nationally and in most regions of the
                              country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

Origination disclosure        55.6% and 26.0% of the group I loans and group II
practices for the home        loans, respectively, are subject to special rules,
loans could create            disclosure requirements and other regulatory
liabilities that may          provisions because they are high cost loans.
affect your notes.            Purchasers or assignees of these high cost loans,
                              including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the home loans.
                              Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if other violations occurred. SEE "DESCRIPTION
                              OF THE HOME LOAN POOL--HIGH COST LOANS" IN THIS
                              PROSPECTUS SUPPLEMENT AND "CERTAIN LEGAL ASPECTS
                              OF THE TRUST ASSETS AND RELATED MATTERS" IN THE
                              PROSPECTUS.

The underwriting              The underwriting standards under which the home
standards for the             loans were underwritten are analogous to credit
home loans are more           lending, rather than mortgage lending, since
sensitive to risks            underwriting decisions were based primarily on the
relating to borrower          borrower's credit history and capacity to repay
credit-worthiness and         rather than on the value of the collateral.  The
less sensitive to risks       underwriting standards allow loans to be approved
relating to collateral        with combined loan-to-value ratios of up to 125%.
value compared to             SEE "DESCRIPTION OF THE HOME LOAN POOL--
first lien loans.             UNDERWRITING STANDARDS" IN THIS PROSPECTUS
                              SUPPLEMENT. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are primarily secured by second liens, losses on the home loans will likely be higher than on first lien mortgage loans.

The return on your            The concentration of the related mortgaged
notes may be                  properties in one or more geographic regions may
particularly sensitive to     increase the risk of loss to the notes.
changes in real estate        Approximately 8.4% and 31.4% of the cut-off date
markets in specific           principal balance of the group I loans and group
regions.                      II loans, respectively, are located in California.
                              If the regional economy or housing market weakens in California, or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots, or by disruptions such as ongoing power shortages.

Debt incurred by the          With respect to home loans which were used for
borrowers in addition         debt consolidation, there can be no assurance that
to the home loans             the borrower will not incur further debt in
could increase your           addition to the home loan. This additional debt
risk.                         could impair the ability of borrowers to service
                              their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

SERVICING PRACTICES

Loss mitigation               The master servicer may use a wide variety of
practices or the              practices to limit losses on defaulted home
release of a lien may         loans, including writing off part of the debt,
increase your risk.           reducing future payments, and deferring the
                              collection of past due payments. The servicing agreement also permits the master servicer to release the lien on a limited number of mortgaged properties in order to reduce the amount of a potential loss. SEE "DESCRIPTION OF THE SERVICING
                              AGREEMENT - RELEASE OF LIEN; REFINANCING OF SENIOR
                              LIEN" AND "- COLLECTION AND LIQUIDATION PRACTICES;
                              LOSS MITIGATION" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING TRANSFER

A transfer of                 The home loans will initially be subserviced by
subservicing may              GMAC Mortgage Corporation as described herein
result in increased           under "Description of the Servicing Agreement--The
losses and                    Subservicers."  On or about March 31, 2001, the
delinquencies on the          master servicer will transfer the subservicing
home loans.                   with respect to the home loans to HomeComings
                              Financial Network, Inc., an affiliate of the depositor and the master servicer. Investors should note, however, that when the servicing of home loans is transferred, there may be a rise in delinquencies associated with such transfer. Any increase in delinquencies may result in interest shortfalls or losses on the home loans. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the home loans. SEE "DESCRIPTION OF
                              THE SERVICING AGREEMENT - THE SUBSERVICERS" IN
                              THIS PROSPECTUS SUPPLEMENT.

LIMITED OBLIGATIONS

Payments on the               Credit enhancement for the notes includes excess
home loans, together          interest, overcollateralization and the guaranty
with the guaranty             insurance policy. None of the depositor, the
insurance policy, are         master servicer or any of their affiliates will
the sole source of            have any obligation to replace this credit
payments on your              enhancement, or to take any other action to
the notes.                    maintain any rating of the notes. If any losses
                              are incurred on the home loans that are not covered by this credit enhancement, holders of the notes will bear the risk of these losses.

LIQUIDITY RISKS

You may have to hold          A secondary market for your notes may not
your notes to maturity        develop.  Even if a secondary market does
if their marketability is     develop, it may not continue, or it may be
limited.                      illiquid.  Illiquidity means you may not be able
                              to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity         The yield to maturity of your notes will depend on
on your notes will vary       a variety of factors, including:
depending on the rate
of prepayments.               o        the rate and timing of principal payments
                                       on the related home loans, including
                                       prepayments, defaults and liquidations,
                                       and repurchases due to breaches of
                                       representations or warranties;

                              o        the note rate on your note; and

                              o        the purchase price you paid for your
                                       note.

                              The rates of prepayments and defaults are two of the most important and least predictable of these factors.

                              In general, if you purchase a note at a price higher than its outstanding principal amount and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal amount and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

                              The Class A-I Notes will receive principal payments primarily from the group I loans. The Class A-II Notes will receive principal payments primarily from the group II loans. Therefore, the yields on the Class A- I Notes and Class A-II Notes will be sensitive to the rate and timing of principal payments primarily from the home loans in their respective loan groups.

The rate of                   Since mortgagors can generally prepay their home
prepayments on the            loans at any time, the rate and timing of
home loans will vary          principal payments on the notes are highly
depending on future           uncertain. Generally, when market interest rates
market conditions and         increase, mortgagors are less likely to prepay
other factors.                their home loans. This could result in a slower
                              return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate of your notes.

                              Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or an unaffiliated third party.

                              52.0% and 53.4% of the group I loans and group II loans, respectively, provide for payment of a prepayment charge during a specific period. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the related prepayment charge period. SEE "DESCRIPTION OF THE HOME LOAN POOL--HOME LOAN POOL CHARACTERISTICS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.
BANKRUPTCY RISKS

Bankruptcy                    The transfer of the home loans from the seller to
proceedings could             the depositor is intended by the parties to be and
delay or reduce               has been documented as a sale. However, if the
distributions on the          seller were to become bankrupt, a trustee in
notes.                        bankruptcy could attempt to recharacterize the
                              sale of the home loans as a loan secured by the home loans or to consolidate the home loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the home loans available to make payments on the notes.

                                  INTRODUCTION

         The trust will be formed under an amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $226,094,000 aggregate principal amount of Home Loan-Backed Notes, Series 2001-HI2. These notes will be issued under an indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue one class of Home Loan- Backed Certificates, Series 2001-HI2. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

         You can find definitions for capitalized terms used in this prospectus supplement under the caption "Glossary" beginning on page 126 in the prospectus or on page S-38 under the caption "Description of the Securities--Glossary of Terms" in this prospectus supplement.

                        DESCRIPTION OF THE HOME LOAN POOL

GENERAL

         On the closing date, the depositor will transfer to the issuer a pool of home loans secured primarily by second liens on one- to four-family residential properties. The home loan pool will consist of home loans with an aggregate unpaid principal balance of approximately $226,094,568 as of the close of business on the business day prior to the cut- off date.

         The home loan pool will be divided into two groups, the Group I Loans and the Group II Loans. The Group I Loans will consist of home loans which had principal balances at origination which, when added together with the principal balance of the related first lien, if any, are less than or equal to the conforming balance. The conforming balance for home loans secured by a single family property is $275,000 for all home loans other than those originated in Alaska, Hawaii, Guam and the U.S. Virgin Islands, for which it is $412,500. The conforming balance is higher for home loans secured by two- to four-family properties.

         99.80% of the group I loans and all of the group II loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The home loans will consist of conventional, closed-end, fixed-rate, fully-amortizing and balloon payment home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years from the date of origination or modification. The proceeds of the home loans generally were used by the related borrowers for:

         o        debt consolidation,

         o        home improvement,

         o        the partial refinancing of the related mortgaged property,

         o        provision of a limited amount of cash to the borrower, or

         o        a combination of any of the above.

The mortgagor for each home loan represented at the time of origination that the related mortgaged property would be owner-occupied as a primary home. As to home loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

         The home loans were acquired by Residential Funding Corporation, as seller, under its home equity 125 loan program from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of 6.7% and 0.4% of the home loans which were purchased by the seller through its affiliates HomeComings Financial Network, Inc. or HomeComings; and Residential Money Centers, Inc., respectively. No unaffiliated seller sold more than 13.1% of the home loans to Residential Funding Corporation. The home loans will be initially subserviced by GMAC Mortgage Corporation, an affiliate of the depositor and of the master servicer. On or about March 31, 2001, the subservicing of the home loans will be transferred to HomeComings Financial Network, Inc., an affiliate of the depositor and the master servicer. See "Description of the Servicing Agreement--The Subservicers" in this prospectus supplement.

         The home loans were underwritten as described under "--Underwriting Standards." All of the home loans were originated under full documentation programs. All of the mortgaged properties underlying the home loans were owner-occupied.

         The seller will make representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially adversely affects the interests of the securityholders or the credit enhancer in the home loan. See "Description of the Home Loan Purchase Agreement" in this prospectus supplement and "Trust Asset Program--Qualifications of Sellers" and "Description of the Securities--Review of Trust Assets" and "--Representations Relating to Loans" in the prospectus.

         As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home loan, and (B) any outstanding principal balance, at origination of the home loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the appraised value, or, if permitted by the origination guidelines of Residential Funding Corporation, a statistical valuation or the stated value. The appraised value for any home loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home loan, which may have been obtained at an earlier time. If the home loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, for not more than 25.3% and 2.5% of the Group I Loans and Group II Loans, respectively, the stated value will be the value of the property as stated by the related mortgagor in his or her application. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement.

         In connection with each home loan that is secured by a leasehold interest, the seller will have represented that, among other things:

         o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

         o residential property in the area consisting of leasehold estates is readily marketable;

         o the lease is recorded and no party is in any way in breach of any provision of the lease;

         o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and

         o the remaining term of the lease does not terminate less than five years after the maturity date of the home loan.

         Approximately 52.0% and 53.4% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. 47.4% of the Group I Loans and 49.6% of the Group II Loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of these home loans in an amount calculated in accordance with the terms of the related mortgage note. However, some state laws restrict the imposition of prepayment charges even when the home loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on home loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

         As of the cut-off date, no home loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home loans as delinquent, see "Description of the Servicing Agreement--Delinquency and Loss Experience of the Master Servicer's Portfolio" in this prospectus supplement.

         No home loan provides for deferred interest, negative amortization or future advances.

         As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.

PAYMENTS ON THE SIMPLE INTEREST HOME LOANS

         3.9% and 1.0% of Group I Loans and Group II Loans, respectively, provide for simple interest payments and are referred to as the simple interest home loans. These home loans require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Alternatively, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.
If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the beginning of this paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

         96.1% and 99.0% of the Group I Loans and Group II Loans, respectively, are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON HOME LOANS

         0.2% of the Group I Loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the mortgage loan or sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to meet either of these requirements will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan.
The policy issued by the credit enhancer will provide coverage on any losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make its balloon payment.

         In addition, during a temporary period the monthly payments received on some of the home loans were applied in a manner that reduced the rate of principal amortization. As a result, 1.0% of the Group I Loans may have an unpaid principal amount on their scheduled maturity dates, assuming no prepayments, of greater than 1 time and not more than 5 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal amount. The payment of the amount at maturity for these home loans will be subject to the same considerations as those for balloon home loans as described in the preceding paragraph.

HOME LOAN POOL CHARACTERISTICS

         The Group I Loans have the following characteristics:

         o The Group I Loans will bear interest at the loan rate stated in the related mortgage note which will be at least 5.99% per annum but no more than 19.10% per annum, with a weighted average loan rate of approximately 13.8653% per annum as of the cut-off date.

         o None of the Group I Loans were originated prior to May 1997 or will have a maturity date later than March 2026.

         o No Group I Loan will have a remaining term to stated maturity as of the cut-off date of less than 29 months.

         o The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 238 months.

         o The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 237 months.

         o 0.2% of the Group I Loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 59 months.

         o 3.4% of the Group I Loans will have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 119 months.

         o 38.6% of the Group I Loans will have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 179 months.

         o 15.3% of the Group I Loans will have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 239 months.

         o 42.3% of the Group I Loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 299 months.

         o The Group I Loans have principal and interest payable monthly on the due date specified in each mortgage note.

         o 95.2% of the Group I Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

         o 0.2% of the Group I Loans are balloon loans, which have original terms to maturity of approximately 15 years based on a 30 year amortization schedule, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 177 months.

         Below is a description of some additional characteristics of the Group I Loans which are given as of the cut-off date unless otherwise indicated. All percentages of the Group I Loans are approximate percentages determined by the cut-off date balance unless otherwise indicated. A percentage of 0.00% represents less than 0.01% of the cut-off date balance. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date and are rounded to the nearest dollar.

                           CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE GROUP I LOANS


                                                                                                    PERCENTAGE OF
                                                                                                    GROUP I LOANS
RANGE OF CREDIT SCORES AS OF THE DATE OF                  NUMBER OF           CUT-OFF DATE           BY CUT-OFF
ORIGINATION OF THE GROUP I HOME LOANS                     HOME LOANS             BALANCE            DATE BALANCE
-------------------------------------                     ----------             -------            ------------
640     to         659.........................                471            $ 13,907,814                6.47%
660     to         679.........................              1,289              46,794,799               21.77
680     to         699.........................              1,523              60,121,009               27.97
700     to         719.........................              1,181              48,477,322               22.55
720     to         739.........................                719              28,831,335               13.41
740     to         759.........................                323              12,507,015                5.82
760     to         779.........................                 96               3,570,891                1.66
780     to         799.........................                 19                 642,701                0.30
Greater than or equal to 800...................                  3                 129,986                0.06
                                                             -----            ------------              ------
       Total...................................              5,624            $214,982,871              100.00%
                                                             =====            ============              ======

         The weighted average Credit Score of the Group I Loans will be approximately 697.

                                                                                                    PERCENTAGE OF
                                                                                                    GROUP I LOANS
                                                          NUMBER OF           CUT-OFF DATE           BY CUT-OFF
RANGE OF LOAN RATES(%)                                    HOME LOANS             BALANCE            DATE BALANCE
----------------------                                    ----------             -------            ------------
5.501 to 6.000............................................        1           $     14,472              0.01%
8.501 to 9.000............................................        1                 14,920              0.01
9.001 to 9.500............................................        1                 26,300              0.01
9.501 to 10.000...........................................        3                 94,564              0.04
10.001 to 10.500..........................................        8                221,683              0.10
10.501 to 11.000..........................................       16                487,490              0.23
11.001 to 11.500..........................................       43              1,272,289              0.59
11.501 to 12.000..........................................      167              6,570,853              3.06
12.001 to 12.500..........................................      312             13,225,063              6.15
12.501 to 13.000..........................................    1,072             43,650,454             20.30
13.001 to 13.500..........................................      983             39,173,425             18.22
13.501 to 14.000..........................................    1,069             42,205,914             19.63
14.001 to 14.500..........................................      445             17,445,490              8.11
14.501 to 15.000..........................................      657             24,084,013             11.20
15.001 to 15.500..........................................      169              5,942,736              2.76
15.501 to 16.000..........................................      158              5,362,461              2.49
16.001 to 16.500..........................................       58              1,776,691              0.83
16.501 to 17.000..........................................      280              8,069,953              3.75
17.001 to 17.500..........................................       99              2,927,269              1.36
17.501 to 18.000..........................................       74              2,195,970              1.02
18.001 to 18.500..........................................        7                187,094              0.09
19.001 to 19.500..........................................        1                 33,769              0.02
                                                              -----           ------------            ------
  Total...................................................    5,624           $214,982,871            100.00%
                                                              =====           ============            ======

         The weighted average loan rate of the Group I Loans will be approximately 13.8653% per annum.

                     ORIGINAL GROUP I LOAN PRINCIPAL BALANCE

                                                                                   PERCENTAGE OF
                                                                                   GROUP I LOANS
RANGE OF ORIGINAL STATED                 NUMBER OF           CUT-OFF DATE           BY CUT-OFF            MINIMUM          MAXIMUM
PRINCIPAL BALANCES                       HOME LOANS             BALANCE            DATE BALANCE           BALANCE          BALANCE
------------------                       ----------             -------            ------------           -------          -------

$0.01        to    $25,000.00......           980            $  20,821,317              9.69%             $ 9,995          $25,000
$25,000.01   to    $50,000.00......         3,722              137,693,392             64.05               25,001           50,000
$50,000.01   to    $75,000.00......           919               56,186,558             26.14               50,001           75,000
$75,000.01   to    $100,000.00.....             3                  281,605              0.13               83,000           99,750
                                            -----            -------------            ------              -------          -------
  Total............................         5,624              214,982,871            100.00%               9,995            99,750
                                            =====            =============            ======              =======          =======

       The average cut-off date balance of the Group I Loans will be approximately $38,226.


                ORIGINAL COMBINED LTV RATIOS OF THE GROUP I LOANS
                                                                                                    PERCENTAGE OF
                                                                                                    GROUP I LOANS
                                                          NUMBER OF           CUT-OFF DATE           BY CUT-OFF
RANGE OF LOAN RATES(%)                                    HOME LOANS             BALANCE            DATE BALANCE
----------------------                                    ----------             -------            ------------
      30.01  to    40.00 ..............................          3            $    107,950               0.05%
      40.01  to    50.00 ..............................          1                  59,954               0.03
      50.01  to    60.00 ..............................          1                  26,000               0.01
      60.01  to    70.00 ..............................          6                 154,206               0.07
      70.01  to    75.00 ..............................         12                 336,534               0.16
      75.01  to    80.00 ..............................         29                 794,248               0.37
      80.01  to    85.00 ..............................         16                 421,217               0.20
      85.01  to    90.00 ..............................         34                 933,582               0.43
      90.01  to    95.00 ..............................         64               1,814,823               0.84
      95.01  to   100.00 ..............................        189               5,611,164               2.61
     100.01  to   105.00 ..............................        310              10,680,697               4.97
     105.01  to   110.00 ..............................        619              21,395,851               9.95
     110.01  to   115.00 ..............................        835              30,933,264              14.39
     115.01  to   120.00 ..............................      1,074              41,720,773              19.41
     120.01  to   125.00 ..............................      2,430              99,955,409              46.49
     125.01  to   130.00 ..............................          1                  37,200               0.02
                                                             -----            ------------             ------
           Total.......................................      5,624            $214,982,871             100.00%
                                                             =====            ============             ======

         The weighted average combined LTV ratio, or LTV ratio in the case of the Group I Loans secured by first liens on the related mortgaged properties, at origination of the Group I Loans will be approximately 117.12%.

                       JUNIOR RATIOS OF THE GROUP I LOANS
                                                                                                    PERCENTAGE OF
                                                                                                    GROUP I LOANS
                                                          NUMBER OF           CUT-OFF DATE           BY CUT-OFF
RANGE OF LOAN RATES(%)                                    HOME LOANS             BALANCE            DATE BALANCE
----------------------                                    ----------             -------            ------------
 5.01  to    10.00...........................                 22               $   314,220                0.15%
10.01  to    15.00...........................                174                 3,871,905                1.80
15.01  to    20.00...........................                698                 19,823,491               9.24
20.01  to    25.00...........................              1,222                 40,565,003              18.91
25.01  to    30.00...........................              1,254                 48,202,081              22.47
30.01  to    40.00...........................              1,610                 70,382,500              32.80
40.01  to    50.00...........................                489                 23,579,332              10.99
50.01  to    60.00...........................                119                  6,424,514               2.99
60.01  to    70.00...........................                 16                    854,417               0.40
70.01  to    80.00...........................                  9                    454,137               0.21
80.01  to    90.00...........................                  1                     49,507               0.02
90.01  to   100.00...........................                  1                     30,000               0.01
                                                           -----               ------------             ------
     Total...................................              5,615               $214,551,107             100.00%
                                                           =====               ============             ======

         The preceding table excludes Group I Loans secured by first liens. A junior ratio is the ratio of the original amount of a Group I Loan secured by a second lien to the sum of (1) the original amount of the Group I Loan and (2) the unpaid principal balance of any senior lien balance at the time of the origination of the Group I Loans.

         The weighted average junior ratio of the Group I Loans by original loan balance will be approximately 30.53% .

                 ORIGINAL TERM TO MATURITY OF THE GROUP I LOANS
                                                                                                    PERCENTAGE OF
                                                                                                    GROUP I LOANS
                                                          NUMBER OF           CUT-OFF DATE           BY CUT-OFF
RANGE OF LOAN RATES(%)                                    HOME LOANS             BALANCE            DATE BALANCE
----------------------                                    ----------             -------            ------------
 1  to  96..............................................       24             $    619,110               0.29%
 97 to 108..............................................        2                  108,498               0.05
109 to 120..............................................      231                7,062,846               3.29
121 to 144..............................................        3                  109,758               0.05
145 to 156..............................................        6                  201,205               0.09
157 to 168..............................................        9                  261,444               0.12
169 to 180..............................................    2,329               82,666,559              38.45
181 to 288..............................................      822               32,927,673              15.32
289 to 300..............................................    2,198               91,025,777              42.34
                                                            -----             ------------             ------
     Total..............................................    5,624             $214,982,871             100.00%
                                                            =====             ============             ======

         The weighted average original term to maturity of the Group I Loans will be approximately 238 months.

                         REMAINING TERM TO STATED MATURITY OF THE GROUP I LOANS


                                                                                      PERCENTAGE OF GROUP I
                                                NUMBER OF HOME                        LOANS BY CUT-OFF DATE
RANGE OF MONTHS REMAINING TO STATED MATURITY         LOANS      CUT-OFF DATE BALANCE          BALANCE
--------------------------------------------    --------------  --------------------  ----------------------
1 to 96.....................................           24           $    619,110                0.29%
97 to 108...................................            2                108,498                0.05
109 to 120..................................          231              7,062,846                3.29
121 to 144..................................            3                109,758                0.05
145 to 156..................................            7                233,008                0.11
157 to 168..................................           10                291,292                0.14
169 to 180..................................        2,328             82,638,467               38.44
181 to 288..................................          828             33,242,332               15.46
289 to 300..................................        2,191             90,677,560               42.18
                                                    -----           ------------             -------
     Total..................................        5,624           $214,982,871             100.00%
                                                    =====           ============             =======


         The weighted average remaining term to stated maturity of the Group I Loans will be approximately 237 months.


                    YEAR OF ORIGINATION OF THE GROUP I LOANS

                                                           PERCENTAGE OF GROUP I
                     NUMBER OF HOME                        LOANS BY CUT-OFF DATE
YEAR OF ORIGINATION       LOANS      CUT-OFF DATE BALANCE          BALANCE
-------------------  --------------  --------------------  ---------------------
1997...............          2          $    115,385                 0.05%
1998...............          7               293,779                 0.14
1999...............          2                61,007                 0.03
2000...............      1,966            75,563,263                35.15
2001...............      3,647           138,949,437                64.63
                         -----          ------------               ------
     Total.........      5,624          $214,982,871               100.00%
                         =====          ============               ======

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS


                                                           PERCENTAGE OF GROUP I
                    NUMBER OF HOME                         LOANS BY CUT-OFF DATE
STATE                    LOANS       CUT-OFF DATE BALANCE        BALANCE
------------------- --------------   --------------------  ---------------------
California.........      430             $ 18,148,517              8.44%
Florida............      429               16,726,032              7.78
Maryland...........      332               13,071,813              6.08
Virginia...........      283               11,083,381              5.16
Pennsylvania.......      300               10,984,706              5.11
Ohio...............      282               10,580,326              4.92
Indiana............      223                8,075,698              3.76
Georgia............      199                7,641,089              3.55
Illinois...........      190                7,386,450              3.44
Michigan...........      171                6,440,970              3.00
Alabama............      181                6,419,899              2.99
Arizona............      166                6,286,417              2.92
Missouri...........      155                5,362,304              2.49
Wisconsin..........      137                5,097,326              2.37
Washington.........      112                4,643,599              2.16
Tennessee..........      124                4,533,382              2.11
Other..............    1,910               72,500,962             33.72
                       -----             ------------            ------
    Total..........    5,624             $214,982,871            100.00%
                       =====             ============            ======

         The reference to "Other" in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than 2% of the Group I Loans.

                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                         PERCENTAGE OF GROUP I
                                  NUMBER OF HOME                         LOANS BY CUT-OFF DATE
PROPERTY TYPE                          LOANS       CUT-OFF DATE BALANCE        BALANCE
--------------------------------  --------------   --------------------  ---------------------
Single Family Residence.........     5,132              $196,265,932             91.29%
PUD Detached....................       197                 8,342,917              3.88
Condominium.....................       150                 4,671,574              2.17
PUD Attached....................        78                 3,139,066              1.46
Townhouse/Rowhouse Attached.....        38                 1,461,550              0.68
Multifamily (2-4 Units).........        23                   926,912              0.43
Townhouse/Rowhouse Detached.....         6                   174,920              0.08
                                     -----               -----------            ------
    Total.......................     5,624              $214,982,871            100.00%
                                     =====              ============            ======


                        LOAN PURPOSE OF THE GROUP I LOANS

                                                                               PERCENTAGE OF GROUP I
                                        NUMBER OF HOME                         LOANS BY CUT-OFF DATE
PURPOSE                                      LOANS       CUT-OFF DATE BALANCE        BALANCE
--------------------------------------  --------------   --------------------  ---------------------
Debt Consolidation....................      4,894           $189,215,978              88.01%
Cash..................................        513             17,828,082               8.29
Home Improvement/Debt Consolidation...         81              3,069,061               1.43
Rate/Term Refinance...................         73              2,770,360               1.29
Convenience...........................          5                217,644               0.10
Home Improvement......................          4                154,015               0.07
Education.............................          1                 55,000               0.03
Other.................................         53              1,672,731               0.78
                                            -----            -----------             ------
     Total............................      5,624           $214,982,871             100.00%
                                            =====           ============             ======


                       LIEN PRIORITY OF THE GROUP I LOANS

                                                           PERCENTAGE OF GROUP I
                     NUMBER OF HOME                        LOANS BY CUT-OFF DATE
LIEN PRIORITY             LOANS      CUT-OFF DATE BALANCE        BALANCE
-------------------- --------------  --------------------  ---------------------
First Lien..........          9          $    431,765              0.20%
Second Lien.........      5,615           214,551,107             99.80
                          -----          ------------            ------
     Total..........      5,624          $214,982,871            100.00%
                          =====          ============            ======

                        DEBT-TO-INCOME RATIOS AS OF DATE OF ORIGINATION OF THE GROUP I LOANS


                                                                                      PERCENTAGE OF GROUP I
RANGE OF DEBT-TO-INCOME RATIOS AS OF DATE OF    NUMBER OF HOME                        LOANS BY CUT-OFF DATE
ORIGINATION OF THE GROUP I LOANS(%)                  LOANS      CUT-OFF DATE BALANCE        BALANCE
--------------------------------------------    --------------  --------------------  ---------------------
10.01 to 15.00..............................            1           $    29,884               0.01%
15.01 to 20.00..............................           31             1,122,669               0.52
20.01 to 25.00..............................          117             4,157,093               1.93
25.01 to 30.00..............................          408            14,467,023               6.73
30.01 to 35.00..............................          806            28,918,802              13.45
35.01 to 40.00..............................        1,287            47,930,284              22.29
40.01 to 45.00..............................        1,944            71,976,171              33.48
45.01 to 50.00..............................        1,030            46,380,946              21.57
                                                    -----           -----------              -----
     Total..................................        5,624           $214,982,871             100.00%
                                                    =====           ============             ======

         The weighted average debt-to-income ratio as of the date of origination of the Group I Loans will be approximately 40.38%.

         The Group II Loans have the following characteristics:

         o The Group II Loans will bear interest at the loan rate stated in the related mortgage note which will be at least 9.15% per annum but no more than 18.08% per annum, with a weighted average loan rate of approximately 13.4626% per annum as of the cut-off date.

         o None of the Group II Loans were originated prior to July, 1998 or will have a maturity date later than March, 2026.

         o No Group II Loan will have a remaining term to stated maturity as of the cut-off date of less than 58 months.

         o The weighted average original term to maturity of the Group II Loans as of the cut-off date will be approximately 253 months.

         o The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date will be approximately 252 months.

         o 0.2% of the Group II Loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 58 months.

         o 1.1% of the Group II Loans will have original terms to maturity of approximately ten years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 118 months.

         o 29.2% of the Group II Loans will have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 177 months.

         o 15.1% of the Group II Loans will have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 239 months.

         o 54.5% of the Group II Loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity as of the cut-off date of approximately 298 months.

         o The Group II Loans have principal and interest payable monthly on the due date specified in each mortgage note.

         o 96.7% of the Group II Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

         Below is a description of some additional characteristics of the Group II Loans which are given as of the cut-off date unless otherwise indicated. All percentages of the Group II Loans are approximate percentages determined by the cut-off date balance unless otherwise indicated. A percentage of 0.00% represents less than 0.01% of the cut-off date balance. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date and are rounded to the nearest dollar.


                 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                   GROUP II LOANS
RANGE OF CREDIT SCORES AS OF THE DATE OF      NUMBER OF                              BY CUT-OFF
ORIGINATION OF THE GROUP II HOME LOANS       HOME LOANS     CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------------------------
640  to  659............................           4          $   124,671               1.12%
660  to  679............................          28            1,319,861              11.88%
680  to  699............................          51            2,956,020              26.60%
700  to  719............................          56            3,430,381              30.87
720  to  739............................          32            2,083,179              18.75
740  to  759............................          13              858,410               7.73
760  to  779............................           5              314,559               2.83
780  to  799............................           1               24,618               0.22
                                                 ---          -----------             ------
  Total.................................         190          $11,111,697             100.00%
                                                 ===          ===========             ======


         The weighted average Credit Score of the Group II Loans will be approximately 705.

                        LOAN RATES OF THE GROUP II LOANS

                                                                    PERCENTAGE OF GROUP II
                           NUMBER OF HOME                           LOANS BY CUT-OFF DATE
RANGE OF LOAN RATES(%)          LOANS        CUT-OFF DATE BALANCE           BALANCE
-------------------------------------------------------------------------------------------
 9.001 to  9.500..........        2            $    56,366                 0.51%
11.501 to 12.000..........       10                561,491                 5.05
12.001 to 12.500..........       15                953,218                 8.58
12.501 to 13.000..........       50              3,199,886                28.80
13.001 to 13.500..........       22              1,362,330                12.26
13.501 to 14.000..........       48              2,790,666                25.11
14.001 to 14.500..........       20              1,072,641                 9.65
14.501 to 15.000..........       10                501,968                 4.52
15.001 to 15.500..........        6                339,480                 3.06
15.501 to 16.000..........        2                 98,989                 0.89
16.001 to 16.500..........        1                 34,991                 0.31
16.501 to 17.000..........        3                 89,679                 0.81
18.001 to 18.500..........        1                 49,991                 0.45
                                ---            -----------               -------
       Total..............      190            $11,111,697               100.00%
                                ===            ===========               ======

         The weighted average loan rate of the Group II Loans will be approximately 13.4626% per annum.


                    ORIGINAL GROUP II LOAN PRINCIPAL BALANCE

                                                                   PERCENTAGE OF
                                                                  GROUP II LOANS
                                       NUMBER OF    CUT-OFF DATE  BY CUT-OFF DATE   MINIMUM   MAXIMUM
RANGE OF ORIGINAL PRINCIPAL BALANCES   HOME LOANS      BALANCE        BALANCE       BALANCE   BALANCE
------------------------------------   ----------   ------------  ---------------  --------   --------
$    00.01 to  25,000.00............        5       $   110,961        1.00%       $19,769    $24,618
 25,000.01 to  50,000.00............       61         2,712,535       24.41         29,822     50,000
 50,000.01 to  75,000.00............      118         7,753,676       69.78         50,909     75,000
 75,000.01 to 100,000.00............        6           534,526        4.81         75,938     99,949
                                          ---       -----------      ------        -------     ------
     Total..........................      190       $11,111,697      100.00%       $19,769    $99,949
                                          ===       ===========      ======        =======    =======

         The average cut-off date balance of the Group II Loans will be approximately $58,483.

               ORIGINAL COMBINED LTV RATIOS OF THE GROUP II LOANS

                                                                         PERCENTAGE OF GROUP II
                                  NUMBER OF HOME                         LOANS BY CUT-OFF DATE
RANGE OF COMBINED LTV RATIOS(%)      LOANS        CUT-OFF DATE BALANCE           BALANCE
-------------------------------   --------------  ---------------------  ----------------------
 70.01  to  75.00..............        1              $    31,748                 0.29%
 85.01  to  90.00..............        1                   24,618                 0.22
 90.01  to  95.00..............        1                   59,891                 0.54
 95.01  to 100.00..............        5                  254,844                 2.29
100.01 to  105.00..............       21                1,310,867                11.80
105.01 to  110.00..............       32                1,796,631                16.17
110.01 to  115.00..............       46                2,582,214                23.24
115.01 to  120.00..............       38                2,372,161                21.35
120.01 to  125.00..............       45                2,678,723                24.11
                                     ---              -----------               ------
       Total...................      190              $11,111,697               100.00%
                                     ===              ===========               ======

         The weighted average combined LTV ratio, or LTV ratio in the case of the Group II Loans secured by first liens on the related mortgaged properties, at origination of the Group II Loans will be approximately 114.21%.



                       JUNIOR RATIOS OF THE GROUP II LOANS

                                                                    PERCENTAGE OF GROUP II
                             NUMBER OF HOME                         LOANS BY CUT-OFF DATE
RANGE OF JUNIOR RATIOS(%)       LOANS        CUT-OFF DATE BALANCE           BALANCE
--------------------------   --------------  ---------------------  ----------------------
 5.01 to 10.00............         4             $   147,770                 1.33%
10.01 to 15.00............        30               1,292,023                11.63
15.01 to 20.00............        68               3,692,839                33.23
20.01 to 25.00............        54               3,536,800                31.83
25.01 to 30.00............        27               1,976,571                17.79
30.01 to 40.00............         7                 465,694                 4.19
                                 ---              ---------                ------
         Total............       190             $11,111,697               100.00%
                                 ===             ===========               ======

         The preceding table excludes Group II Loans secured by first liens. A junior ratio is the ratio of the original amount of a Group II Loan secured by a second lien to the sum of (1) the original amount of the Group II Loan and (2) the unpaid principal balance of any senior lien balance at the time of the origination of the Group II Loans.

         The weighted average junior ratio of the Group II Loans by original loan balance will be approximately 20.87% .

                 ORIGINAL TERM TO MATURITY OF THE GROUP II LOANS

                                                                                 PERCENTAGE OF
                                                                               GROUP II LOANS BY
                                            NUMBER OF HOME    CUT-OFF DATE       CUT-OFF DATE
RANGE OF MONTHS ORIGINAL TERM TO MATURITY      LOANS             BALANCE           BALANCE
-----------------------------------------    -------------    ------------     -----------------
  1  to  96..............................         1           $    20,732            0.19%
109  to 120 .............................         3               116,281            1.05
121  to 144 .............................         1                59,418            0.53
157  to 168 .............................         2               100,000            0.90
169  to 180 .............................        54             3,080,895           27.73
181  to 288 .............................        29             1,675,597           15.08
289  to 300 .............................       100             6,058,774           54.53
                                                ---           -----------         -------
 Total...................................       190           $11,111,697         100.00%
                                                ===           ===========         ======

         The weighted average original term to maturity of the Group II Loans will be approximately 253 months.



             REMAINING TERM TO STATED MATURITY OF THE GROUP II LOANS

                                                                                    PERCENTAGE OF
                                                                                  GROUP II LOANS BY
                                               NUMBER OF HOME    CUT-OFF DATE       CUT-OFF DATE
RANGE OF MONTHS REMAINING TO STATED MATURITY        LOANS           BALANCE            BALANCE
--------------------------------------------   --------------    ------------     -----------------
  1  to   96 ...............................          1          $   20,732              0.19%
109  to  120 ...............................          3             116,281              1.05
121  to  144 ...............................          1              59,418              0.53
157  to  168 ...............................          2             100,000              0.90
169  to  180 ...............................         54           3,080,895             27.73
181  to  288 ...............................         30           1,744,294             15.70
289  to  300 ...............................         99           5,990,077             53.91
                                                   ----           ---------            ------
 Total......................................        190          $11,111,697           100.00%
                                                   ====          ===========           ======

         The weighted average remaining term to stated maturity of the Group II Loans will be approximately 252 months.


                    YEAR OF ORIGINATION OF THE GROUP II LOANS

                                                                PERCENTAGE OF
                                                              GROUP II LOANS BY
                             NUMBER OF HOME    CUT-OFF DATE     CUT-OFF DATE
YEAR OF ORIGINATION               LOANS           BALANCE          BALANCE
-------------------------    --------------    ------------   -----------------
1998.....................            1         $    68,697           0.62%
2000.....................          128           7,464,128          67.17
2001.....................           61           3,578,872          32.21
                                   ---         -----------          -----
   Total.................          190         $11,111,697         100.00%
                                   ===         ===========         ======

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                 PERCENTAGE OF
                                                               GROUP II LOANS BY
                       NUMBER OF HOME                            CUT-OFF DATE
STATE                       LOANS       CUT-OFF DATE BALANCE        BALANCE
---------------------  --------------   --------------------   -----------------
California ..........         59             $3,485,700            31.37%
Maryland.............         17              1,020,400             9.18
Virginia.............         16                983,813             8.85
Colorado.............         12                660,469             5.94
Florida..............          8                412,013             3.71
Missouri.............          6                387,116             3.48
Washington...........          6                336,142             3.03
Georgia..............          6                334,214             3.01
New York.............          5                323,931             2.92
Illinois.............          4                241,342             2.17
Pennsylvania.........          5                241,093             2.17
Other................         46              2,685,464            24.17
                           ------            ----------           ------
    Total............        190            $11,111,697           100.00%
                           =======           ===========          ======

         The reference to "Other" in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than 2% of the Group II Loans.


                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                          PERCENTAGE OF
                                                                          GROUP II LOANS
                                     NUMBER OF                           BY CUT-OFF DATE
PROPERTY TYPE                        HOME LOANS   CUT-OFF DATE BALANCE        BALANCE
-----------------------------------  ----------   --------------------   ---------------
Single Family Residence ...........    167          $ 9,795,954               88.16%
PUD Detached ......................     17              949,764                8.55
PUD Attached ......................      2              130,864                1.18
Multifamily (2-4 Units)............      2              112,423                1.01
Townhouse/Rowhouse Detached........      1               74,858                0.67
Condominium........................      1               47,835                0.43
                                       ---          -----------              ------
    Total .........................    190          $11,111,697              100.00%
                                       ===          ===========              ======

                       LOAN PURPOSE OF THE GROUP II LOANS

                                                                                  PERCENTAGE OF
                                                                                GROUP II LOANS BY
                                        NUMBER OF HOME                            CUT-OFF DATE
PURPOSE                                      LOANS       CUT-OFF DATE BALANCE        BALANCE
--------------------------------------- --------------   --------------------   -----------------
Debt Consolidation ....................       156           $ 9,091,472               81.82%
Cash ..................................        15               862,819                7.76
Home Improvement/Debt Consolidation ...        10               643,059                5.79
Rate/Term Refinance....................         6               364,859                3.28
Home Improvement.......................         2                94,488                0.85
Other..................................         1                55,000                0.49
                                              ---           -----------              ------
    Total .............................       190           $11,111,697              100.00%
                                              ===           ===========              ======


                       LIEN PRIORITY OF THE GROUP II LOANS

                                                               PERCENTAGE OF
                                                             GROUP II LOANS BY
                            NUMBER OF HOME    CUT-OFF DATE     CUT-OFF DATE
LIEN PRIORITY                    LOANS           BALANCE          BALANCE
--------------------------  --------------    ------------   -----------------
Second Lien ..............       190          $11,111,697         100.00%
                                 ---          -----------         ------
       Total..............       190          $11,111,697         100.00%
                                 ===          ===========         ======


          DEBT-TO-INCOME RATIOS AS OF DATE OF ORIGINATION OF THE GROUP II LOANS

                                                                                 PERCENTAGE OF
                                                                               GROUP II LOANS BY
RANGE OF DEBT-TO-INCOME RATIOS AS OF DATE OF    NUMBER OF HOME   CUT-OFF DATE     CUT-OFF DATE
ORIGINATION OF THE GROUP II LOANS(%)                 LOANS          BALANCE          BALANCE
--------------------------------------------    --------------  -------------   ----------------
 0.00  to   5.00 ...........................          1         $    68,697           0.62%
15.01  to  20.00 ...........................          1              74,876           0.67
20.01  to  25.00 ...........................          2              99,653           0.90
25.01  to  30.00 ...........................          8             417,412           3.76
30.01  to  35.00 ...........................         14             831,840           7.49
35.01  to  40.00 ...........................         41           2,501,636          22.51
40.01  to  45.00 ...........................         47           2,652,511          23.87
45.01  to  50.00 ...........................         76           4,465,071          40.18
                                                    ---         -----------         ------
      Total.................................        190         $11,111,697         100.00%
                                                    ===         ===========         ======

         The weighted average debt-to-income ratio as of the date of origination of the Group II Loans will be approximately 42.32%.

HIGH COST LOANS

         As of the cut-off date, 55.6% and 26.0% of the Group I Loans and Group II Loans, respectively, were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of a High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given or provided in a timely way as required or the mortgage contains certain prohibited loan provisions. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

         Residential Funding Corporation, as seller, will represent and warrant, as of the date of issuance of the notes, that each home loan at the time it was made complied in all material respects with applicable local, state and federal laws. As a result of this representation and warranty, the seller will be required to repurchase or substitute for any home loan that violated the Homeownership Act at the time of origination, if that violation adversely affects the interests of the securityholders or the credit enhancer in that home loan. The seller maintains policies and procedures that are designed to verify that the home loans do not violate the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every home loan complies with the Homeownership Act in all material respects.

         Residential Funding Corporation is opposed to predatory lending practices, as a matter of corporate policy. Residential Funding Corporation maintains policies and procedures that are designed to verify that as to each High Cost Loan,

         o none of the proceeds were used to finance the purchase of single premium credit insurance policies and

         o none of the loans contain prepayment penalties that extend beyond five years after the date of origination.

However, there can be no assurance that these policies and procedures will assure that these requirements are satisfied as to each and every home loan. In addition, Residential Funding Corporation's Servicer Guide requires each subservicer to accurately and fully report its borrower credit files to credit repositories in a timely manner.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations generally similar to the Homeownership Act that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the mortgage loans. In some cases state law may impose requirements and restrictions greater than those in the Homeownership Act. For example, North Carolina has enacted a law effective with respect to residential closed-end loans originated on or after July 1, 2000 that have interest rates, origination costs or prepayment penalties in excess of certain prescribed levels. The originators' failure to comply with any of these laws that are applicable could subject the trust, and other assignees of the home loans, to monetary penalties and could result in the borrowers' rescinding the home loans against either the trust or subsequent holders of the home loans. However, the seller will be required to repurchase or substitute for any home loan that violated any applicable law at the time of origination, if that violation adversely affects the interests of the securityholders or the credit enhancer in that home loan. See "Certain Legal Aspects of the Trust Assets and Related Matters" in the prospectus.


UNDERWRITING STANDARDS

         The following is a brief description of the various underwriting standards and procedures applicable to the home loans.

         In most cases, the underwriting standards of Residential Funding Corporation as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

         Residential Funding Corporation relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

         The underwriting standards require the home loans originated or purchased by Residential Funding Corporation to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

         In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be determined by a statistical valuation or the stated value. The home loans purchased by Residential Funding Corporation and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain as cash a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 50%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

         The underwriting standards of Residential Funding Corporation may be varied in appropriate cases. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

REPRESENTATIONS AND WARRANTIES

         Each person that sold home loans to Residential Funding Corporation made limited representations and warranties regarding the related home loans as of the date they are purchased by Residential Funding Corporation. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the home loan pool and the mortgaged properties is based upon the home loan pool as constituted at the close of business on the business day prior to the cut-off date, except as otherwise noted. Prior to the issuance of the notes, home loans may be removed from the home loan pool as a result of incomplete documentation or otherwise if the depositor deems that removal necessary or appropriate. A limited number of other home loans may be added to the home loan pool prior to the issuance of the notes. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home loan pool as it will be constituted at the time the notes are issued although the range of loan rates and maturities and some other characteristics of the home loans in the home loan pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the notes and will be filed, together with the servicing agreement, the indenture, the trust agreement and the home loan purchase agreement, with the Commission within fifteen days after the initial issuance of the notes. In the event home loans are removed from or added to the home loan pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

                                   THE ISSUER

         The Home Loan Trust 2001-HI2 is a business trust formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

o acquiring and holding the home loans and the other assets of the issuer and related proceeds,

o        issuing the notes and the certificates,

o        making payments on the notes and the certificates, and

o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

         The issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.


                                THE OWNER TRUSTEE

         Wilmington Trust Company is the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment. However, none of the owner trustee, any director, officer or employee of the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.


                              THE INDENTURE TRUSTEE

         The Chase Manhattan Bank is the indenture trustee under the indenture. The principal offices of the indenture trustee are located in New York, New York.


                               THE CREDIT ENHANCER

         The following information has been supplied by Ambac Assurance Corporation, the credit enhancer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters or any of their affiliates as to the accuracy or completeness of the information.

         The credit enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The credit enhancer primarily insures newly-issued municipal and structured finance obligations. The credit enhancer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch have each assigned a triple-A financial strength rating to the credit enhancer.

         The consolidated financial statements of the credit enhancer and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the years in the three-year period ended December 31, 2000 prepared in accordance with accounting principles generally accepted in the United States of America, included in the Current Report on Form 8-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 19, 2001; Commission File Number 1-10777) is hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the credit enhancer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

         The following table sets forth the capitalization of the credit enhancer as of December 31, 1999 and December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                           AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)


                                                                                    DECEMBER 31,    DECEMBER 31,
                                                                                        1999            2000
                                                                                        ----            ----
Unearned premiums..........................................................           $1,442          $1,556
Other liabilities..........................................................              524             581
                                                                                      ------          ------
     Total liabilities.....................................................            1,966           2,137
                                                                                      ------          ------
Stockholder's equity:
     Common Stock..........................................................               82              82
     Additional paid-in capital............................................              752             760
     Accumulated other comprehensive (loss) income.........................             (92)              82
     Retained earnings.....................................................            1,674           2,002
                                                                                      ------          ------
     Total stockholder's equity............................................            2,416           2,926
                                                                                      ------          ------
     Total liabilities and stockholder's equity............................           $4,382          $5,063
                                                                                      ======          ======

         For additional financial information concerning the credit enhancer, see the audited financial statements of the credit enhancer incorporated by reference in this prospectus supplement. Copies of the financial statements of the credit enhancer incorporated by reference and copies of the credit enhancer's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from the credit enhancer. The address of the credit enhancer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The credit enhancer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the credit enhancer and presented under the headings "The Credit Enhancer" and "Description of the Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued under the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

         The notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee under the indenture which will consist of:

         o        the home loans;

         o        all amounts on deposit in the Payment Account;

         o        the policy; and

         o        proceeds of the above.

         The Class A-I Notes correspond primarily to the Group I Loans and the Class A-II Notes correspond primarily to the Group II Loans. The Loan Groups are described in the tables shown under "Description of the Home Loan
Pool--Home Loan Pool Characteristics."

BOOK-ENTRY NOTES

         The notes will initially be issued as book-entry notes. Note owners in the United States may elect to hold their notes through the Depository Trust Company, or DTC, if they are participants in that system, or indirectly through organizations which are participants in that system. Noteholders in Europe may elect to hold their notes through Euroclear or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more securities which equal the aggregate principal amount of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1 in excess of $25,000. Except as described below, no beneficial owner of the notes will be entitled to receive a physical certificate, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be holders as that term is used in the indenture.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Note owners will receive all payments of principal and interest on the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the notes and is required to receive and transmit payments of principal and interest on the notes.

         Participants and indirect participants with whom note owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective note owners. Accordingly, although note owners will not possess physical certificates, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

         Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry notes, may be limited due to the lack of physical certificates for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by noteholders under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, if (a) the indenture trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor, (b) the indenture trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests representing at least a majority of the aggregate note balance of the notes advise DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes and, subsequently, the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

         None of the depositor, the master servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the notes, see Annex I to this prospectus supplement and "Description of the Securities--Form of Securities" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the notes:

         COLLECTION PERIOD--As to any payment date, the calendar month preceding the month of that payment date.

         EXCESS LOSS AMOUNT--As of any payment date, the sum of the following for the related Collection Period:

         o any Liquidation Loss Amounts, other than those described in the next three bullet points, which, when added to the aggregate of the Liquidation Loss Amounts for all preceding Collection Periods, exceed $72,350,262;

         o        any Special Hazard Losses in excess of the Special Hazard
                  Amount;

         o        any Fraud Losses in excess of the Fraud Loss Amount; and

         o        any Extraordinary Losses.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts, however, will be covered by the policy and, in the event payments are not made as required under the policy, the losses will be allocated on a pro rata basis to the notes based on their outstanding note balances.

         FRAUD LOSS AMOUNT--Initially, $11,304,728. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

         o prior to the first anniversary of the cut-off date, an amount equal to 5% of the aggregate of the principal balances of the home loans as of the cut-off date minus the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses up to the date of determination;

         o from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 3% of the aggregate of the principal balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

         o from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 2% of the aggregate of the principal balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

         GROUP I LOANS--The home loans that correspond primarily to the Class A-I Notes as further described in "Description of The Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement.

         GROUP II LOANS--The home loans that correspond primarily to the Class A-II Notes as further described in "Description of The Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement.

         INTEREST COLLECTIONS--As to any payment date, an amount equal to the sum of:

         o the portion allocable to interest of all scheduled monthly payments on the home loans received during the related Collection Period, minus the servicing fees and expenses of the trust;

         o the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that Collection Period;

         o the interest portion of the repurchase price for any deleted home loans and the interest portion of the cash purchase price paid in connection with any optional purchase of the home loans by the master servicer; and

         o any proceeds and recoveries on a home loan received during the related Collection Period, net of administrative fees, after it becomes a Liquidated Home Loan.

         LIQUIDATED HOME LOAN--As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. In addition, the master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

         LIQUIDATION LOSS AMOUNT--With respect to any payment date and any home loan that became a Liquidated Home Loan during the related Collection Period, the unrecovered portion of the principal balance of that home loan at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied to reduce the principal balance of that home loan.

         LIQUIDATION LOSS DISTRIBUTION AMOUNT--As to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the home loans on the payment date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining unpaid from any preceding payment date, to the extent not reflected on such preceding payment date by a reduction of the Outstanding Reserve Amount.

         NET LIQUIDATION PROCEEDS--As to any Liquidated Home Loan, the proceeds, excluding amounts drawn on the policy or paid in connection with the limited reimbursement agreement, received in connection with the liquidation of the home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the proceeds that exceed the principal balance of the home loan at the end of the Collection Period immediately preceding the Collection Period in which the home loan became a Liquidated Home Loan.

         NOTIONAL AMOUNT -- With respect to the Class A-IO Notes and any payment date, $22,600,000. References in this prospectus supplement to the Notional Amount are used solely for certain calculations and do not represent the right of the Class A-IO Notes to receive payments allocable to principal.

         OUTSTANDING RESERVE AMOUNT--With respect to any payment date, the amount, if any, by which the pool balance, after applying payments received in the related Collection Period, exceeds the aggregate note balance of the notes, other than the Class A-IO Notes, on the payment date, after application of Principal Collections for that date. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be distributed, if available, from any excess Interest Collections for that payment date. Any Liquidation Loss Amounts not so covered will be covered by draws on the policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances.

         To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the policy as required, a noteholder may incur a loss.

         PRINCIPAL COLLECTION DISTRIBUTION AMOUNT--As to any payment date, the total Principal Collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         PRINCIPAL COLLECTIONS--As to any payment date, an amount equal to the sum of:

         o the principal portion of all scheduled monthly payments on the home loans received in the related Collection Period; and

         o all unscheduled collections, including full and partial mortgagor prepayments on the home loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home loans, received or deemed received during the related Collection Period, to the extent the amounts are allocable to principal.

         RESERVE AMOUNT TARGET--As to any payment date prior to the Stepdown Date, an amount equal to 2.00% of the aggregate cut-off date pool balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b) 4.00% of the aggregate pool balance after applying payments received in the related Collection Period, but not lower than $1,130,473, which is 0.50% of the aggregate cut-off date pool balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met. In addition, the Reserve Amount Target may be reduced with the prior written consent of the credit enhancer and notice to the rating agencies.

         RESERVE INCREASE AMOUNT--As to any payment date, other than the payment date in April 2001, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target, and as to the payment date in April 2001, an amount equal to zero.

         SPECIAL HAZARD AMOUNT--Initially, $2,260,946. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

         STEPDOWN DATE--The later of:

         o        the payment date in April 2004, and

         o the payment date on which the pool balance after applying payments received in the related Collection Period is less than 50% of the aggregate cut-off date pool balance.

PAYMENTS

         Payments on the notes will be made by the indenture trustee or the paying agent beginning in April 2001 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the last day of the prior calendar month. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in the prospectus. Payments will be made by check or money order mailed to the address of the person which appears on the security register, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry notes, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will be made on the notes on each payment date at the related note rate. The note rate for the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes, Class A-I-7 Notes, and Class A-II Notes will be 5.42%, 5.34%, 5.67%, 5.97%, 6.19%, 6.52%, 6.94% and 6.40% per annum, respectively; provided, however, that the note rate on the Class A-I-7 Notes and Class A-II Notes will increase by 0.50% per annum on the payment date following the first payment date on which the master servicer can exercise its option to purchase the home loans from the trust as described in "--Maturity and Optional Redemption" in this prospectus supplement. The note rate for the Class A-IO Notes will be 10% per annum through the 30th payment date, and 0% per annum thereafter.

         Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for any payment date for each class of notes will be the calendar month preceding the month in which the related payment date occurs. Interest for each class of notes will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the policy.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, other than the payment date in April 2026, principal payments will be due and payable on the notes, other than the Class A-IO Notes, in a total amount equal to the aggregate of the following:

         o        the Principal Collection Distribution Amount,

         o        the Reserve Increase Amount,

         o        the Liquidation Loss Distribution Amount and

         o any amount drawn on the policy or paid to the trustee on behalf of the credit enhancer under the limited reimbursement agreement in respect of principal for that payment date.

These amounts will be distributed concurrently to (a) the Class A-I Notes in the aggregate and (b) the Class A-II Notes, in each case allocated in proportion to the percentage of the Principal Collections derived from the related loan group for that payment date, until the note balances of the Class A-I Notes in the aggregate or Class A-II Notes have been reduced to zero. In addition, once the note balances of the notes related to a loan group have been reduced to zero, principal payments in respect of that loan group will be distributed to the remaining class or classes of Class A Notes related to the other loan group until their note balances have been reduced to zero. All distributions to the Class A-I Notes will be allocated among the Class A-I Notes in accordance with the priorities described in the next section. On the payment date in April 2026, principal will be due and payable on each class of notes in amounts equal to the related note balance, if any. In no event will principal payments on any class of notes on any payment date exceed the related note balance on that date.

ALLOCATION OF PAYMENTS ON THE HOME LOANS

         The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit Principal Collections and Interest Collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

         On each payment date, Principal Collections and Interest Collections will be allocated from the Payment Account in the following order of priority:

         o FIRST, to pay accrued interest due on the note balance of the notes, or, in the case of the Class A-IO Notes, on the Notional Amount thereof;

         o SECOND, to pay as principal on the notes, other than the Class A-IO Notes, an amount equal to the Principal Collection Distribution Amount for that payment date;

         o THIRD, to pay as principal on the notes, other than the Class A-IO Notes, an amount equal to the Liquidation Loss Distribution Amount for that payment date;

         o FOURTH, to pay, pro rata, the credit enhancer the premium for the policy, along with any previously unpaid premiums for the policy with interest, and any payments in connection with the limited reimbursement agreement;

         o FIFTH, to reimburse the credit enhancer for prior draws made on the policy, other than those attributable to Excess Loss Amounts or amounts which are required to be paid to the credit enhancer or to the trust pursuant to the limited reimbursement agreement described in this prospectus supplement, with interest;

         o SIXTH, to pay as principal on the notes, other than the Class A-IO Notes, an amount equal to the Reserve Increase Amount for that payment date;

         o SEVENTH, to pay the credit enhancer any other amounts owed under the insurance agreement; and

         o EIGHTH, to pay any remaining amounts to the holders of the certificates.

         Any payments of principal allocable to the Class A-I Notes shall be paid to the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-I-5 Notes, Class A-I-6 Notes and Class A-I-7 Notes, in that order, in each case until the outstanding note balance of each of these notes has been reduced to zero.

         Any payments of principal allocable to the Class A-II Notes shall be paid to the Class A-II Notes until the outstanding note balance of the Class A-II Notes is reduced to zero.

THE PAYING AGENT

         The paying agent shall initially be the indenture trustee, together with any successor. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

         Each class of notes will be payable in full on the payment date in April 2026, in each case to the extent of any accrued and unpaid interest and the outstanding note balance on that date, if any. In addition, a payment may be made in partial or full redemption of the notes upon the exercise by the master servicer of its option to purchase all or a portion of the home loans and related assets. This option may be exercised on any payment date on which the aggregate principal balance of the home loans, after applying payments received in the related Collection Period, is reduced to an amount less than $22,609,457, which is 10% of the aggregate cut-off date pool balance. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and any accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs together with all amounts due and owing to the credit enhancer. In addition, if the notes are redeemed prior to the payment date in September 2003, the Class A-IO Notes will be entitled to receive their adjusted issue price, which will be approximately equal to the present value of the remaining payments on the Class A- IO Notes, using a discount rate equal to the discount rate reflected in the price paid by the initial purchaser of the Class A-IO Notes on the closing date.

         In the event that a portion of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate principal balances of the home loans so purchased and any accrued and unpaid interest at the weighted average of the related loan rates on the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the credit enhancer in connection with the home loans so purchased. Any purchase will be subject to satisfaction of conditions specified in the servicing agreement, including:

         o the master servicer shall have delivered to the indenture trustee a home loan schedule containing a list of all home loans remaining in the trust after removal;

         o the master servicer shall represent and warrant that no selection procedures reasonably believed by the master servicer to be adverse to the interests of the securityholders or the credit enhancer were used by the master servicer in selecting the home loans so purchased; and

         o each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes without regard to the policy.

                            DESCRIPTION OF THE POLICY

         On the closing date, the credit enhancer will issue the policy in favor of the indenture trustee on behalf of the issuer. The policy will unconditionally and irrevocably guarantee specified payments on the notes equal to the sum of:

         o the amount by which accrued interest on the notes at the related note rates on each payment date exceeds the amount on deposit in the Payment Account on each payment date less the Principal Collection Distribution Amount for each payment date,

         o any Liquidation Loss Amount, other than any Excess Loss Amount, for each payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount, and

         o        any Excess Loss Amount for each payment date.

Notwithstanding the foregoing, the amount of the draw under the policy will be reduced by any amount paid directly to the trust under the limited reimbursement agreement described in the second following paragraph. The policy does not cover the adjusted issue price payable to the holders of the Class A-IO Notes if those notes are redeemed prior to the payment date in September 2003. Under the terms of the indenture, draws under the policy relating to any Liquidation Loss Amount will be paid to the notes, other than the Class A-IO Notes, by the paying agent, as principal, to the extent the notes would have been paid that amount. In addition, a draw will be made on the policy to cover some shortfalls in amounts allocable to the noteholders following the sale, liquidation or other disposition of the assets of the trust in connection with the liquidation of the trust's assets as permitted under the indenture following an event of default under the indenture. In addition, the policy will guarantee the payment of the outstanding note balance of each note on the payment date in April 2026. In the absence of payments under the policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The credit enhancer has entered into a limited reimbursement agreement whereby some amounts otherwise payable under the policy will be reimbursed to the credit enhancer, or if directed by the credit enhancer, will be paid directly to the trust by a third party. The trust is not a party to the limited reimbursement agreement and has no rights with respect to it. In the event those amounts are not paid to the trust under the limited reimbursement agreement, the credit enhancer will nevertheless remain obligated to make all payments required to be made under the policy as described in this section.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields on the notes may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of principal prepayments on the home loans by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

         The rate and timing of principal payments on and the weighted average lives of the Class A-I Notes and Class A-II Notes will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the Group I Loans and Group II Loans, respectively. However, as a result of the cash flow provisions described in this prospectus supplement, Interest Collections from one loan group may be applied to cover principal losses and build overcollateralization in the other loan group. In addition, once the note balances of the notes related to a loan group have been reduced to zero, principal payments in respect of the loan group will be distributed to the remaining class or classes of Class A Notes, other than the Class A-IO Notes, related to the other loan group until their note balances have been reduced to zero.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor in the notes, other than the Class A-IO Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as further described in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the notes, other than the Class A-IO Notes.

         The home loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge. See "Description of the Home Loan Pool" in this prospectus supplement. In addition, as described under "Description of the Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement, some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans. See "Yield and Prepayment Considerations" in the prospectus.

         Prepayments, liquidations and repurchases of the home loans will result in distributions to holders of the notes, other than the Class A-IO Notes, of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

         The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Increase Amount is used to accelerate payments of principal on the notes, other than the Class A-IO Notes, or the Reserve Amount Target is reduced. The amount of the Reserve Increase Amount paid to the notes, other than the Class A-IO Notes, on any payment date will be affected by, among other things, delinquencies on the home loans. See "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement.

         The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus.

         Because the loan rates on the home loans and the note rates on the notes are fixed as set forth under "Description of the Securities--Interest Payments on the Notes" in this prospectus supplement, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

         In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes and the related note rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if notes are purchased at a premium and principal distributions on the notes, other than the Class A-IO Notes, occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield and Prepayment Considerations" in the prospectus.

         The Class A-I Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the home loans early in the life of the home loan pool. The timing of commencement of principal distributions and the weighted average lives of Class A-I Notes with a later priority of payment will be affected by the rates of prepayment of the home loans both before and after the commencement of principal distributions on those classes.

         FINAL SCHEDULED PAYMENT DATES: Using the structuring assumptions and assuming a 0% prepayment assumption, no losses or delinquencies on the home loans, and that on each payment date the Reserve Amount Target is always 0% of the aggregate cut-off date pool balance, the final scheduled payment date on each class of notes other than the Class A-I-7 Notes and Class A-II Notes will be as follows:

         o        for the Class A-I-1 Notes, the payment date in July 2009;

         o        for the Class A-I-2 Notes, the payment date in December 2011;

         o        for the Class A-I-3 Notes, the payment date in June 2014;

         o        for the Class A-I-4 Notes, the payment date in May 2015;

         o        for the Class A-I-5 Notes, the payment date in July 2017;

         o        for the Class A-I-6 Notes, the payment date in September 2020;
                  and

         o        for the Class A-IO Notes, the payment date in September 2003.

         The final scheduled payment date with respect to the Class A-I-7 Notes and Class A-II Notes will be April 25, 2026 which is the payment date immediately following the latest scheduled maturity date for any home loan in the related loan group.

         Due to losses and prepayments on the home loans, the final scheduled payment date on each class of notes may be substantially earlier than the dates indicated in the preceding two paragraphs. In addition, the actual final payment date may be later than the final scheduled payment date, except with respect to the Class A-IO Notes, Class A-I-7 Notes and Class A-II Notes.

         WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the amount of any Reserve Increase Amount paid to the Notes, other than the Class A-IO Notes, and the rate at which principal on the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

         The tables below have been prepared on the basis of specific assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under "Description of the Home Loan Pool" in this prospectus supplement and the performance of the home loans. The tables assume, among other things, that:

         o The Group I Loans consist of five groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:

                                                                             ORIGINAL           REMAINING
                                                                           AMORTIZATION        AMORTIZATION
                     AGGREGATE                          LOAN RATE NET OF       TERM                TERM
  GROUP          PRINCIPAL BALANCE       LOAN RATE       SERVICING FEES      (MONTHS)            (MONTHS)
  -----          -----------------       ---------       --------------      --------            --------
   I-1           $    345,328.90           12.152%           11.572%           360                 357
   I-2              7,790,454.20           13.884            13.304            115                 115
   I-3             82,893,638.15           13.813            13.233            180                 179
   I-4             32,927,673.21           13.875            13.295            240                 239
   I-5             91,025,776.94           13.914            13.334            300                 299

         o the first group above consists of balloon loans with a remaining term to stated maturity of 177 months;

         o The Group II Loans consist of four groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:



                                                                             ORIGINAL           REMAINING
                                                                           AMORTIZATION        AMORTIZATION
                     AGGREGATE                          LOAN RATE NET OF       TERM                TERM
  GROUP          PRINCIPAL BALANCE       LOAN RATE       SERVICING FEES      (MONTHS)            (MONTHS)
  -----          -----------------       ---------       --------------      --------            --------
   II-1          $   137,012.85            12.920%           12.340%            111                109
   II-2            3,240,313.09            13.393            12.813             179                177
   II-3            1,675,597.10            13.438            12.858             240                239
   II-4            6,058,773.97            13.519            12.939             300                298


         In addition, the following assumptions apply to the Group I Loans and Group II Loans:

         o the scheduled monthly payment for each home loan has been based on its outstanding principal balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

         o none of the seller, the master servicer or the depositor will repurchase any home loan, as described under "Description of the Securities--Assignment of the Trust Assets" and "--Representations Relating to Loans" in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the tables;

         o there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

         o there is no prepayment interest shortfall or any other interest shortfall in any month;

         o the home loans, including the simple interest home loans, pay on the basis of a 30-day month and a 360-day year;

         o payments on the notes will be received on the 25th day of each month, commencing in April 2001;

         o the expenses described under "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement will be paid out of the trust, and there are no additional ongoing trust expenses payable out of the trust; and

         o        the notes will be purchased on March 28, 2001.

This list of assumptions is referred to as the structuring assumptions.

         The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity and mortgage rates of the home loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining terms to maturity and weighted average loan rate of the home loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, other than the Class A-IO Notes, and list the percentage of the initial note balance of the notes, other than the Class A-IO Notes, that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

            PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                              CLASS A-I-1                                    CLASS A-I-2
                                              -----------                                    -----------

PAYMENT DATE                       0%     50%     75%    100%   125%     150%      0%    50%    75%    100%    125%    150%
------------                       --     ---     ---    ----   ----     ----      --    ---    ---    ----    ----    ----
Initial Percentage........       100%    100%    100%    100%   100%     100%    100%   100%   100%    100%    100%   100%
March 2002................        83      64      54      44     34       24     100    100    100     100     100     100
March 2003................        75      22       0       0      0        0     100    100     92      45       0       0
March 2004................        66       0       0       0      0        0     100     66      0       0       0       0
March 2005................        56       0       0       0      0        0     100      0      0       0       0       0
March 2006................        44       0       0       0      0        0     100      0      0       0       0       0
March 2007................        30       0       0       0      0        0     100      0      0       0       0       0
March 2008................        14       0       0       0      0        0     100      0      0       0       0       0
March 2009................         0       0       0       0      0        0      92      0      0       0       0       0
March 2010................         0       0       0       0      0        0      53      0      0       0       0       0
March 2011................         0       0       0       0      0        0      11      0      0       0       0       0
March 2012................         0       0       0       0      0        0       0      0      0       0       0       0
March 2013................         0       0       0       0      0        0       0      0      0       0       0       0
March 2014................         0       0       0       0      0        0       0      0      0       0       0       0
March 2015................         0       0       0       0      0        0       0      0      0       0       0       0
March 2016................         0       0       0       0      0        0       0      0      0       0       0       0
March 2017................         0       0       0       0      0        0       0      0      0       0       0       0
March 2018................         0       0       0       0      0        0       0      0      0       0       0       0
March 2019................         0       0       0       0      0        0       0      0      0       0       0       0
March 2020................         0       0       0       0      0        0       0      0      0       0       0       0
March 2021................         0       0       0       0      0        0       0      0      0       0       0       0
March 2022................         0       0       0       0      0        0       0      0      0       0       0       0
March 2023................         0       0       0       0      0        0       0      0      0       0       0       0
March 2024................         0       0       0       0      0        0       0      0      0       0       0       0
March 2025................         0       0       0       0      0        0       0      0      0       0       0       0
March 2026................         0       0       0       0      0        0       0      0      0       0       0       0
Weighted Average Life
to Maturity in Years......         4.2     1.3     1.1     0.9    0.8      0.7     9.1    3.3    2.5     2.0     1.7     1.5

                                                CLASS A-I-3
                                                -----------

PAYMENT DATE                       0%     50%     75%   100%    125%    150%
------------                       --     ---     ---   ----    ----    ----
Initial Percentage........       100%     100%   100%   100%    100%    100%
March 2002................       100      100    100    100     100     100
March 2003................       100      100    100    100     100      66
March 2004................       100      100     96     46       0       0
March 2005................       100       98     32      0       0       0
March 2006................       100       49      0      0       0       0
March 2007................       100        4      0      0       0       0
March 2008................       100        0      0      0       0       0
March 2009................       100        0      0      0       0       0
March 2010................       100        0      0      0       0       0
March 2011................       100        0      0      0       0       0
March 2012................        76        0      0      0       0       0
March 2013................        38        0      0      0       0       0
March 2014................         0        0      0      0       0       0
March 2015................         0        0      0      0       0       0
March 2016................         0        0      0      0       0       0
March 2017................         0        0      0      0       0       0
March 2018................         0        0      0      0       0       0
March 2019................         0        0      0      0       0       0
March 2020................         0        0      0      0       0       0
March 2021................         0        0      0      0       0       0
March 2022................         0        0      0      0       0       0
March 2023................         0        0      0      0       0       0
March 2024................         0        0      0      0       0       0
March 2025................         0        0      0      0       0       0
March 2026................         0        0      0      0       0       0
Weighted Average Life
to Maturity in Years......        11.7      5.0    3.8    3.0     2.5     2.2

-------
       The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions. THIS TABLE HAS BEEN PREPARED BASED UPON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.
*      Indicates a number that is greater than zero but less than 0.5%.

            PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                              CLASS A-I-4                                    CLASS A-I-5
                                              -----------                                    -----------

PAYMENT DATE                       0%     50%     75%    100%   125%     150%      0%    50%    75%    100%    125%    150%
------------                       --     ---     ---    ----   ----     ----      --    ---    ---    ----    ----    ----
Initial Percentage........       100%    100%    100%    100%   100%     100%    100%   100%   100%    100%    100%   100%
March 2002................       100     100     100     100    100      100     100    100    100     100     100     100
March 2003................       100     100     100     100    100      100     100    100    100     100     100     100
March 2004................       100     100     100     100    100       13     100    100    100     100     100     100
March 2005................       100     100     100      45      0        0     100    100    100     100      59       0
March 2006................       100     100      49       0      0        0     100    100    100      47       0       0
March 2007................       100     100       0       0      0        0     100    100     64       0       0       0
March 2008................       100      22       0       0      0        0     100    100      4       0       0       0
March 2009................       100       0       0       0      0        0     100     61      0       0       0       0
March 2010................       100       0       0       0      0        0     100      9      0       0       0       0
March 2011................       100       0       0       0      0        0     100      0      0       0       0       0
March 2012................       100       0       0       0      0        0     100      0      0       0       0       0
March 2013................       100       0       0       0      0        0     100      0      0       0       0       0
March 2014................        89       0       0       0      0        0     100      0      0       0       0       0
March 2015................         0       0       0       0      0        0      93      0      0       0       0       0
March 2016................         0       0       0       0      0        0      20      0      0       0       0       0
March 2017................         0       0       0       0      0        0       0      0      0       0       0       0
March 2018................         0       0       0       0      0        0       0      0      0       0       0       0
March 2019................         0       0       0       0      0        0       0      0      0       0       0       0
March 2020................         0       0       0       0      0        0       0      0      0       0       0       0
March 2021................         0       0       0       0      0        0       0      0      0       0       0       0
March 2022................         0       0       0       0      0        0       0      0      0       0       0       0
March 2023................         0       0       0       0      0        0       0      0      0       0       0       0
March 2024................         0       0       0       0      0        0       0      0      0       0       0       0
March 2025................         0       0       0       0      0        0       0      0      0       0       0       0
March 2026................         0       0       0       0      0        0       0      0      0       0       0       0
Weighted Average Life
to Maturity in Years......        13.4     6.7     5.0     4.0    3.3      2.8    14.7    8.2    6.3     5.0     4.1     3.5

                                                CLASS A-I-6
                                                -----------

PAYMENT DATE                       0%     50%     75%   100%    125%    150%
------------                       --     ---     ---   ----    ----    ----
Initial Percentage........       100%     100%   100%   100%    100%    100%
March 2002................       100      100    100    100     100     100
March 2003................       100      100    100    100     100     100
March 2004................       100      100    100    100     100     100
March 2005................       100      100    100    100     100      97
March 2006................       100      100    100    100      78      27
March 2007................       100      100    100     80      21       0
March 2008................       100      100    100     31       0       0
March 2009................       100      100     59      0       0       0
March 2010................       100      100     19      0       0       0
March 2011................       100       69      0      0       0       0
March 2012................       100       34      0      0       0       0
March 2013................       100        *      0      0       0       0
March 2014................       100        0      0      0       0       0
March 2015................       100        0      0      0       0       0
March 2016................       100        0      0      0       0       0
March 2017................        95        0      0      0       0       0
March 2018................        70        0      0      0       0       0
March 2019................        41        0      0      0       0       0
March 2020................         8        0      0      0       0       0
March 2021................         0        0      0      0       0       0
March 2022................         0        0      0      0       0       0
March 2023................         0        0      0      0       0       0
March 2024................         0        0      0      0       0       0
March 2025................         0        0      0      0       0       0
March 2026................         0        0      0      0       0       0
Weighted Average Life
to Maturity in Years......        17.7     10.6    8.3    6.7     5.5     4.7

-------
       The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions. THIS TABLE HAS BEEN PREPARED BASED UPON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.
*      Indicates a number that is greater than zero but less than 0.5%.

            PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                              CLASS A-I-7                                     CLASS A-II
                                              -----------                                     ----------

PAYMENT DATE                       0%     50%     75%    100%   125%     150%      0%    50%    75%    100%    125%    150%
------------                       --     ---     ---    ----   ----     ----      --    ---    ---    ----    ----    ----
Initial Percentage........       100%    100%    100%    100%   100%     100%    100%   100%   100%    100%    100%    100%
March 2002................       100     100     100     100    100      100      97     92     90      88      86      83
March 2003................       100     100     100     100    100      100      96     84     79      73      68      63
March 2004................       100     100     100     100    100      100      94     76     68      61      54      48
March 2005................       100     100     100     100    100      100      92     69     59      50      43      36
March 2006................       100     100     100     100    100      100      90     62     51      42      34      27
March 2007................       100     100     100     100    100       86      88     56     44      35      27      21
March 2008................       100     100     100     100     87       64      85     50     38      29      21      15
March 2009................       100     100     100      95     68       47      82     45     32      23      17      11
March 2010................       100     100     100      76     52       34      79     39     28      19      13       8
March 2011................       100     100      92      61     39       24      75     35     23      15      10       6
March 2012................       100     100      76      48     29       17      71     30     20      12       7       4
March 2013................       100     100      62      37     21        2      66     26     16      10       5       3
March 2014................       100      83      50      28     15        7      60     22     13       7       4       2
March 2015................       100      67      38      20     10        4      54     18     10       5       3       1
March 2016................       100      52      28      14      6        2      48     15      8       4       2       *
March 2017................       100      45      22      11      4        1      45     13      6       3       1       *
March 2018................       100      37      18       8      3        *      41     11      5       2       1       0
March 2019................       100      30      14       5      1        0      37      9      4       1       *       0
March 2020................       100      24      10       3      *        0      32      7      3       1       0       0
March 2021................        85      17       7       2      0        0      26      5      2       *       0       0
March 2022................        72      13       5       1      0        0      22      4      1       *       0       0
March 2023................        57       9       3       0      0        0      18      3      1       0       0       0
March 2024................        40       5       1       0      0        0      12      1      *       0       0       0
March 2025................        19       1       0       0      0        0       6      *      0       0       0       0
March 2026................         0       0       0       0      0        0       0      0      0       0       0       0
Weighted Average Life
to Maturity in Years......        22.3    16.4    13.8    11.6    9.9      8.5    14.7    8.3    6.5     5.3     4.5     3.8
Weighted Average Life
to Call in Years**........        21.9    15.1    12.5    10.5    8.8      7.6    14.6    7.9    6.2     5.0     4.2     3.6

-------
       The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of note balance by the number of years from the date of issuance of the note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions. THIS TABLE HAS BEEN PREPARED BASED UPON THE STRUCTURING ASSUMPTIONS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS. THIS TABLE SHOULD BE READ IN CONJUNCTION WITH THESE STRUCTURING ASSUMPTIONS.
*      Indicates a number that is greater than zero but less than 0.5%.
** Assumes an optional termination is exercised on the first payment date when the aggregate pool balance is less than 10% of the aggregate cut-off date pool balance.

CLASS A-IO NOTES YIELD CONSIDERATIONS

         The Class A-IO Notes will receive payments of interest on the first thirty payment dates, and will not receive any payments thereafter. However, if as a result of an extremely rapid rate of prepayments, the master servicer is able to exercise and exercises its option to terminate the trust as described under "--Maturity and Optional Redemption" in this prospectus supplement and such action results in the retirement of the notes prior to the payment date in September 2003, then the holders of the Class A-IO Notes will receive fewer than the thirty distributions of interest that they would otherwise have been entitled to receive, although they will receive the adjusted issue price as an additional payment, as described herein under "--Maturity and Optional Redemption."

                 DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

         The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of March 1, 2001 between the seller and the depositor. The following summary describes the primary terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

PURCHASE OF HOME LOANS

         Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans and the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of their face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

         The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant with respect to the home loans that, among other things:

         o the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and

         o immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

         The seller will also represent and warrant that, among other things, as of the closing date:

         o the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

         o the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

         The benefit of the representations and warranties made by the seller will be assigned to the indenture trustee.

         Within 90 days of the closing date, Wells Fargo Bank Minnesota, N.A., the custodian, will review or cause to be reviewed the home loans and the related documents. If any home loan or related document is found to be missing or defective, and the defect or omission materially and adversely affects the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the credit enhancer in the home loan and the defect is not cured within 90 days following notification of the defect or omission to the seller and the trust by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the home loan required to be removed from the trust. Any removed home loan is referred to as a deleted loan. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

         As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the principal balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the principal balance of the related deleted loan to be removed from the trust over the principal balance of the eligible substitute loan.

         An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

         o have an outstanding principal balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate principal balance, not in excess of the principal balance relating to the deleted loan;

         o have a loan rate no lower than and not more than 1% in excess of the loan rate of the deleted loan;

         o have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

         o have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the deleted loan;

         o comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

         o be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

         o        satisfy other conditions specified in the indenture.

         In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement and the breach is not cured by the seller within the time provided in the home loan purchase agreement.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes terms of the servicing agreement, dated as of March 28, 2001 among the trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

THE MASTER SERVICER

         Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will be responsible for master servicing the home loans under the servicing agreement.
Residential Funding Corporation will also be responsible for servicing the home loans in accordance with its servicing guide directly or through one or more subservicers. Responsibilities of Residential Funding Corporation will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the indenture trustee and the owner trustee to accommodate payments to securityholders. For a general description of Residential Funding Corporation and its activities, see "The Home Loan Pool--Residential Funding Corporation" in this prospectus supplement and "Residential Funding Corporation" in the prospectus.

         In addition, Residential Funding Corporation will undertake collection activity and default management of the home loans, if such home loans become delinquent. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home loans.

         For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding Corporation's business judgment, changes in Residential Funding Corporation's portfolio of home loans of the types included in the home loan pool that it services for its clients and applicable laws and regulations, and other considerations.

THE SUBSERVICERS

         Primary servicing for the home loans will initially be provided by GMAC Mortgage Corporation under a subservicing agreement with the master servicer. On or about March 31, 2001, the primary servicing of the home loans will be transferred to HomeComings Financial Network, Inc., or HomeComings, an affiliate of the depositor and the master servicer.

         HomeComings' executive offices are located at 2711 North Haskell, Suite 900, Dallas, Texas 75204.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

         The following tables summarize the delinquency and loss experience of the master servicer for all loans originated or acquired by the master servicer under its home equity 125 loan program. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home loans will be similar to that set forth in the tables below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the master servicer's home equity 125 loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the home equity 125 loans serviced for each period would be higher than those shown if some of the home loans were artificially isolated at a point in time and the information showed the activity only as to those home equity 125 loans.

         There can be no assurance that the delinquency experience set forth in the tables below will be representative of the results that may be experienced by the home loans serviced by the initial subservicers.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.



              HOME EQUITY 125 LOAN PORTFOLIO DELINQUENCY EXPERIENCE



                                      AT DECEMBER 31, 1998            AT DECEMBER 31, 1999            AT DECEMBER 31, 2000
                                      --------------------            --------------------            --------------------
                                  BY NO. OF   BY DOLLAR AMOUNT    BY NO. OF       BY DOLLAR       BY NO. OF  BY DOLLAR AMOUNT
                                    LOANS         OF LOANS          LOANS      AMOUNT OF LOANS      LOANS        OF LOANS
                                    -----         --------          -----      ---------------      -----        --------
Total Active Portfolio..........   21,801     $ 766,661,924         72,221     $2,563,539,307     123,200    $ 4,461,650,861
Total Portfolio (Fund Amt)......   23,615     $ 839,480,133         77,912     $2,802,042,641     138,099    $ 5,090,914,390
Period of Delinquency
   30-59 days...................      205     $   6,352,595            392     $   12,851,232         898    $    29,501,601
   60-89 days...................       45     $   1,496,715            180     $    5,815,745         420    $    14,434,210
   90+ days.....................      200     $   6,720,291            442     $   15,337,068       1,323    $    44,993,236
Total Delinquent Loans..........      450     $  14,569,601          1,014     $   34,004,046       2,641    $    88,929,047
Percent of Portfolio............     2.06%             1.90%          1.40%              1.33%       2.14%              1.99%
Completed Foreclosures..........        0     $         ---              1     $       56,774           6    $       224,408
Foreclosure    %................     0.00%             0.00%          0.00%              0.00%       0.00%              0.00%
Completed Chargeoffs............       56     $   1,651,587            343     $   10,229,167       1,278    $    39,560,929
Chargeoff    %..................     0.24%             0.20%          0.44%              0.37%       0.93%              0.78%
App./Pending Foreclosures.......        6     $     268,086             10     $      346,072          30    $     1,076,904
App./Pending Foreclosure    %...     0.03%             0.03%          0.01%              0.01%       0.02%              0.02%
App./Pending Chargeoffs.........       71     $   2,146,794            275     $    8,831,539         459    $    14,787,626
App./Pending Chargeoff    %.....     0.33%             0.28%          0.38%              0.34%       0.37%              0.33%

         Because collection activity and default management of the home loans subserviced by GMAC Mortgage Corporation will be transferred to Residential Funding Corporation immediately upon delinquency, the loss and delinquency experience of GMAC Mortgage Corporation is not relevant to this transaction and is therefore not included in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each home loan is payable out of the interest payments on the home loan. The servicing fee as of the cut-off date for each home loan will be 0.58% per annum of the outstanding principal balance of the home loan. The Servicing Fees consist of (a) servicing compensation payable to the master servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the subservicers, including the compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer. The primary compensation to be paid to the master servicer relating to its master servicing activities will be 0.08% per annum of the outstanding principal balance of each home loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus for information regarding other possible compensation to the master servicer and the subservicers and for information regarding expenses payable by the master servicer.

PRINCIPAL AND INTEREST COLLECTIONS

         The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received on or after the cut-off date. The Custodial Account shall be an Eligible Account. On each determination date, which is the 20th day of each month, or if that day is not a business day, the following business day, the master servicer will notify the paying agent and the indenture trustee of the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day following the determination date.

         Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the notes.

         The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

         o on the business day prior to each payment date, to the Payment Account, an amount equal to Principal Collections and Interest Collections for the preceding Collection Period; and

         o to pay to itself or the seller various reimbursement amounts and other amounts as provided in the servicing agreement.

         All collections on the home loans will generally be allocated in accordance with the mortgage notes between Principal Collections and Interest Collections. As to unscheduled collections, the master servicer may elect to treat the amounts as included in Principal Collections and Interest Collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "Description of the Securities--Principal Payments on the Notes," any amount for which the election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to the notes.

RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

         The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under limited circumstances if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

         The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that specified conditions in the servicing agreement are met.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

         The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the home loans and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Servicing and Administration of Trust Assets" in the prospectus.

OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

         Under the servicing agreement, the master servicer will have the option to repurchase from the trust any home loan which is 60 days or more delinquent at a purchase price equal to its principal balance plus accrued interest.


                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

         The following summary describes the primary terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE TRUST FUND

         Simultaneously with the issuance of the notes, the issuer will pledge the assets of the trust to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.

REPORTS TO HOLDERS

         The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

         o the amount of principal payable on the payment date to the holders of securities;

         o the amount of interest payable on the payment date to the holders of securities;

         o the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

         o Principal Collections and Interest Collections for the related Collection Period;

         o the aggregate principal balance of the home loans as of the end of the preceding Collection Period;

         o the Outstanding Reserve Amount as of the end of the related Collection Period; and

         o the amount paid, if any, under the policy and the limited reimbursement agreement for the payment date.

         In the case of information furnished under the first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

CERTAIN COVENANTS

         The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

         o the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture,

         o no event of default shall have occurred and be continuing immediately after the merger or consolidation,

         o the issuer has received consent of the credit enhancer and has been advised that the ratings of the securities, without regard to the policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation,

         o any action that is necessary to maintain the lien and security interest created by the indenture is taken,

         o the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder, and

         o the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

The issuer will not, among other things:

         o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer,

         o claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer,

         o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any of its interest or the proceeds of its assets.

The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority of the outstanding notes and the credit enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the credit enhancer, however, no supplemental indenture will:

         o change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

         o impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

         o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

         o modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

         o permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the credit enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity, correcting any error, or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture or in this prospectus supplement.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Thacher Proffitt & Wood, counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness and the issuer, as created under the terms and conditions of the trust agreement, will not be classified as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, a corporation or a taxable mortgage pool under Section 7701(i) of the Internal Revenue Code.

         For federal income tax purposes, the Class A-IO Notes will, and the other classes of notes will not, be treated as having been issued with "original issue discount," as described in the prospectus. See "Material Federal Income Tax Consequences" in the prospectus.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the home loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the home loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--" in the prospectus.

         The Internal Revenue Service has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a noteholder, the amount of original issue discount allocable to that period would be zero and the noteholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those notes.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the noteholders and the IRS.

         Some of the classes of offered notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences" in the prospectus.

         The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and will not be treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code. The notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Internal Revenue Code.

         Prospective investors in the notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.


                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available.
See "ERISA Considerations" in the prospectus.

         The notes may not be purchased with the assets of an ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

         o has investment or administrative discretion with respect to the ERISA plan's assets;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan's assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan's assets and will be based on the particular investment needs for the ERISA plan; or

         o        is an employer maintaining or contributing to the ERISA plan.


                                LEGAL INVESTMENT

         The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement, dated March 22, 2001, Bear, Stearns & Co. Inc. and Residential Funding Securities Corporation, as underwriters, have agreed to purchase and the depositor has agreed to sell to each underwriter 50% of each class of the notes, other than the Class A-IO Notes, and to sell to Bear, Stearns & Co. Inc. 100% of the Class A-IO Notes. In connection with the notes, the underwriters have agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the notes if any of the notes are purchased thereby.

         The distribution of the underwritten notes by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 101.92% of the aggregate principal amount of the notes, plus accrued interest on the notes from the cut-off date.

         The underwriters may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the notes, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriter in the distribution of the notes may be deemed to be underwriters and any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is expected that delivery of the notes will be made only in book-entry form through DTC, Clearstream and Euroclear as discussed in this prospectus supplement, on or about March 28, 2001 against payment in immediately available funds.

         In addition, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the related notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

         The underwriting agreement provides that the depositor will indemnify the related underwriters and that under limited circumstances the related underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the related underwriter may be required to make for these liabilities.

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Description of the Trust Agreement and Indenture--Reports to Holders" and in the prospectus under "Description of the Securities--Reports to Securityholders,"which will include information as to the outstanding principal amount of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

         Residential Funding Securities Corporation is an affiliate of the depositor.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Legal matters concerning the notes will be passed upon for the depositor and Residential Funding Securities Corporation by Thacher Proffitt & Wood, New York, New York and for Bear, Stearns & Co. Inc. by Brown & Wood LLP, New York, New York.


                                     RATINGS

         It is a condition to issuance that the notes be rated not less than "Aaa" by Moody's and "AAA" by Standard & Poor's. The depositor has not requested a rating on the notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Loan-Backed Notes, Series 2001-HI2, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRANSFERS BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan backed notes in same-day funds.

         TRANSFERS BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRANSFERS BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         TRANSFERS BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

              o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

             o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

              o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W- 8BEN may be filed by Bond Holders or their agent.

             o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

       U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a global security or, in the case of a Form W- 8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o         a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                  $226,094,000

                             HOME LOAN-BACKED NOTES,
                                 SERIES 2001-HI2










                              PROSPECTUS SUPPLEMENT


BEAR, STEARNS & CO. INC.              RESIDENTIAL FUNDING SECURITIES CORPORATION


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriter of the notes offered hereby and with respect to its unsold allotment or subscription. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until June 21, 2001.

PROSPECTUS

HOME EQUITY LOAN PASS-THROUGH CERTIFICATES AND ASSET-BACKED NOTES

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor

The depositor may periodically form separate trusts to issue certificates or notes in series, backed by the assets of that trust.
OFFERED SECURITIES      The securities of any series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of securities with differing payment terms and
                        priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS            Each trust will consist primarily of:

                        o    home equity revolving lines of credit secured by first or
                             junior liens on one-to four-family residential properties
                             acquired under the home equity program;

                        o    closed end home equity loans secured by first or junior
                             liens on one-to four-family residential properties
                             acquired under the home equity program or under the 125
                             loan program;

                        o home improvement installment sales contracts and loan agreements, either unsecured or secured;

                        o    manufactured housing installment sales contracts and loan
                             agreements;

                        o    partial balances of these assets; and

                        o    securities and whole or partial interests in these assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          June 21, 2000

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                    THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information to you about the securities in two separate documents that provide progressively more detail:

   o this prospectus, which provides general information, some of which may not apply to your series of securities; and

   o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities II, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 126.

                          ---------------------------

                              TABLE OF CONTENTS

                                          PAGE
                                         ------
Introduction............................     4
The Trusts .............................     4
  General ..............................     4
  Characteristics of the Loans..........     7
  Revolving Credit Loans................     9
  The Contracts.........................    12
  The Mortgaged Properties .............    13
  The Agency Securities ................    14
  Private Securities ...................    15
Trust Asset Program ....................    15
  Underwriting Standards................    16
  Guide Standards.......................    17
  Qualifications of Sellers.............    20
Description of the Securities...........    22
  Form of Securities ...................    23
  Assignment of the Trust Assets .......    25
  Review of Trust Assets................    26
  Representations Relating to Loans ....    27
  Repurchases of Loans..................    28
  Limited Right of Substitution.........    29
  Certain Insolvency and Bankruptcy
   Issues ..............................    30
  Assignment of Agency or Private
   Securities ..........................    31
  Excess Spread and Excluded Spread ....    31
  Subservicing..........................    31
  Payments on Trust Assets..............    32
  Withdrawals from the Custodial
   Account .............................    34
  Distributions of Principal and
   Interest on the Securities...........    35
  Funding Account.......................    36
  Reports to Securityholders............    36
  Servicing and Administration of Trust
   Assets...............................    37
Description of Credit Enhancement ......    46
  General...............................    46
  Financial Guaranty Insurance
   Policies; Surety Bonds...............    47
  Letters of Credit.....................    48
  Subordination ........................    48
  Overcollateralization ................    49
  Reserve Funds.........................    50
  Mortgage Pool Insurance Policies .....    50
  Special Hazard Insurance Policies ....    52
  Bankruptcy Bonds .....................    53
  Maintenance of Credit Enhancement ....    53
  Reduction or Substitution of Credit
   Enhancement..........................    54
Other Financial Obligations Related To
 The Securities.........................    54
  Swaps and Yield Supplement Agreements     54
  Purchase Obligations..................    55
Insurance Policies on Loans.............    55


  Hazard Insurance and Related Claims ..    55
  Description of FHA Insurance Under
   Title I..............................    56
The Depositor...........................    58
Residential Funding Corporation.........    59
The Agreements..........................    59
  Events of Default; Rights Upon Event
   of Default...........................    59
  Amendment.............................    62
  Termination; Redemption of Securities     63
  The Trustee...........................    64
  The Owner Trustee ....................    65
  The Indenture Trustee.................    65
Yield and Prepayment Considerations  ...    66
Certain Legal Aspects of the Trust
 Assets and Related Matters.............    73
  Trust Assets Secured by Mortgages on
   Mortgaged Property...................    73
  Manufactured Housing Contracts  ......    82
  The Home Improvement Contracts .......    87
  Enforceability of Certain Provisions .    89
  Applicability of Usury Laws...........    91
  Environmental Legislation ............    91
  Alternative Mortgage Instruments .....    92
  Leasehold Considerations..............    92
  Soldiers' and Sailors' Civil Relief
   Act of 1940..........................    93
  Forfeitures in Drug and RICO
   Proceedings..........................    93
  Junior Mortgages; Rights of Senior
   Mortgagees...........................    93
Material Federal Income Tax
 Consequences ..........................    95
  General...............................    95
  REMICs and FASITs.....................    96
  Notes ................................   114
State and Other Tax Consequences .......   115
ERISA Considerations ...................   115
  Plan Asset Regulations................   115
  Considerations for ERISA Plans
   Regarding the Purchase of
   Certificates.........................   117
  Considerations for ERISA Plans
   Regarding the Purchase of Notes .....   121
  Tax Exempt Investors .................   122
  Consultation with Counsel ............   122
Legal Investment Matters................   123
Use of Proceeds ........................   123
Methods of Distribution ................   123
Legal Matters...........................   124
Financial Information...................   124
Additional Information..................   125
Reports to Securityholders..............   125
Incorporation of Certain Information by
 Reference..............................   125
Glossary................................   126

                                 INTRODUCTION

   The securities offered may be sold from time to time in series. The securities will consist of certificates or notes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer, or a trust agreement between the depositor and the trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                  THE TRUSTS

GENERAL

   As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include one of, or any combination of, the following:

   o revolving credit loans, which are first or junior lien home equity revolving lines of credit acquired under the home equity program;

   o home equity loans, which are first or junior lien closed end home equity loans acquired under the home equity program;

   o home loans, which are first or junior lien closed end home loans acquired under the 125 loan program;

   o home improvement contracts, which are home improvement installment sales contracts and installment loan agreements, that are either unsecured or secured by first or junior liens on one-to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

   o manufactured housing contracts, which are manufactured housing installment sales contracts and installment loan agreements, secured by security interests in manufactured homes;

   o  partial balances of any of the assets described above;

   o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae or Ginnie Mae that represent interests in any of the assets described above, including pass-through certificates or other instruments evidencing interests in or that are secured by these assets, or all or a portion of balances of any of these assets;

   o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

   o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure; and/or

   o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement" in this prospectus.

   Unless the context indicates otherwise, as used in this prospectus supplement:

   o contracts refer to manufactured housing contracts and home improvement contracts;

   o  closed end loans refer to home equity loans or home loans; and

   o  loans refer to revolving credit loans, closed-end loans and contracts.

In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances. To the extent specified in the accompanying prospectus supplement, the contracts may be partially insured by the Federal Housing Administration, or the FHA, under Title I of the National Housing Act, or Title I. The home equity program and the 125 loan program are described in this prospectus under "Trust Asset Program--Underwriting Standards."

   The loans and, if applicable, contracts will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one-to four-family residential properties. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a pool may contain Cooperative Loans evidenced by Cooperative Notes that are secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless otherwise specified:

   o revolving credit loans, home loans, home equity loans and, if applicable, contracts may include Cooperative Loans;

   o mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes;

   o  mortgage notes may include Cooperative Notes; and

   o  mortgages may include a security agreement relating to a Cooperative
      Note.

   If specified in the accompanying prospectus supplement, the trust securing a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in trusts. In this case, the accompanying prospectus supplement will include a description of any private securities and any related credit enhancement, and the assets underlying the private securities will be described together with any other trust assets included in the pool relating to the series.

   In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if so specified in the accompanying prospectus supplement.

   Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

   o directly or through its affiliates, including Residential Funding Corporation;

   o sellers who are affiliates of the depositor, including HomeComings Financial Network, Inc., Residential Money Centers, Inc. and GMAC Mortgage Corporation; or

   o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, state or local government housing finance agencies and other regulated and unregulated loan originators or sellers, including brokers, not affiliated with the depositor.

   If described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of trust assets securing that series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

   The trust assets may be delivered either directly or indirectly to the depositor under a Designated Seller Transaction. These securities may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the related designated seller about the designated seller, the trust assets and the underwriting standards applicable to these trust assets. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty as to these trust assets, or any representation as to the accuracy or completeness of the information provided by the designated seller.

   Any seller, including any designated seller, or Residential Funding Corporation may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool of trust assets backing a series of securities.

   The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. See "Description of the Securities--Assignment of the Trust Assets" in this prospectus. For a series of notes, the trust assets will be assigned to the owner trustee by the depositor, and then pledged to the indenture trustee by the issuer. The master servicer named in the accompanying prospectus supplement will service the trust assets, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See "Trust Asset Program" and "Description of the Securities" in this prospectus. As to those trust assets serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the trust assets. In addition to or in place of the master servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Administrator to the extent applicable.

   The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Corporation or any designated seller and other obligations of subservicers, as described in this prospectus under "Description of the Securities--Representations Relating to Loans," "--Servicing and Administration of Trust Assets--Subservicing" and "--Assignment of the Trust Assets" or under the terms of any private securities included in the trust.

   Residential Funding Corporation, or another entity specified in the accompanying prospectus supplement, will be obligated to advance funds to borrowers for Draws made after the related cut-off date subject to reimbursement. If the master servicer is obligated to make principal and interest advances on the closed-end loans, that obligation will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the closed-end loans or any applicable form of credit support. See "Description of the Securities--Servicing and Administration of Trust Assets--Advances" in this prospectus.

   The proceeds of the loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

   A mortgaged property securing a loan and, if applicable, a contract may be subject to the senior liens of one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. It is unlikely that more than one loan secured by a single mortgaged property will be included in the same pool, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the loan. Loans and contracts that are secured by junior liens will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the trust assets.

CHARACTERISTICS OF THE LOANS

   The accompanying prospectus supplement for each series of securities will provide information concerning the types and characteristics of the loans that will be included in the related pool. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. No more than five percent (5%) of the trust assets that comprise the trust as of the cut-off date by aggregate principal balance will have characteristics that deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics that would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time. The information may include, if applicable:

   o  the aggregate principal balance of the trust assets;

   o the type of property securing the trust assets and related lien priority, if any;

   o the original or modified and/or remaining terms to maturity of the trust assets;

   o the range of principal balances of the loans at origination or modification;

   o  the range of the years of origination of the trust assets;

   o the earliest origination or modification date and latest maturity date of the trust assets;

   o the loan-to-value ratios, known as LTV ratios, or combined LTV ratios of the trust assets, as applicable;

   o  the loan rate or range of loan rates borne by the trust assets;

   o the applicable index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate;

   o  the geographical distribution of the mortgaged properties;

   o the aggregate credit limits and the range of credit limits of the related credit line agreements;

   o  the weighted average junior ratio and credit utilization rate;

   o the number and percentage of contracts that are partially insured by the FHA under Title I;

   o  the range of debt-to-income ratios;

   o  the distribution of loan purposes; and

   o  the range of Credit Scores.

   A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related home loan purchase agreement, servicing agreement, trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission, known as the Commission, within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

 Prepayments on the Loans

   Some closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the loan within a specified time period. In most cases, revolving credit loans may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

 Modified Loans

   A pool may include trust assets that have been modified subsequent to their origination. If a trust asset is a modified trust asset, references to origination shall be deemed to be references to the date of modification.

 Balloon Loans

   As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien loan. Neither the depositor, the master servicer, the trustee nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell the mortgaged property.

 Actuarial Loans

   Monthly payments made by or on behalf of the borrower for some closed-end loans will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. These types of closed end loans are known as actuarial loans.

 Simple Interest Loans

   Some loans may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Those variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

REVOLVING CREDIT LOANS

   The revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle, in most cases, will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. As specified in the related mortgage note and described in the accompanying prospectus supplement, the loan rate will be equal to the sum of (a) the index as of that day and (b) the Gross Margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. If specified in the accompanying prospectus supplement, some revolving credit loans, known as teaser loans, may have an introductory rate that is lower than the rate that would be in effect if the applicable index and Gross Margin were used to determine the loan rate. As a result of the introductory rate, interest collections on these loans will initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and Gross Margin.

   The index for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

   o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

   o the weekly auction average investment yield of U.S. Treasury bills of six months;

   o  the daily bank prime loan rate made available by the Federal Reserve
      Board;

   o the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco;

   o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled note rate adjustment date which will be specified in the accompanying prospectus supplement; or

   o the weekly average of secondary market note rates on six-month negotiable certificates of deposit.

   Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. In most cases, the Draw Period will not be more than 15 years. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date, known as the repayment period. The borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. The borrower under each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the accompanying prospectus supplement.

   Unless specified in the accompanying prospectus supplement:

   o the finance charge for any billing cycle, in most cases, will be equal to interest accrued on the average daily principal balance of the revolving credit loan for the billing cycle at the related loan rate;

   o the account balance on any day, in most cases, will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

   o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

   Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any principal outstanding.

   As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

   o  a materially adverse change in the borrower's financial circumstances;

   o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

   o  a payment default by the borrower.

However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

   o  the borrower's failure to make any payment as required;

   o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

   o any fraud or material misrepresentation by a borrower in connection with the revolving credit loan.

   The master servicer will have the option to allow an increase in the credit limit or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

   The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the accompanying prospectus supplement among the revolving credit loan and the Excluded Balance. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

 Allocation of Revolving Credit Loan Balances

   With respect to any series of securities backed by revolving credit loans, the related trust may include either:

   o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

   o  the Trust Balance of each revolving credit loan.

   The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions:

   o may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

     o      on a pro rata basis;

     o first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

     o in accordance with other priorities specified in the accompanying prospectus supplement; and

   o may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

   Even where a trust initially includes the entire principal balance of the revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

 Home Improvement Contracts

   The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

   In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

   As specified in the accompanying prospectus supplement, the home improvement contracts will either be unsecured or secured primarily by:

   o mortgages on one-to four-family residential properties that are typically subordinate to other mortgages on the same mortgaged property; or

   o purchase money security interests in the home improvements financed by those home improvement contracts.

   The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

   Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract. In addition, because the home improvement contracts included in the trust are typically subordinate to other mortgages on the same mortgaged property, the rights of the related securityholders, as mortgagee under that junior mortgage, are subordinate to those of the mortgagees under any senior mortgage. See "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Junior Mortgages; Rights of Senior Mortgagees".

 Manufactured Housing Contracts

   The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts partially insured by the FHA under Title I. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

   The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. Section 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in that manufactured home.

   Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

THE MORTGAGED PROPERTIES

   The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments and two-to four-family dwellings. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

   Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

   Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

   The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.

   The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

   o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence for at least the first six months of occupancy;

   o a representation by the originator of the loan, which may be based solely on the above clause; or

   o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

   Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two-to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

   A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the same trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

THE AGENCY SECURITIES

 Government National Mortgage Association

   Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

 Ginnie Mae Securities

   In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

 Federal Home Loan Mortgage Corporation

   Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential loans or participation interests in loans and reselling the loans so purchased in the form of guaranteed private securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases loans from sellers with Freddie Mac securities representing interests in the loans so purchased. All loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

 Freddie Mac Securities

   In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of loans, substantially all of which are secured by one-to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

 Federal National Mortgage Association

   Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. Section 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

 Fannie Mae Securities

   In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional loans or fixed-rate FHA loans or VA loans. Those loans may be secured by either one-to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

PRIVATE SECURITIES

   Any private securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private securities will be registered under the Securities Act, at the same time as the securities.

   References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the loans may include advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust described in the accompanying prospectus supplement for an offered security, and not in any other pool or trust related to securities issued in this prospectus.

   In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                             TRUST ASSET PROGRAM

   Except in the case of a Designated Seller Transaction, the trust assets will have been purchased by the depositor, either directly or indirectly through Residential Funding Corporation from sellers. In the case of a Designated Seller Transaction, the depositor may purchase the trust assets directly from the designated seller. The loans will, in most cases, have been originated in accordance with the depositor's underwriting standards or alternative underwriting criteria as described under "--Underwriting Stan-dards" in this prospectus or as described in the accompanying prospectus supplement. The contracts, in most cases, will have been originated in accordance with the underwriting standards described in the accompanying prospectus supplement.

UNDERWRITING STANDARDS

 General Standards

   The depositor's underwriting standards for the loans will, in most cases, conform to those published in Residential Funding Corporation's Client Guide, referred to as the Guide, as modified from time to time, including the provisions of the Guide applicable to the depositor's home equity program or the 125 loan program, as applicable. The home equity program may include revolving credit loans and home equity loans. The 125 loan program may include home loans and contracts. The underwriting standards contained in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for private securities. The loans may be underwritten by Residential Funding Corporation or by a designated third party. In some circumstances, however, the loans may be underwritten only by the seller with little or no review performed by Residential Funding Corporation. See "Underwriting Standards--Guide Standards" and "Qualifications of Sellers" in this prospectus. Residential Funding Corporation or a designated third party may perform only sample quality assurance reviews to determine whether the loans in any pool were underwritten in accordance with applicable standards.

   The depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any loans, generally include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

   In addition, the depositor purchases loans that do not conform to the underwriting standards contained in the Guide. A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation. Residential Funding Corporation, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation.

   The level of review, if any, by Residential Funding Corporation or the depositor of any loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including factors relating to the experience and status of the seller, and factors relating to the specific loan, including:

   o  the original principal balance or credit limit, as applicable;

   o  the LTV or combined LTV ratio;

   o  the loan type or loan program; and

   o the applicable Credit Score of the related borrower used in connection with the origination of the loan, as determined based on a credit scoring model acceptable to the depositor.

   Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level may depend on the borrower's Credit Score. See "--Guide Standards" in this prospectus.

   The underwriting standards used in negotiated transactions and master commitments and the underwriting standards applicable to loans underlying private securities may vary substantially from the underwriting standards contained in the Guide. Those underwriting standards are, in most cases, intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the loans included in any pool, the accompanying prospectus supplement, in most cases, will not distinguish among the various underwriting standards applicable to the loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Corporation. Moreover, there can be no assurance that every loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of loans underwritten under varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

   The depositor, either directly or indirectly through Residential Funding Corporation, will also purchase loans from its affiliates, including HomeComings Financial Network, Inc., Residential Money Centers, Inc. and GMAC Mortgage Corporation, with underwriting standards in accordance with the Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the loans may be employee or preferred customer loans for which, in accordance with the affiliate's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, or its affiliates, in limited circumstances preferential note rates may be allowed. Neither the depositor nor Residential Funding Corporation will review any affiliate's loans for conformity with the underwriting standards contained in the Guide.

GUIDE STANDARDS

 Loan Documentation

   The following is a brief description of the underwriting standards under both the home equity program and the 125 loan program described in the Guide for full documentation loan programs. Initially, a prospective borrower, other than a borrower that is a trust, is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes. Under the home equity program, the borrower normally must show, among other things, a minimum of two years' credit history reported on the credit report and under the 125 loan program, the borrower normally must show a minimum of three years' credit history. Under both programs, the borrower normally must show that no mortgage delinquencies, which are thirty days or greater, in the past 12 months existed. Under both programs, borrowers who have less than a 12 month first mortgage payment history may be subject to additional lending restrictions. In addition, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which may report the borrower's current salary and contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

   The underwriting standards presented in the Guide also allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than by having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

   The underwriting standards contained in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" loan programs. Limited documentation programs normally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and normally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the loan. For example, under Residential Funding Corporation's stated income limited loan documentation program, some submission requirements regarding income verification and debt-to-income ratios are removed, but the seller is still required to perform a thorough credit underwriting of the loan. Normally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, including a relatively low combined LTV ratio or other favorable underwriting factors, must be present. The borrower's eligibility for the program may also be determined by use of a credit scoring model.

 Appraisals

   In most cases, the value of the mortgaged property securing each loan will be determined by either an appraisal, or if permitted by the Guide, a statistical valuation or the stated value. Appraisals may be performed by appraisers independent from or affiliated with the depositor, Residential Funding Corporation or their affiliates. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In some circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Under both programs, each appraisal is required to be dated no more than 360 days prior to the date of origination of the loan; provided that, depending on the original principal balance or the credit limit, as applicable, an earlier appraisal may be used if the appraisal was made not earlier than two years prior to the date of origination of the loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical valuation is obtained. However, appraisals, statistical valuations, or stated values will not establish that the mortgaged properties provide assurance of repayment of the loans. See "Risk Factors" in the accompanying prospectus supplement. Title searches are undertaken in most cases, and title insurance is required on all loans with an original principal balance or credit limit in excess of $100,000.

   The appraised value for any loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. The statistical valuation will be the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application.

 Loan-to-Value, Combined Loan-to-Value and Junior Ratios

   As to each loan, LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the original principal balance or the credit limit, as applicable, to (B) the appraised value of the related mortgaged property loan, or, if permitted by the Guide, a statistical valuation or the stated value.

   As to each loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property, or, if permitted by the Guide, a statistical valuation or the stated value.

   As to each loan, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of (1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. As to each contract, the combined LTV ratio and junior ratio will be computed in the manner described in the accompanying prospectus supplement. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

 Credit Scores

   The Credit Scores for a portion of the loans underlying each series of securities may be supplied in the accompanying prospectus supplement. Credit Scores are obtained by many lenders in connection with loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a loan if the seller does not provide to Residential Funding Corporation a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

   The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with the types of loans described in this prospectus, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in many cases, a Credit Score may not take into consideration the differences between the types of loans described in this prospectus and consumer loans in general, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt-to-income ratio of the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

 Application of Underwriting Standards

   Once all applicable employment, credit and property information is received, a determination is made by the original lender as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the home if applicable, such as property taxes, hazard insurance and maintenance fees or other levies assessed by a Cooperative, if applicable, as well as other financial obligations, including debt service on any loan secured by a senior lien on the related mortgaged property. In most cases, the monthly payment used to qualify borrowers for a revolving credit loan will be assumed to be an amount equal to 1.00% times the applicable credit limit. In many cases, the loan rate in effect from the origination date of a revolving credit loan to the first adjustment date will be lower, and may be significantly lower, than the sum of the then applicable index and Gross Margin. The monthly payment used to qualify borrowers for a closed-end loan is a fully amortized fixed payment which is added to the housing expenses and other monthly debt to calculate the debt-to-income ratio. The loans, in most cases, do not, but may provide for negative amortization. For these loans or Balloon Loans, payment of the full outstanding principal balance, if any, at maturity may depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

   In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential loan rates may be allowed.

   The home equity program provides some limitations on the combined LTV ratio for the loans and restrictions on any related underlying first lien loan. The underwriting guidelines for the home equity program normally permit combined LTV ratio's as high as 100%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. In areas where property values are considered to be declining, the maximum permitted combined LTV ratio is 75%. The underwriting guidelines for the 125 Loan Program normally permit combined LTV ratios as high as 125%; however, the maximum permitted combined LTV ratio may be reduced due to various underwriting criteria. The underwriting guidelines for both programs also include restrictions based on the borrower's debt-to-income ratio. In addition to the conditions described above, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by Residential Funding Corporation. Underwriting guidelines for both programs include minimum credit score levels that may apply depending on other factors relating to the loan. The required yields for fixed-rate closed-end loans and required Gross Margins for revolving credit loans purchased under the home equity program, as announced from time to time, vary based on a number of factors including combined LTV ratio, original principal balance or credit limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

   In its evaluation of loans that have twenty-four or more months of payment experience, Residential Funding Corporation generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated loans.

QUALIFICATIONS OF SELLERS

   Except in the case of Designated Seller Transactions or as specified in the accompanying prospectus supplement, each seller, other than the Federal Deposit Insurance Corporation, or the FDIC, and investment banking firms, will have been approved by Residential Funding Corporation for participation in Residential Funding Corporation's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Corporation will consider, among other things:

   o  the financial status, including the net worth, of the seller;

   o the previous experience of the seller in originating home equity, revolving credit, home improvement, manufactured housing or first loans;

   o  the prior delinquency and loss experience of the seller;

   o the underwriting standards and the quality control procedures employed by the seller; and

   o  if applicable, servicing operations established by the seller.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of any seller to repurchase the trust asset in the event of a breach of a representation or warranty which has not been cured. To the extent the seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the securityholders or by the credit enhancement, if any.

   Residential Funding Corporation monitors sellers that it knows to be under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Any seller that is under control of the FDIC or insolvent may make no representations and warranties relating to trust assets sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a seller of trust assets, in which event neither the FDIC nor the related depository institution may make representations and warranties relating to the trust assets sold, or only limited representations and warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any trust asset for a breach of a representation and warranty.

   As specified in the accompanying prospectus supplement, the qualifications required of sellers for approval by Residential Funding Corporation as participants in its loan purchase programs may not apply to designated sellers. To the extent the designated seller fails to or is unable to repurchase the trust asset due to a breach of representation and warranty, neither the depositor, Residential Funding Corporation nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the securityholders or by the credit enhancement, if any.

                        DESCRIPTION OF THE SECURITIES

   The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement for these securities. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement for these securities. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.

   The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

   Each series of securities may consist of any one or a combination of the following:

   o     a single class of securities;

   o one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinate to it, and as to which some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as described in the accompanying prospectus supplement;

   o one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities in terms of distributions or losses;

   o     one or more classes of strip securities which will be entitled to
         (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

   o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes," or on the basis of collections from designated portions of the pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to the principal balance of those classes of securities on the distribution date specified in the accompanying prospectus supplement; or

   o other types of classes of securities, as described in the accompanying prospectus supplement.

   Credit support for each series of securities will be provided by any one or a combination of the following:

   o     subordination of one or more classes of securities;

   o     financial guaranty insurance policies;

   o     excess spread;

   o     overcollateralization;

   o     surety bonds;

   o     reserve funds;

   o     purchase obligations;

   o     derivative products;

   o     bankruptcy bonds;

   o     special hazard insurance policies;

   o     letters of credit;

   o     mortgage pool insurance policies; or

   o other credit enhancement as described under "Description of Credit Enhancement" in this prospectus.

FORM OF SECURITIES

   As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the securities registrar who is appointed under the related agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder as used in this prospectus refers to the entity whose name appears on the records of the securities registrar or, if applicable, a transfer agent, as the registered holder of a note.

   If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System in Europe known as Euroclear. Securityholders may hold book entry securities directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. Any class of book entry securities will list DTC's nominee as the record holder. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not participants but clear through or maintain a custodial relationship with participants, known as indirect participants, have indirect access to DTC's clearance system.

   Unless specified in the accompanying prospectus supplement, no beneficial owner of book-entry securities will be entitled to receive a security representing that interest in registered, certificated form, unless either:

   o DTC ceases to act as depository for that security and a successor depository is not obtained; or

   o the trustee elects in its sole discretion to discontinue the registration of the securities through DTC.

Prior to any of these events, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act as to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

   Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during subsequent securities settlement processing day, immediately following the DTC settlement date, which must be a business day for Clearstream or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant, other than the depositary for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

   Clearstream, as a professional depository, holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation referred to as the clearance cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative.

   The clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments relating to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments on their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions regarding any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee, the owner trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

   At the time of issuance of a series of securities, the depositor will cause the trust assets and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian on behalf of the related trust. This assignment will include, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and any Excluded Spread. In the case of a series of notes, the depositor's assignment will be made to the owner trustee and, concurrently with that assignment, the owner trustee will grant a security interest in the related trust to the indenture trustee to secure the notes. Each trust asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things, information as of the cut-off date for each loan regarding the principal balance, the loan rate, the amount of the monthly payment of principal and interest, the maturity of the mortgage note and the LTV or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

   If so specified in the accompanying prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., referred to together as MERS, assignments of the mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. known as the MERS(Registered Trademark) System. As to trust assets registered through the MERS(Registered Trademark) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

   Except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset other than loans underlying any private securities, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to those trust assets that are in possession of the depositor. The legal documents may include, as applicable, depending upon whether that trust asset is secured by a lien on mortgaged property:

   o the mortgage note and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or the owner trustee or a nominee, or a lost note affidavit, together with a copy of the related mortgage note;

   o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

   o an assignment, except for any assignment not returned from the public recording office, in recordable form of the mortgage, or evidence that the mortgage is held for the related trustee through the MERS(Registered Trademark) System or, as to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements;

   o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at those times described in the related agreement; and

   o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract.

   Assignments of the loans and contracts secured by a lien on mortgaged property will be recorded in the appropriate public recording office, except for mortgages held under the MERS(Registered Trademark) System or in states where, in the opinion of counsel acceptable to the trustee, the owner trustee or the rating agencies, the recording is not required to protect the trustee's or owner trustee's interests in the loans and contracts against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans or contracts, or except as otherwise specified in the accompanying prospectus supplement.

   The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so specified in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the documents if those documents are missing from the files of the party from whom the revolving credit loans, home equity loans and contracts were purchased.

   In the case of contracts, the depositor or the master servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Trust Assets and Related Matters--Manufactured Housing Contracts" and "--The Home Improvement Contracts" in this prospectus.

   As to any Puerto Rico trust assets, the mortgages for those trust assets either secure a specific obligation for the benefit of a specified person, referred to as direct Puerto Rico mortgage or secure an instrument transferable by endorsement, referred to as endorsable Puerto Rico mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

   If, as to any loan or contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording on that mortgage or assignment concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee, the custodian or another entity appointed by the trustee a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the master servicer.

REVIEW OF TRUST ASSETS

   The trustee will be authorized to appoint one or more custodians under a custodial agreement to maintain possession of and review documents relating to the trust assets as the agent of the trustee or, following payment in full of the securities and discharge of the related agreement, the owner trustee or the master servicer, as applicable. The identity of the custodian, if any, will be described in the accompanying prospectus supplement.

   The trustee or the custodian will hold these documents in trust for the benefit of the securityholders and, in most cases will review those documents within 90 days after receipt. The trustee or the custodian shall notify the master servicer and the depositor of any omissions or defects in respect of its review. If any omission or defect reported materially and adversely affects the interests of the securityholders in the related loan, the master servicer or the depositor shall notify Residential Funding Corporation or the designated seller. If Residential Funding Corporation or, in a Designated Seller Transaction, the designated seller cannot cure the defect within the period specified in the accompanying prospectus supplement after notice of the defect is given to Residential Funding Corporation or, if applicable, the designated seller, Residential Funding Corporation or, if applicable, the designated seller is required to, within the period specified in the accompanying prospectus supplement, either repurchase the related loan or any property acquired from it from the trustee, or if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The master servicer will be obligated to enforce this obligation of Residential Funding Corporation or the designated seller to the extent described under "Description of the Securities--Representations Relating to Loans" in this prospectus, but that obligation is subject to the provisions described under "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in this prospectus. There can be no assurance that the applicable designated seller will fulfill its obligation to purchase any loan as described in the second preceding sentence. In most cases, neither Residential Funding Corporation, the master servicer nor the depositor will be obligated to purchase or substitute for that loan if the designated seller defaults on its obligation to do so. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholders or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

   For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

   Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans and/or contracts from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

REPRESENTATIONS RELATING TO LOANS

   Except as described in the second paragraph under "Trust Asset Program--Qualification of Sellers", each seller will have made representations and warranties to Residential Funding Corporation relating to the loans sold by it. However, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

   In the case of a pool consisting of loans purchased by the depositor from sellers through Residential Funding Corporation, Residential Funding Corporation, except in the case of a Designated Seller Transaction or as to loans underlying any private securities or as specified in the accompanying prospectus supplement, will have made limited representations and warranties regarding the loans to the depositor at the time that they are sold to the depositor. The representations and warranties will, in most cases, include, among other things, that:

   o as of the cut-off date, the information contained in a listing of the related loans is true and correct in all material respects;

   o Residential Funding Corporation was the sole holder and owner of the loans free and clear of any and all liens and security interests;

   o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

   o except as otherwise indicated in the accompanying prospectus supplement, no loan is one month or more delinquent in payment of principal and interest;

   o to the best of Residential Funding Corporation's knowledge, there is no delinquent tax or assessment lien against any mortgaged property; and

   o to the best of Residential Funding Corporation's knowledge, any contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

   In a Designated Seller Transaction, as specified in the accompanying prospectus supplement, the designated seller will have made specific representations and warranties regarding the loans to the depositor generally similar to those made in the preceding paragraph by Residential Funding Corporation.

REPURCHASES OF LOANS

   The depositor will assign to the trustee all of its right, title and interest in each agreement by which it purchased a loan from Residential Funding Corporation or a designated seller, insofar as the agreement relates to the representations and warranties made by a designated seller or Residential Funding Corporation, as the case may be, regarding the loan and any remedies provided for any breach of the representations and warranties. If a designated seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it relating to a loan that materially and adversely affects the interests of the securityholders in the loan, within 90 days after notice from the master servicer, the designated seller or Residential Funding Corporation, as the case may be, will be obligated to repurchase the loan at a repurchase price contained in the related agreement, which repurchase price, in most cases, will be equal to the principal balance of that loan as of the date of repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the loan rate, less the amount, expressed as a percentage per annum, payable for master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread.

   In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any loan secured by a lien on mortgaged property as to which it is discovered that the related mortgage is not a valid lien on the related mortgaged property having at least the priority maintained for the loan, as applicable, in the listing of related loans, subject only to:

   o liens of real property taxes and assessments not yet due and payable;

   o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions;

   o other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property; and

   o     if applicable, the liens of the related senior loans.

For any loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the loan subsequently is in default and the enforcement of that default or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Corporation will be obligated to repurchase or substitute for the loan, in the manner described in the preceding paragraph. However, Residential Funding Corporation will not be required to repurchase or substitute for any loan as described above if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan. Furthermore, because the listing of the related loans, in most cases, contains information about the loans as of the cut-off date, prepayments and, in some limited circumstances, modifications to the note rate and principal and interest payments may have been made on one or more of the related loans between the cut-off date and the closing date. Residential Funding Corporation will not be required to purchase or substitute for any loan as a result of the prepayment or modification.

LIMITED RIGHT OF SUBSTITUTION

   In the case of a loan required to be repurchased by Residential Funding Corporation as provided in "Repurchases of Loans" in this prospectus, Residential Funding Corporation may, at its sole option, rather than purchase the loan, remove the loan from the trust, or from the assets underlying any private securities, if applicable, and cause the depositor to substitute in its place another loan of like kind. The accompanying prospectus supplement will describe the conditions of any eligible substitute loan. Any substitution must be effected within 120 days of the date of the initial issuance of the securities of a trust for which no REMIC election is made. In the case of a trust for which a REMIC election is made, except as otherwise provided in the accompanying prospectus supplement, substitution of a defective loan must be effected within two years of the date of the initial issuance of the securities, and may not be made if the substitution would cause the trust to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code. In most cases, any qualified substitute loan will, on the date of substitution:

   o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan--the amount of any shortfall to be deposited in the related Custodial Account in the month of substitution for distribution to the securityholders;

   o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the deleted loan as of the date of substitution;

   o have a LTV ratio or a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

   o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

   o comply with all of the applicable representations and warranties contained in the related pooling and servicing agreement or loan purchase agreement as to individual loans as of the date of substitution.

   The related pooling and servicing agreement or loan purchase agreement may include additional requirements relating to revolving credit loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a designated seller will have no option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

   The master servicer will be required under the related agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. However, this purchase or substitution obligation will not become an obligation of the master servicer if the designated seller or Residential Funding Corporation, as the case may be, fails to honor its obligation.

   The master servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a designated seller is unable, or disputes its obligation, to purchase affected loans, the master servicer, employing the standards contained in the preceding sentence, may negotiate and enter into one or more settlement agreements with the designated seller that may provide for, among other things, the purchase of only a portion of the affected loans or coverage of only some loss amounts. Any settlement could lead to losses on the loans that would be borne by the credit enhancement supporting the related series of securities, and to the extent not available, by the securityholders of the series.

   Furthermore, if applicable, the master servicer may pursue foreclosure, or similar remedies, concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase of a designated seller arising from any misrepresentation by the designated seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. If the designated seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the designated seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In most cases, the foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller or by Residential Funding Corporation in its capacity as a seller of trust assets to the depositor, or for any other event giving rise to the obligations as described in this paragraph.

   Neither the depositor nor the master servicer will be obligated to purchase a loan if a designated seller defaults on its obligation to do so, and no assurance can be given that a designated seller will carry out its obligations relating to loans. The default by a designated seller is not a default by the depositor or by the master servicer. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to that loan shall be allocated to the related credit enhancement, and to the extent not available to the related securities.

   However, if any designated seller requests Residential Funding Corporation's consent to transfer subservicing rights for any related trust assets to a successor subservicer, Residential Funding Corporation may release the designated seller from liability under its representations and warranties described in the second preceding paragraph, upon the assumption of the successor subservicer of the designated seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor subservicer assumes the designated seller's liability will be assigned to the trustee or the owner trustee, or the special purpose entity, if applicable, and the successor subservicer will be deemed to be the designated seller for purposes of the foregoing provisions.

CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

   Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that the seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of that seller, or the seller as a debtor-in-possession, were to assert that the sale of the trust assets from that seller to the depositor should be recharacterized as a pledge of the trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

   If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

   The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES

   The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

EXCESS SPREAD AND EXCLUDED SPREAD

   The depositor, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due on the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive in connection with the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread. Those excluded from the assets transferred to the related trust are referred to as the Excluded Spread. The interest portion of a Realized Loss or extraordinary loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest as provided in the applicable agreement.

SUBSERVICING

   In most cases, the servicing for each loan will either be retained by the seller, or its designee approved by the master servicer, as subservicer, or will be released by the seller to the master servicer and will be subsequently transferred to a subservicer approved by the master servicer, and in either case will then be serviced by the subservicer under a subservicing agreement between the master servicer and the subservicer. The master servicer may, but is not obligated to, assign the subservicing to designated subservicers which will be qualified sellers and which may include GMAC Mortgage Corporation or its affiliates. While the subservicing agreement will be a contract solely between the master servicer and the subservicer, the servicing agreement applicable to any series of securities will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related trust assets, any successor master servicer must recognize the subservicer's rights and obligations under the subservicing agreement. For further information relating to subservicing see "Description of the Securities--Servicing and Administration of Trust Assets--Subservicing" in this prospectus.

PAYMENTS ON TRUST ASSETS

 Collection of Payments on Loans

   Each subservicer servicing a trust asset under a subservicing agreement will establish and maintain a Subservicing Account. A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it relating to the trust assets, less its servicing or other compensation.

   As specified in the subservicing agreement, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account for trust assets that are required to be so remitted on a periodic basis not less frequently than monthly. If specified in the accompanying prospectus supplement, the subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, or interest only, in the case of simple interest loans, less its servicing or other compensation, on any closed-end loan for which payment was not received from the borrower.

   The master servicer will deposit or will cause to be deposited into a Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as described in the related agreement, which, in most cases, will include the following:

   o     payments on account of principal on the loans comprising a trust;

   o payments on account of interest on the loans comprising that trust, net of the portion of each payment of interest retained by the master servicer, subservicer or other specified entity, if any, as Excluded Spread, or as servicing or other compensation;

   o Liquidation Proceeds, net of any unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed servicing advances, if any, made by any subservicer, including all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of that insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

   o proceeds of any loan in the trust purchased, or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, Residential Funding Corporation, any subservicer, seller or designated seller or any other person under the terms of the related agreement. See "Description of the Securities--Representations Relating to Loans," and "--Assignment of the Trust Assets";

   o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in the fifth paragraph below; and

   o any amounts required to be transferred from the Payment Account to the Custodial Account.

   In addition to the Custodial Account, the master servicer will establish and maintain, in the name of the trustee for the benefit of the holders of each series of securities, a Payment Account for the disbursement of payments on the trust assets evidenced by each series of securities. Both the Custodial Account and the Payment Account must be either:

   o maintained with a depository institution whose debt obligations at the time of any deposit to the account are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

   o an account or accounts the deposits in which are fully insured to the limits established by the FDIC. Any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the securityholders have a claim as to the funds in those accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which those accounts are maintained;

   o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet various rating criteria;

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
   o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

   o     any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

   A Payment Account may be maintained as an interest-bearing or non-interest-bearing account. The Custodial Account may contain funds relating to more than one series of securities as well as payment received on other loans and assets master serviced by the master servicer that have been deposited into the Custodial Account.

   On the day described in the accompanying prospectus supplement, the master servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid from that account to securityholders on the distribution date, except as otherwise provided in the accompanying prospectus supplement. The master servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

   o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Credit Enhancement" in this prospectus;

   o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans--Hazard Insurance and Related Claims" in this prospectus;

   o any payments received on any Agency Securities or private securities included in the trust;

   o the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets--Advances"; or

   o     any other amounts as described in the related agreement.

   The portion of any payment received by the master servicer for a trust asset that is allocable to Excess Spread or Excluded Spread, as applicable, will, in most cases, be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be paid as provided in the related agreement.

   Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. In most cases, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with these investments must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

 Collection of Payments on Agency Securities or Private Securities

   The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the

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
affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

   The master servicer may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related agreement, which in most cases will include the following:

   o to make deposits to the Payment Account in the amounts and in the manner provided in the related agreement and described above under "--Payments on Trust Assets; Collection of Payments on Loans" or in the accompanying prospectus supplement;

   o to reimburse itself or any subservicer for any Advances or any Servicing Advances as to any mortgaged property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the loan for which those Advances or Servicing Advances were made;

   o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

   o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest for partial prepayments on the trust assets, and, if so provided in the servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

   o to pay to itself, a subservicer, Residential Funding Corporation, the depositor, the seller or the designated seller all amounts received in connection with each trust asset purchased, repurchased or removed under the terms of the related agreement and not required to be paid as of the date on which the related repurchase price is determined;

   o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each trust asset, including any loan as to which title to the underlying mortgaged property was acquired;

   o to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

   o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any designated seller, or against which it or the depositor is indemnified under the related agreement;

   o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable;

   o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in that Custodial Account;

   o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable;

   o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

   o to clear the Custodial Account of amounts relating to the corresponding trust assets in connection with the termination of the trust, as described in "The Agreements--Termination; Redemption of Securities" in this prospectus.

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
DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

   Beginning on the distribution date in the month after the month in which the cut-off date occurs, or any other date specified in the accompanying prospectus supplement, for a series of securities, distributions of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee or the master servicer acting on behalf of the trustee, or by a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on any other day specified in the accompanying prospectus supplement.

   Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the securities register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

   The method of determining, and the amount of, payments of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal. Each class of securities, other than classes of principal only securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

   On each distribution date for a series of securities, the trustee or the master servicer, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

   In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of distribution or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, will be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise described in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying

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
prospectus supplement. To the extent the trust contains Balloon Loans that require no monthly payments and non-amortizing mortgage loans that require only small principal payments in proportion to the principal balance of the mortgage loan, the amount of principal distributions on the securities generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

   On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer will furnish a statement to the trustee, setting forth, among other things, the amount to be paid on the next succeeding distribution date.

FUNDING ACCOUNT

   The pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional trust assets to the related trust after the closing date. Those additional trust assets will be required to conform to the requirements provided in the related agreement providing for the transfer. If specified in the accompanying prospectus supplement, the transfer may be funded by the establishment of a funding account. If a funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the trust assets relating to principal will be deposited in the funding account to be released as additional trust assets are transferred. Unless specified in the accompanying prospectus supplement, a funding account will be required to be maintained as an Eligible Account. All amounts in the funding account will be required to be invested in Permitted Investments and the amount held in the account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. Unless specified in the accompanying prospectus supplement, the related agreement providing for the transfer of additional trust assets will provide that all the transfers must be made within a specified period, and that amounts set aside to fund those transfers, whether in a funding account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

   On each distribution date, the master servicer will forward or cause to be forwarded to each securityholder of record a statement or statements for the related trust listing the information described in the related agreement. Except as otherwise provided in the related agreement, that information will in most cases, include the following, as applicable:

   o the aggregate amount of interest collections and principal collections;

   o     the amount, if any, of the distribution allocable to principal;

   o the amount, if any, of the distribution allocable to interest, and the amount of any shortfall in the amount of interest and principal;

   o the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on the distribution date;

   o the outstanding principal balance or notional amount of each class of securities after giving effect to the payment of principal on the distribution date;

   o based on the most recent reports furnished by subservicers, the number and aggregate principal balance of loans in the related pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

   o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

   o the balance of the reserve fund, if any, at the close of business on the distribution date;

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
   o the amount of credit enhancement remaining or credit enhancement payments made to cover default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

   o the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the distributions on the distribution date;

   o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

   o in the case of securities benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date;

   o     the aggregate amount of Draws;

   o the servicing fee payable to the master servicer and any subservicers;

   o     the FHA insurance amount; and

   o any additional information required under the related agreement for any series of securities which includes Agency Securities or private securities as trust assets.

Each amount listed under the second and third clauses above will be expressed both as an aggregate amount per each class of securities, and for all classes in aggregate, and as a dollar amount per single security. As to a particular class of securities, a single security, in most cases, will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of a class, except as otherwise provided in the related agreement. In addition to the information described above, reports to securityholders will contain other information as is listed in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

   In addition, to the extent described in the related agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each holder of record of a class of securities at any time during that calendar year. The report will include information describing the aggregate principal and interest distributions for that calendar year or, in the event that person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

SERVICING AND ADMINISTRATION OF TRUST ASSETS

 General

   The master servicer will be required to service and administer the trust assets in a manner consistent with the terms of the related agreement. The master servicer may be an affiliate of the depositor.

   For any series of securities secured by Agency Securities or private securities, the applicable procedures for servicing of the related underlying assets will be described in the accompanying prospectus supplement.

 Subservicing

   In connection with any series of securities the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. See "Trust Asset Program--Subservicing" in this prospectus. Each subservicer typically will be required to perform the customary functions of a servicer, including but not limited to:

   o collection of payments from borrowers and remittance of those collections to the master servicer;

   o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower under the trust asset, if applicable;

   o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

   o     attempting to cure delinquencies;

   o     supervising foreclosures;

   o inspection and management of mortgaged properties under various circumstances; and

   o     maintaining accounting records relating to the trust assets.

   The subservicer may be required to make Advances as described under "--Servicing and Administration of Trust Assets--Advances" in this prospectus. In addition, the subservicer generally shall be responsible for collection activity and default management with respect to any delinquent loan unless undertaken by the master servicer as described in the accompanying prospectus supplement. The master servicer will remain liable for its obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

   A subservicer may, in most cases, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Corporation's loan purchase programs, but only with the approval of the master servicer.

   Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy for its employees and other persons acting on its behalf or on behalf of the master servicer.

   Each subservicer will be required to service each trust asset under the terms of the subservicing agreement for the entire term of that trust asset, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. Subject to applicable law, the master servicer may have the right to terminate a subservicing agreement immediately upon giving notice upon specified events, including the violation of that subservicing agreement by the subservicer, or up to ninety days' notice to the subservicer without cause upon payment of specified amounts described in the subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related trust assets or enter into one or more new subservicing agreements. The master servicer may agree with a subservicer to amend a subservicing agreement. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described above which are in effect in the original subservicing agreements. However, any pooling and servicing agreement or servicing agreement relating to a trust will provide that any amendment or new agreement may not be inconsistent with or violate the pooling and servicing agreement or servicing agreement in a manner which would materially and adversely affect the interest of the securityholders.

   The master servicer may either assume the primary servicing responsibility from the related subservicer, and may perform all collections, loss mitigation and other servicing functions relating to any delinquent loan or foreclosure proceeding, or may review the loss mitigation procedures conducted for any delinquent loan, as well as the management and liquidation of any delinquent mortgaged properties acquired by foreclosure or deed-in-lieu of foreclosure.

   In the event of a bankruptcy, receivership or conservatorship of the master servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer or subservicer at the time of its bankruptcy, receivership or conservatorship.

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
In addition, if the master servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

 Collection and Other Servicing Procedures

   The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the trust assets and will, consistent with the related pooling and servicing agreement or servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures which shall be normal and usual in its general loan servicing activities relating to loans comparable to those included in the trust. Consistent with the previous sentence, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for that loan or any coverage provided by any alternative credit enhancement will not be adversely affected by that waiver or extension. The master servicer may also waive or modify any term of a loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. The master servicer will have the option to allow a credit limit increase or an extension of the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement. The master servicer may be subject to restrictions under the pooling and servicing agreement or servicing agreement for the refinancing of a lien senior to a loan or a contract secured by a lien on the related mortgaged property. For any series of securities as to which the trust includes private securities, the master servicer's servicing and administration obligations will be governed by the terms of those private securities.

   The master servicer, in its discretion, may, or may allow a subservicer to, extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases, up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan. Other types of forbearance generally require master servicer approval. Neither indulgence nor forbearance as to a trust asset will affect the interest rate or rates used in calculating payments to securityholders. See "Description of the Securities--Payments on Trust Assets" in this prospectus.

   Under some circumstances, as to any series of securities, the master servicer may have the option to repurchase loans from the trust for cash, or in exchange for other loans or Permitted Investments. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

   In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

   In connection with any significant partial prepayment of a loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a significant modification of the loan for federal income tax purposes.

 Advances

   If specified in the accompanying prospectus supplement, the master servicer will agree to make Advances on specified closed-end loans, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future payment, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool. Advances will be made only to the extent that the Advances would, in the judgment of the master servicer be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer will not make any advance with respect to principal on any simple interest loan, or the Balloon Amount in the case of a Balloon Loan.

   The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of actions taken by a bankruptcy court.

   Advances are intended to maintain a regular flow of scheduled interest and, if applicable, principal payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any other loans included in the trust.

   Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer determines that any Advances previously made are not ultimately recoverable as described in the preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and except for Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any.

   No assurance can be given that the subservicers will carry out their Advance or payment obligations relating to the trust assets. The master servicer will remain liable for its advancing obligations that are delegated to a subservicer as if the master servicer alone were servicing those loans.

   The master servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

   The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to real estate taxes and insurance premiums not paid by borrowers on a timely basis, or for expenses to acquire, preserve, restore or dispose of the related mortgaged property. In addition, the master servicer may be obligated to make Servicing Advances to the holders of any related first lien loan or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the securityholders. Servicing Advances will be reimbursable to the master servicer to the extent permitted by the related agreement.

   In the case of revolving credit loans, the master servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

 Enforcement of "Due on Sale" Clauses

   In any case in which property subject to a loan, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall, in most cases, be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of that loan under any due-on-sale clause applicable to that loan, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person will become liable under the mortgage note subject to specified conditions. The original borrower may be released from liability on a loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the likelihood of full and timely collections on the related loan. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise described in the accompanying prospectus supplement. See "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Enforceability of Certain Provisions" in this prospectus. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

   Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the subservicer for processing that request will be retained by the master servicer or subservicer as additional servicing compensation.

 Realization Upon Defaulted Loans

   If a loan or a contract secured by a lien on a mortgaged property is in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property relating to that loan, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan or modification as described above, or taking an unsecured note. Realization on other defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. In connection with that decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan or a contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that trust asset are expected to at least satisfy the related senior loan in full and to pay foreclosure costs, it is likely that the trust asset will be written off as bad debt with no foreclosure proceeding. If title to any mortgaged property is

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
acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holder of any Excluded Balance. Any REO Loan or REO Contract secured by a lien on a mortgaged property will be considered for most purposes to be an outstanding trust asset held in the trust until such time as the mortgaged property, manufactured home or home improvement is sold and the REO Loan or REO Contract has been converted into a Liquidated Loan.

   If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second paragraph below, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to securityholders.

   For a loan or a contract secured by a lien on a mortgaged property in default, the master servicer may pursue foreclosure or similar remedies, subject to any senior lien positions and other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgage Property--Foreclosure on Loans and Certain Contracts" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

   Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. Any additional liquidation expenses relating to that trust asset incurred after the initial liquidation will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to that loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

   For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer or the holder of the most subordinate class of securities in a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted trust asset or REO Loan is not so removed from the trust, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear that loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the trust assets, see "Description of Credit Enhancement" and "Insurance Policies on Loans--Hazard Insurance and Related Claims" in this prospectus. If a final liquidation of a loan resulted in a Realized Loss and within two years thereafter the master servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise, the subsequent recovery shall be distributed to the then-current securityholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distribution shall result in distributions on the securities of any class in excess of the total amount of the Realized Loss that was allocated to that class.

 Special Servicing and Special Servicing Agreements

   The pooling and servicing agreement or servicing agreement for a series of securities may name a Special Servicer, which will be responsible for the servicing of some delinquent trust assets. The Special Servicer may have discretion to extend relief to some borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by that borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance generally may require the approval of the master servicer or subservicer, as applicable.

   In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, as to some delinquent loans:

   o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

   o instruct the master servicer to purchase those loans from the trust prior to the commencement of foreclosure proceedings at the repurchase price and to resell those trust assets to that holder, in which case any subsequent loss on those loans will not be allocated to the securityholders;

   o become, or designate a third party to become, a subservicer for the trust assets so long as (a) the master servicer has the right to transfer the subservicing rights and obligations of those trust assets to another subservicer at any time or (b) that holder or its servicing designee is required to service the trust assets according to the master servicer's servicing guidelines; or

   o the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

 Servicing Compensation and Payment of Expenses

   The master servicer will be paid monthly compensation for the performance of its servicing obligations at the percentage per annum of the outstanding principal balance of each loan as described in the accompanying prospectus supplement. Any subservicer will also be entitled to a monthly servicing fee which may vary under some circumstances from amounts as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the master servicer will deduct the servicing fee for the loans underlying the securities of a series in the amount specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account. Any Excess Spread or Excluded Spread retained by a seller or the master servicer will not constitute part of the servicing fee. However, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

   The master servicer or, if specified in the related agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid various ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement. This includes, without limitation, payment of any fee or other amount payable for credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of any trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and designated sellers under limited circumstances. In addition, as indicated under "Realization upon Defaulted Loans," the master servicer will be entitled to reimbursements for expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

 Evidence as to Compliance

   Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement or servicing agreement will provide that, for each series of securities, the master servicer will deliver to the trustee, on or before the date in each year specified in the related agreement, an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards described in the audit guide for audits of non-supervised lenders approved by the HUD for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Federal Home Loan Mortgage Corporation, each referred to as an Audit Guide, throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement will specify each known default and the nature and status of that default. The statement may be provided as a single form making the required statements for more than one servicing agreement.

   Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement or servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of loans under agreements, including the related pooling and servicing agreement or servicing agreement, was conducted substantially in compliance with the minimum servicing standards described in the related Audit Guide, to the extent that procedures in that Audit Guide are applicable to the servicing obligations described in those agreements, except for those significant exceptions or errors in records that shall be reported in that statement. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above, rendered within one year of that statement, of firms of independent public accountants for those subservicers which also have been the subject of that examination.

   Copies of the annual statement of an officer of the master servicer may be obtained by securityholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to securityholders.

 Certain Matters Regarding the Master Servicer and the Depositor

   The master servicer may not resign from its obligations and duties under the pooling and servicing agreement or servicing agreement for each series of securities except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related pooling and servicing agreement or servicing agreement.

   Each pooling and servicing agreement or servicing agreement will also provide that, except as described in this paragraph, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the related agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. Each pooling and servicing agreement or servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust, or the special purpose entity, if applicable, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under related agreement. Any indemnification provided by the trust as described in the preceding sentence will result in the application of a loss to the offered securities if the amount of indemnification exceeds the amount of available credit enhancement. In addition, each pooling and servicing agreement or servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that pooling and servicing agreement or servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of an action and any liability resulting from that action will be expenses, costs and liabilities of the trust, or the special purpose entity, if applicable, and the master servicer or the depositor, as the case may be will be entitled to be reimbursed for that action out of funds otherwise distributable to securityholders.

   The master servicer is required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement or servicing agreement.

   Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement or servicing agreement, provided that the person meets the requirements described in the related agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement or servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements described in the related agreement. In the case of an assignment, the master servicer will be released from its obligations under the related agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

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
                      DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

   As described in the accompanying prospectus supplement, the credit support provided for each series of securities will include one or any combination of the following:

   o subordination provided by any class of subordinated securities related to a series of securities;

   o     overcollateralization;

   o     a reserve fund;

   o     a financial guaranty insurance policy or surety bond;

   o     derivatives products;

   o     a letter of credit;

   o a mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement; or

   o another form of credit support as may be described in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the contracts may be partially insured by the FHA under Title I.

   The credit support may also be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the accompanying prospectus supplement.

   As to each series of securities, each element of the credit support will cover losses or shortfalls incurred on the trust assets, or losses or shortfalls allocated to or borne by the securities, as and to the extent described in the accompanying prospectus supplement and at the times described in that prospectus supplement. If so provided in the accompanying prospectus supplement, any element of the credit support may be subject to limitations relating to the specific type of loss or shortfall incurred as to any trust asset. Alternatively, if so provided in the accompanying prospectus supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described in this section. Each component may have a dollar limit and will, in most cases, provide coverage for Realized Losses that are, as applicable:

   o     Defaulted Loan Losses;

   o     Special Hazard Losses;

   o     Bankruptcy Losses; and

   o     Fraud Losses.

   Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, if so provided in the accompanying prospectus supplement, Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted or unavailable for any reason, the securityholders will bear all further risks of loss not otherwise insured against.

   For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trust--Characteristics of the Loans--Revolving Credit Loans--Allocation of Revolving Credit Loan Balances" in this prospectus.

   For any defaulted trust asset that is finally liquidated, the Realized Loss, if any as described in the related agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of expenses allocable to the trust, towards interest and principal owing on the trust asset. As to a trust asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of that reduction will be treated as a Realized Loss.

   Each prospectus supplement will include a description of:

   o the amount payable under the credit enhancement arrangement, if any, provided for a series;

   o any conditions to payment thereunder not otherwise described in this prospectus;

   o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o the material provisions of any agreement relating to the credit support.

   Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus. If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

   The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage they provide do not include all terms of these instruments, but will reflect all relevant terms material to an investment in the securities. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

   The depositor may obtain and maintain one or more financial guaranty insurance policies or guarantees, or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of specified amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics, and will be in accordance with any limitations and expectations, described in the accompanying prospectus supplement. The insurer of the financial guaranty insurance policy will be described in the accompanying prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

   Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

   If any component of credit enhancement as to any series of securities is to be provided by a letter of credit from a bank, the bank issuing the letter of credit will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the trust assets. The bank issuing the letter of credit, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank after notification from the trustee will be required to make payments, to be deposited in the related Payment Account relating to the coverage provided by that letter of credit.

SUBORDINATION

   A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior subordinate securities, as specified in the accompanying prospectus supplement.

   For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any senior/subordinate series, the amount available for distribution will be allocated first to interest on the senior securities of the series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities of the series.

   In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

   Except as noted in the following paragraph, Realized Losses will be allocated to the subordinate securities of the related series in the order specified in the accompanying prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the accompanying prospectus supplement.

   The respective amounts of specified types of losses, including Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to amounts described in the accompanying prospectus supplement. The subordinate securities may provide no coverage for Extraordinary Losses or other types of losses specified in the accompanying prospectus supplement. In these cases, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities in proportion to their outstanding principal balances, or as otherwise described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the classes of the related series of securities will not be adversely affected.

   In most cases, any allocation of a Realized Loss including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss to a class of securities in a senior/subordinate series will be made by reducing the outstanding principal balance of that class as of the distribution date following the calendar month in which the Realized Loss was incurred.

   The rights of holders of the various classes of securities of any series to receive distributions of principal and interest are determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated to that security. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

   If so provided in the related agreement, the master servicer may be permitted, under some circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such loan or the related Trust Balance may be borne by the then current securityholders of the class or classes that would have borne that Realized Loss if the loan or Trust Balance had not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Trust Assets--Special Servicing and Special Servicing Agreements" in this prospectus.

   To the extent provided in the accompanying prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit
Enhancement--Reserve Funds" in the accompanying prospectus supplement.

   In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

   For any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

   If specified in the accompanying prospectus supplement, interest collections on the trust assets may exceed the interest payments required to be made on the securities and other fees and expenses of the trust for the related distribution date. The amount of this excess is referred to as excess interest. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be a reduction of the principal balance of the securities relative to the outstanding balance of the trust assets, creating overcollateralization and additional protection to the securityholders, as specified in the accompanying prospectus supplement.

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
RESERVE FUNDS

   If specified in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement and related agreement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. A reserve fund for a series of securities which is funded over time by depositing in that reserve fund a portion of the interest payment on each trust asset may be referred to as a spread account in the accompanying prospectus supplement and related agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related trust assets or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. For any series of securities as to which credit enhancement includes a letter of credit, under circumstances specified in the accompanying prospectus supplement, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

   Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. In most cases, that reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities if described in the accompanying prospectus supplement. If specified in the accompanying prospectus supplement, reserve funds may be established to provide limited protection against only specific types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement and will not be available for further application to the securities.

   The trustee will have a perfected security interest for the benefit of the securityholders in the assets of the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

   Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to that reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

MORTGAGE POOL INSURANCE POLICIES

   Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims under that policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under those policies may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

   Each mortgage pool insurance policy will provide that no claims may be validly presented under the policy unless, among other things:

   o any required primary insurance policy is in effect for the defaulted loan and a claim under the policy has been submitted and settled;

   o hazard insurance on the property securing the loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer;

   o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and

   o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

   On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

   Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" in this prospectus for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

   A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of Loans" in this prospectus. However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

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
   The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Servicing and Administration of Trust Assets--Advances."

   Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" in this prospectus. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

   Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

   Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the accompanying prospectus supplement, if any, protect the related securityholders from Special Hazard Losses.

   A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related agreement and will be subject to reduction as described in that agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

   In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer for the related property.

   To the extent described in the accompanying prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

   In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holders of the first and junior loans would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court.

   In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding, including a Debt Service Reduction. See "Certain Legal Aspects of Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus. Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

   If credit enhancement has been obtained for a series of securities, the master servicer, as specified in the related agreement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreements, unless coverage under that credit enhancement has been exhausted through payment of claims or otherwise, or substitution for that credit enhancement is made, as described below under "--Reduction or Substitution of Credit Enhancement" in this prospectus. The master servicer, on behalf of itself, the trustee and securityholders, will provide the information required for the trustee to draw any applicable credit enhancement.

   The master servicer or any other entity specified in the accompanying prospectus supplement will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or another entity specified in the accompanying prospectus supplement will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If the insurer under a mortgage pool insurance policy ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer or another entity specified in the accompanying prospectus supplement will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer or the other entity specified in the accompanying prospectus supplement determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. For all forms of credit enhancement other than a mortgage pool insurance policy, the master servicer will have no obligation to replace or substitute the credit enhancement for any reason, including the non-performance or downgrading of the provider of the credit enhancement. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

   If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

   o that restoration will increase the proceeds to one or more classes of securityholders on liquidation of that trust asset after reimbursement of the master servicer for its expenses; and

   o that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted trust asset and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with that restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

   The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby.

   Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless specified in the accompanying prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to those assets. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

   The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars, collectively referred to as swaps, to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements, similar yield maintenance arrangements or other notional principal contracts, that do not involve swap agreements, collectively referred to as yield supplement agreements.

   An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

   Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties.

   There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

   Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

                         INSURANCE POLICIES ON LOANS

HAZARD INSURANCE AND RELATED CLAIMS

   The terms of each loan and contract that is secured by a lien on a mortgaged property, other than a Cooperative Loan, require each borrower to maintain a hazard insurance policy covering the related mortgaged property as described in the next paragraph.

   The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms of the policy relevant to an investment in the securities. The insurance is subject to underwriting and approval of individual trust assets by the respective insurers.

   In most cases, the servicing agreement will require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of:

   o     the maximum insurable value of the mortgaged property; or

   o the sum of the outstanding balance of the related loan or contract plus the outstanding balance on any loan senior to that loan or contract.

   The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

   All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited initially in the Custodial Account and ultimately in the Payment Account. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Junior Mortgages; Rights of Senior Mortgagees."

   The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those trust assets. If that blanket policy contains a deductible clause, the master servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause.

   Unless otherwise specified in the accompanying prospectus supplement, the master servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a loan or contract are located in a federally designated flood area at the time of origination of that loan or contract, the pooling and servicing agreement or servicing agreement typically requires the master servicer to cause to be maintained for each such loan or contract serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

   Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the loans and contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" in this prospectus for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

DESCRIPTION OF FHA INSURANCE UNDER TITLE I

   Some of the contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in that Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender substantially complied with FHA Regulations in good faith and has credited the borrower for any excess charges. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

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
   Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

   The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

   Subject to the limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of:

   o the net unpaid principal amount and the uncollected interest earned to the date of default;

   o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum;

   o     uncollected court costs;

   o amount of attorney's fees on an hourly basis for time actually expended and billed not to exceed $500; and

   o amount of expenses for recording the assignment of the security to the United States.

However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

   Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve, for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender.

   Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage available for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee, the FHA insurance premium. If a loan is prepaid during the year, the FHA will not refund the FHA insurance premium paid for that year.

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   Under the Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

   o the amount of FHA insurance claims approved for payment related to those loans; and

   o     the amount of reserves related to a loan which have been:

         o sold, assigned or transferred; or

         o prepaid during the first year they were registered for insurance under the Title I lender's contract.

This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

   As a result, for any Title I Loans backing any series of securities, the availability of FHA insurance may be reduced or eliminated due to losses on other loans or other actions by the related Title I lender.

   In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $60,000 or an average amount of $12,000 per family unit for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

   Following a default on a home improvement contract partially insured by the FHA, the master servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a contract in default and submitting a claim to FHA, the master servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

                                THE DEPOSITOR

   The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on May 5, 1995. The depositor was organized for the limited purpose of acquiring first or junior lien home equity loans, home improvement contracts, home loans, manufactured housing contracts, Agency Securities and private securities and issuing securities backed by these loans, contracts, Agency Securities and private securities. The depositor anticipates that it will in many cases have acquired trust assets indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

   The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations relating to a series of securities will be limited to specific representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

   The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

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                       RESIDENTIAL FUNDING CORPORATION

   If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Administrator for a series of securities.

   Residential Funding Corporation, either directly or through affiliates, buys loans under several loan purchase programs from loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and primarily from offices located in California, Maryland, Pennsylvania and Texas.

   Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which information is available on the portfolio of loans for which it acts as master servicer, including loans that were originated under its modified loan purchase criteria, will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced as to any particular series of securities.

                                THE AGREEMENTS

   As described in this prospectus under "Introduction" and "Description of the Securities," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the trust assets will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

 Pooling and Servicing Agreement; Servicing Agreement

   Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

   o any failure by the master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer is the paying agent, to distribute to the holders of any class of securities of a series any required distribution, and the failure continues unremedied for five business days after the giving of written notice of that failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

   o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related pooling and servicing agreement or servicing agreement, after the giving of written notice of failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee be, by the holders of securities of that class evidencing not less than 25%, 33% in the case of a trust including private securities, or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable;

   o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations; and

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   o     any other servicing default as described in the pooling and servicing agreement or servicing agreement.

A default under the terms of any pooling and servicing agreement or servicing agreement relating to any private securities included in any trust will not constitute an event of default under the related agreement.

   So long as an event of default remains unremedied, either the depositor or the trustee may, except as otherwise provided for in the related agreement as to the special purpose entity or the credit enhancer, if applicable, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee, shall, by written notification to the master servicer and to the depositor or the trustee terminate all of the rights and obligations of the master servicer under the related agreement, other than any right of the master servicer as securityholder, and, in the case of termination under a servicing agreement, other than the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee, will succeed to all responsibilities, duties and liabilities of the master servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to act, it may appoint, or if it is unable to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the related agreement unless otherwise described in the agreement. Pending any appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the related agreement.

   No securityholder will have any right under a pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, to institute any proceeding with respect to the pooling and servicing agreement unless:

   o such holder previously has given to the trustee written notice of default and the continuance thereof;

   o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class:

         o have made written request upon the trustee to institute the proceeding in its own name as trustee under the agreement; and

         o have offered to the trustee reasonable indemnity and

   o the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the agreement or in relation to that agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by or in connection with that agreement.

 Indenture

   An event of default under the indenture for each series of notes, in most cases, will include:

   o a default for five days or more in the distribution of any principal of or interest on any note of the series;

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   o     failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

   o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

   o some events of bankruptcy, insolvency, or similar events relating to the depositor or the trust; or

   o     any other event of default provided for notes of that series.

   If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series, with the written consent of the credit enhancer, may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

   If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the indenture trustee, with the consent of the credit enhancer, if applicable, may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

   o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale;

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale; or

   o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

   In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distributions to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

   If specified in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

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   In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

   o the holder previously has given to the indenture trustee written notice of default and the continuance of that default;

   o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee and (2) have offered to the indenture trustee reasonable indemnity;

   o the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

   o no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under or in relation to the indenture at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

   In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to the credit enhancer, without the consent of the related securityholders to:

   o     cure any ambiguity;

   o correct or supplement any provision in that agreement which may be inconsistent with any other provision in that agreement or to correct any error;

   o change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency, unless specified in the accompanying prospectus supplement;

   o if an election to treat the related trust as a "real estate mortgage investment conduit" or REMIC has been made, modify, eliminate or add to any of its provisions

         o to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that

           o the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

           o the action will not adversely affect in any material respect the interests of any related securityholder; or

         o to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the securities, as evidenced by a letter from each applicable rating agency, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee;

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   o     make any other provisions for matters or questions arising under that agreement which are not materially inconsistent with the provisions of that agreement, so long as that action will not adversely affect in any material respect the interests of any securityholder; or

   o amend any provision that is not material to holders of any class of related securities.

   In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement as to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no amendment may:

   o reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security;

   o impair the right of any securityholder to institute suit for the enforcement of the provisions of the agreements (in the case of an indenture);

   o adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the first clause above, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment; or

   o reduce the percentage of securities of any class the holders of which are required to consent to any amendment unless the holders of all securities of that class have consented to the change in the percentage.

   Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; REDEMPTION OF SECURITIES

   The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, including the securities issued under any related indenture in the case of a series of notes, other than some limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to the related securityholders, of all amounts held in the Payment Account or by the master servicer and required to be paid to those securityholders following the earlier of:

   o the final payment or other liquidation or disposition, or any related Advance, of the last trust asset subject to the related agreement and all property acquired upon foreclosure or deed in lieu of foreclosure of any loan; and

   o the purchase by the master servicer or the depositor, or, if specified in the accompanying prospectus supplement, by the holder of the REMIC Residual Certificates from the trust, or from the special purpose entity, if applicable for a series, of all remaining trust assets and all property acquired relating to the trust assets. See "Material Federal Income Tax Consequences" in this prospectus.

   Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets. In addition to the foregoing, the master

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servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. At the time of the purchase of the securities or at any time after the purchase, at the option of the master servicer or the depositor, the loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer or the depositor. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable agreement, a penalty may be imposed on the securityholders based on the fee that would be foregone by the master servicer because of the related termination.

   Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, indicated in the accompanying prospectus supplement. Any early termination may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

   In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the distribution date specified in the accompanying prospectus supplement and until the date when the optional termination rights of the master servicer and the depositor become exercisable. The Call Class will not be offered by the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

   The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed under the indenture.

THE TRUSTEE

   The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

   The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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THE OWNER TRUSTEE

   The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

   The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

THE INDENTURE TRUSTEE

   The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

   The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If so specified in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

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                     YIELD AND PREPAYMENT CONSIDERATIONS

   The yield to maturity of a security will depend on various factors, including:

   o     the price paid by the holder for the security;

   o the interest rate, referred to as the security rate, on any security entitled to payments of interest, which may vary if specified in the accompanying prospectus supplement; and

   o the rate and timing of principal payments on the trust assets, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws, if applicable, and the allocation of principal payments to reduce the principal or notional balance of the security.

   The amount of interest payments on a trust asset made, or accrued in the case of accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class' specified percentage of each payment of interest, or accrual amounts in the case of accrual securities, and will be expressed as a fixed, adjustable or variable security rate payable on the outstanding principal or notional balance of that security, or any combination of those security rates, calculated as described in this prospectus and in the accompanying prospectus supplement. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in this prospectus. A variable security rate may be calculated based on the weighted average of the Net Loan Rates of the related loans or certain balances of the loans, which may be weighted in accordance with the balances for the month preceding the distribution date. An adjustable security rate may be calculated by reference to an index or otherwise. Holders of interest only securities or a class of securities having a security rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher Net Loan Rates or higher rates applicable to the interest only securities, as applicable.

   The effective yield to maturity to each holder of securities entitled to payments of interest may be below that otherwise produced by the applicable security rate and purchase price of the security because, while interest will accrue on each loan during the calendar month or a specified period preceding a distribution date, the distribution of interest will be made on the distribution date in the month following the month of accrual as specified in the accompanying prospectus supplement.

   The aggregate payments of interest on a class of securities, and the yield to maturity on a class of securities, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in revolving credit loans, by changes in the Net Loan Rates on the revolving credit loans due to fluctuations in the related index or changes in the Gross Margin. See "The Trust--Characteristics of the Loans--Revolving Credit Loans" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by repurchases of loans in the event of breaches of representations made for those loans. See "Description of the Securities--Representations Relating to Loans" and "--Assignment of the Trust Assets" in this prospectus. In addition, if the index used to determine the note rate for the securities is different than the index applicable to the loan rates, the yield on the securities will be sensitive to changes in the index related to the note rate and the yield on the securities may be reduced by application of a cap on the note rate based on the weighted average of the Net Loan Rates or other formulas as may be described in the accompanying prospectus supplement.

   In most cases, if a security is purchased at a premium over its face amount and payments of principal on that security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on that security occur at a rate slower than that anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, Principal Prepayments on the loans, net of Draws, if applicable, liquidations, purchases and repurchases will negatively affect the total return to investors in any of those

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securities. In addition, the total return to investors in securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Loan Rate from time to time will be adversely affected by principal payments on loans with loan rates higher than the weighted average loan rate on the loans. In most cases, loans with higher loan rates or Gross Margins are likely to prepay at a faster rate than loans with lower loan rates or Gross Margins. In some circumstances, rapid principal payments on the trust assets, net of Draws, if applicable, may result in the failure of those holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the trust assets, net of Draws, if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a security rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related trust assets, net of Draws if applicable, than other classes of securities.

   The outstanding principal balances of manufactured housing contracts, home equity loans, revolving credit loans, home improvement loans and home improvement contracts are, in most cases, much smaller than traditional first lien loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien loan prepayment rates, or those effects may be similar to the effects of those changes on loan prepayment rates, but to a smaller degree.

   The timing of changes in the rate of principal payments on a class of securities entitled to principal may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a payment of principal on a class of securities entitled to principal, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.

   The rate and timing of defaults on the trust assets will also affect the rate and timing of principal payments on the trust assets and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the trust assets, however, those losses and delinquencies may be expected to be higher than those of traditional first lien loans. To the extent that any losses are incurred on any of the trust assets that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related pool, or other classes of the series, will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the trust assets, the effect of losses may be to increase prepayment experience on the trust assets, thus reducing average weighted life and affecting yield to maturity.

   In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out or limited documentation loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. A trust may include, if specified in the accompanying prospectus, loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of securities and the timing of principal payments on that

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class may also be affected by modifications or actions that may be taken or approved by the master servicer or any of its affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Trust Assets," in connection with a loan that is in default, or if a default is reasonably foreseeable.

   The risk of loss on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

   If credit enhancement for a series of securities is provided by a third party as described under "Description of Credit Enhancement" in this prospectus that subsequently suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default by the third party credit enhancer, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

   The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the loan rate by 365. As a result, prepayments in full or final liquidations of loans may reduce the amount of interest collections available to the trust in the following month to holders of securities entitled to distributions of interest. See "Description of the Securities--Distributions of Principal and Interest on the Securities" in this prospectus. A partial prepayment of principal is applied so as to reduce the outstanding principal balance on a loan, other than a simple interest loan or a revolving credit loan, as of the first day of the month in which the partial prepayment is received. A partial prepayment on a simple interest loan or a revolving credit loan is applied as of the day the partial prepayment is received. As a result, the effect of a partial prepayment on a loan, other than a simple interest loan, will be to reduce the amount of interest collections available to the trust in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount. See "Description of the Securities--Payment on Trust Assets" in this prospectus. Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt.

   For some loans, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and Gross Margin. Under the applicable underwriting standards, borrowers are, in most cases, qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any trust asset may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

   Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower under a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing revolving credit loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. nor any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

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   For any loans and any contracts secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance of those junior liens may also affect the ability of the borrower to obtain refinancing of any related senior loan, which may prevent a potential improvement in the borrower's circumstances. Furthermore, as specified in the accompanying prospectus supplement, under the related agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior loan or contract, as applicable.

   The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

   As indicated under "The Trusts--Characteristics of the Loans," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

   Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables describing the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

   In addition to the borrower's personal economic circumstances, the following is a list of factors that may affect the rate and timing of principal payments on the trust assets or Draws on the revolving credit loans:

   o     homeowner mobility;

   o     job transfers;

   o     changes in the borrower's housing needs;

   o     the borrower's net equity in the mortgaged property;

   o     changes in the value of the mortgaged property;

   o     national and regional economic conditions;

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   o     enforceability of due-on-sale clauses;

   o     prevailing market interest rates;

   o     servicing decisions;

   o     solicitations and the availability of mortgage funds;

   o     seasonal purchasing and payment habits of borrowers; or

   o changes in the deductibility for federal income tax purposes of interest payments on home equity loans.

   All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

   Depending on the borrower's use of the revolving credit loan and payment patterns, during the repayment period, a borrower under a revolving credit loan may be obligated to make payments that are higher than that for which the borrower originally qualified.

   There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end loans may provide for a prepayment charge. The prospectus supplement will specify whether trust assets may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts or manufactured housing contracts, but in most cases expects that Principal Prepayments on home improvement contracts will be higher than other trust assets due to the possibility of increased property value resulting from the home improvement and more refinance options. The depositor generally expects that prepayments on manufactured housing contracts will be lower than on other trust assets because manufactured housing contracts may have fewer refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end loans may experience a higher rate of prepayment than typical first lien loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

   The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

   The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the note rates for a series of securities is different from the index

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applicable to the loan rates of the underlying trust assets, the yield on the securities may be reduced by application of a cap on the note rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement.

   For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the trust assets may also be affected by the risks associated with other trust assets. As a result of the payment terms of the revolving credit loans or of the note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

   The loans, in most cases, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of that loan upon sale or various transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer will usually enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the master servicer will not be permitted to take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer may permit assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described under "Trust Asset Program--Underwriting Standards" in this prospectus. Such assumption would have the effect of extending the average life of the manufactured housing contract. The extent to which trust assets are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See "Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Trust Assets and Related Matters--Trust Assets Secured by Mortgages on Mortgaged Property--Enforceability of Certain Provisions" for a description of provisions of the related agreement and other legal developments that may affect the prepayment experience on the trust assets.

   In addition, some private securities included in a pool may be backed by underlying trust assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to an extent, depend on the interest rates on those underlying trust assets.

   A subservicer, the master servicer, or an affiliate of the master servicer, may also, from time to time, implement refinancing or modification programs designed to encourage refinancing. These programs could require little or no cost and decreased documentation from the borrower. In addition, these programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of those loans which may be removed from the related pool. As a result of these programs, as to the pool underlying any trust:

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   o     the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

   o the average credit or collateral quality of the loans remaining in the pool may decline; and

   o the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

In addition, the master servicer or a subservicer may allow the refinancing of a trust asset by accepting Principal Prepayments on that trust asset and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of that refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related trust assets.

   If the applicable agreement for a series of securities provides for a funding account or other means of funding the transfer of additional trust assets to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire those additional trust assets within any applicable time limit, the amounts set aside for that purpose may be applied as principal distributions on one or more classes of securities of that series. In addition, if the trust for a series of securities includes additional balances and the rate at which those additional balances are generated decreases, the rate and timing of principal payments on the securities will be affected and the weighted average life of the securities will vary accordingly. The rate at which additional balances are generated may be affected by a variety of factors.

   Although the loan rates on revolving credit loans will and some other trust assets may be subject to periodic adjustments, those adjustments, in most cases:

   o will not increase those loan rates over a fixed maximum rate during the life of any trust asset; and

   o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related Gross Margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated revolving credit loans.

As a result, the loan rates on the trust assets in any pool at any time may not equal the prevailing rates for similar, newly originated home equity loans, lines of credit, home improvement loans, home improvement contracts or manufactured housing contracts and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on trust assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the trust assets or Draws on the revolving credit loans during any period or over the life of any series of securities.

   For any index used in determining the note rates for a series of securities or loan rates of the underlying trust assets, a number of factors affect the performance of that index and may cause that index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than increases which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the trust assets, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

   No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any subordinate financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property

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securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Trust Assets and Related Matters" in this prospectus.

   To the extent that losses resulting from delinquencies, foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity.

   Under some circumstances, the master servicer, the depositor or, if specified in the accompanying prospectus supplement, another person may have the option to purchase the trust assets in a trust, thus resulting in the early retirement of the related securities. See "The Agreements--Termination; Redemption of Securities" in this prospectus.

                  CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS
                             AND RELATED MATTERS

   The following discussion contains summaries of various legal aspects of the trust assets that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the trust assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Insurance Policies on Loans--Description of FHA Insurance under Title I" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the trust assets.

TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

 General

   The loans will and, if applicable, contracts, in each case other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located and may have first, second or third priority. Mortgages, deeds of trust and deeds to secure debt are referred to in this prospectus as "mortgages." Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those contracts and grant a security interest in the related manufactured homes to secure repayment of the loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances become subject to real estate title and recording laws. See "--Manufactured Housing Contracts" in this section. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. The lien created by the mortgage, deed of trust or deed to secure debt is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and mostly on the order of recordation of the mortgage in the appropriate recording office.

   There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing

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when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary. At origination of a loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

   o     the trustor who is the borrower-homeowner;

   o     the beneficiary who is the lender; and

   o     a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically, with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in some deed of trust transactions, the directions of the beneficiary.

 Cooperative Loans

   If specified in the prospectus supplement relating to a series of securities, the loans and contracts may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of related financing statements, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

   In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

   An underlying loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is, in most cases, subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

   o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

   o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at

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maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the revolving credit loans and the home equity loans, the collateral securing the Cooperative Loans.

   Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" in this prospectus.

 Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code as to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

 Foreclosure on Loans and Certain Contracts

   Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's sale, as applicable, under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the

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borrower under the terms of the note or deed of trust or deed to secure debt.
In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

   Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

   In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

 Foreclosure on Junior Loans

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee

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may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are in most cases payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in this prospectus.

 Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
Rico

   Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

   There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

   Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the loan and/or contract and may increase the amount of the loss.

 Foreclosure on Shares of Cooperatives

   The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

   In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement, in most cases, permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under that proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and

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obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   In most cases, the recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and its accrued and unpaid interest.

   In most cases, recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

   Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, that is, the borrower, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

   Foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

 Rights of Redemption

   In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only

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a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

 Notice of Sale; Redemption Rights with Respect to Manufactured Housing
Contracts

   While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

 Anti-Deficiency Legislation and Other Limitations on Lenders

   Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a loan and a contract secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

   In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies as to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

   Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

   In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default

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relating to a loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the borrower to pay arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

   Some tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights as to a defaulted revolving credit loan, home equity loan or a contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originators' failure to comply with the federal Truth-in-Lending Act could subject the trust fund (and other assignees of the home loans) to monetary penalties and could result in the borrowers rescinding the loans against either the trust fund or subsequent holders of the loans.

 High Cost Loans

   Some loans and contracts, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the home loans. An originators' failure to comply with these laws could subject the trust fund (and other assignees of the home loans) to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

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 Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

   o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

   o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

   o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

 Junior Mortgages; Rights of Senior Mortgagees

   The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

   The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

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   o     pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

   o     to provide and maintain fire insurance on the property;

   o to maintain and repair the property and not to commit or permit any waste of the property; and

   o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

   The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

   When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

MANUFACTURED HOUSING CONTRACTS

   Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so

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long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

   The master servicer will be required under the related agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority perfected security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

   The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In most cases, neither the depositor, the master servicer nor the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee, on behalf of the securityholders, as the new secured party, and neither the depositor nor the master servicer will deliver the certificates of title to the trustee or note thereon the interest of the trustee. Accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home might not be held to be effective or the security interest may not be perfected. In the absence of the notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the depositor or seller or a trustee in bankruptcy of the depositor or seller.

   In the absence of fraud, forgery, permanent affixation of the manufactured home to its site, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the manufactured home. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

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   In the event that the owner of a manufactured home moves the house to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the master servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the master servicer will be obligated to take steps, at the master servicer's expense, necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a prior perfected security interest in the manufactured home. The depositor will obtain the representation of the seller that it has no knowledge of any liens on any manufactured home securing a manufactured housing contract. However, these liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

 Repossession with Respect to Manufactured Housing Contracts

   Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default, typically 30 days to bring the account current, before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor will generally be governed by the UCC, except in Louisiana. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in some small particulars, the general repossession procedure established by the UCC is as follows:

   o except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help, which is peaceable retaking without court order, voluntary repossession or through judicial process, which is repossession under court-issued order. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is located and the condition of the unit. In many cases, leaving the

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         manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred;

   o once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. This disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable; and

   o sale proceeds will be applied first to repossession expenses, including expenses incurred in repossessing, storing, preparing for sale, refurbishing and selling costs, and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit those judgments. The deficiency judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In this event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home, in most cases, has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

   Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

   Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

   So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process, repossession proceedings which must be initiated through the courts but which involve minimal court supervision, or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale without court supervision is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

 Consumer Protection Laws with Respect to Manufactured Housing Contracts

   Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans as discussed under "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

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   Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the accompanying prospectus supplement, under the related agreement, late charges will be retained by the master servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to securityholders.

   Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

   In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

   The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, or the FTC Rule has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under that contract.

   Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any claim or defense, and if the seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the seller to repurchase the manufactured housing contract because of a breach of its seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer any losses suffered by the seller for which the dealer would have been primarily liable to the obligor.

 Transfer of Manufactured Housing Contracts

   In most cases, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer to which consent has not been given. Unless otherwise provided in the accompanying prospectus supplement, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding for a manufactured home.

   In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related contract, the master servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to some exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause relating to some manufactured homes.

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 Formaldehyde Litigation with Respect to Manufactured Housing Contracts

   A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

   Under the FTC Rule, which is described under "--Consumer Protection Laws" and "Consumer Protection Laws with Respect to Manufactured Housing Contracts," the holder of any contract secured by a manufactured home for which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of this type of claim constitutes a breach of a representation or warranty of the seller, and the related trust fund would suffer a loss only to the extent that:

   o the seller breached its obligation to repurchase the contract in the event an obligor is successful in asserting this type of claim; and

   o the seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE HOME IMPROVEMENT CONTRACTS

 General

   The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

 Security Interests in Home Improvements

   The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an

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improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

 Enforcement of Security Interest in Home Improvements

   So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

   The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the ability of the related contract.

 Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

   Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late

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charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure of the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

 Installment Contracts

   The trust assets may also consist of installment sales contracts. Under an installment contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is in most cases responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

ENFORCEABILITY OF CERTAIN PROVISIONS

   The loans and, as applicable, contracts typically contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or the Garn-St Germain Act, subject to some exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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   The Garn-St Germain Act also describes nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related trust assets and the number of trust assets which may be outstanding until maturity.

   Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the revolving credit loans, home equity loans and/or contracts.

   Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

   In foreclosure actions, courts have imposed general equitable principles. These equitable principles are, in most cases, designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or grantee under a deed to secure debt, or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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APPLICABILITY OF USURY LAWS

   Title V provides that state usury limitations shall not apply to some types of residential first loans, including cooperative loans originated by some lenders after March 31, 1980. A similar federal statute was in effect for loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

   Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the accompanying prospectus supplement.

   In most cases, each seller of a loan and a contract will have represented that the loan or contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, among other things, the provisions of CERCLA relating to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a

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trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on that property usually are subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate loans and adjustable rate cooperative loans, and early ownership loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary:

   o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency relating to the origination of alternative mortgage instruments by national banks;

   o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration relating to origination of alternative mortgage instruments by federal credit unions; and

   o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, relating to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

LEASEHOLD CONSIDERATIONS

   The loans may contain leasehold mortgages which are each secured by a lien on the related borrower's leasehold interest in the related mortgaged property. Loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to certain risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. In the case of each loan secured by a lien on the related borrower's leasehold interest under a ground

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lease, the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and thereafter to be assigned by the leasehold mortgagee or the related purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon any termination of the old ground lease.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's loan and some contracts, including a borrower who was in reserve status and is called to active duty after origination of the loan and some contracts, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan and related contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on some of the loans and contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans and contracts, would result in a reduction of the amounts payable to the holders of the related securities, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan or contract during the borrower's period of active duty status, and, under some circumstances, during an additional three month period after the period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any loan and contract which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans and contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that:

   o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

   o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

   The loans, as well as some contracts or private securities, included in the trust fund for a series will be secured by mortgages or deeds of trust which in most cases will be junior to other mortgages or deeds

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of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the loan or contract to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

   The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to:

   o pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust;

   o     to provide and maintain fire insurance on the property;

   o to maintain and repair the property and not to commit or permit any waste of the property; and

   o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

   The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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   When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP and Stroock & Stroock & Lavan, counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, FASIT or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

   o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

   o is directly relevant to the determination of an entry on a tax return.

   Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered by this prospectus.

   This prospectus discusses two types of securities, (1) notes or certificates issued by an issuer for which a REMIC or FASIT election is in effect, and (2) notes issued by an issuer for which no REMIC or FASIT election is in effect. See "REMICs and FASITs" and "Notes" in this prospectus.

   The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations, and in part upon the FASIT

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provisions and the proposed Treasury regulations appearing in the Federal
Register on February 7, 2000, or the proposed FASIT regulations. With the exception of rules relating to anti-abuse and governing transition entities, the proposed FASIT regulations will not be binding until those regulations are filed as final regulations with the Federal Register. The proposed FASIT regulations provide that the effective date for rules relating to anti-abuse and governing transition entities is February 4, 2000. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the securities.

REMICS AND FASITS

   Unless otherwise specified in the accompanying prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code, or as a FASIT under Sections 860H through 860L of the Internal Revenue Code. Unless otherwise specified in the accompanying prospectus supplement, no election to have the related trust treated as a REMIC or FASIT will be made for each series of notes. If a REMIC or FASIT election or elections will be made for the related trust, the accompanying prospectus supplement for each series of securities will identify all "regular interests" and "residual interests" in the REMIC, and all "regular interests" and "high-yield regular interests" in the FASIT. If interests in a FASIT ownership interest are offered for sale, the accompanying prospectus supplement will describe the federal income tax consequences of the purchase, holding and disposition of those interests. If a REMIC or FASIT election will not be made for a trust and a series of certificates, the federal income tax consequences of the purchase, ownership and disposition of the certificates will be described in the accompanying prospectus supplement. If a REMIC or FASIT election will not be made for a trust and a series of notes, the federal income tax consequences of the purchase, ownership and disposition of the notes will be as described in "Notes," unless specified otherwise in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a certificate or note.

 Classification of REMICs and FASITs

   Upon the issuance of each series of REMIC or FASIT securities, either Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC or FASIT, as the case may be, and the securities offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC, or "regular interests" or "ownership interests" in the related FASIT.

   The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. Although any FASIT whose securities are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered securities, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the securities for which a FASIT election has been made and should consult with their tax advisors in

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determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of those securities.

   If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC or FASIT securities may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC or FASIT status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The proposed FASIT regulations provide that, upon the termination of a FASIT, FASIT regular interest holders are treated as exchanging their FASIT regular interests for new interests in the trust. The new interests are characterized under general tax principles, and the deemed exchange of the FASIT regular interests for new interests in the trust may require the FASIT regular interest holders to recognize gain, but not loss. The pooling and servicing agreement with respect to each REMIC or FASIT will include provisions designed to maintain the trust's status as a REMIC or FASIT under the applicable provisions of the Internal Revenue Code. It is not anticipated that the status of any trust as a REMIC or FASIT will be terminated prior to termination of the trust.

   In general, a swap or yield supplement agreement may not be an asset of a REMIC. If a trust of a particular series contains a swap or yield supplement agreement, the accompanying prospectus supplement will disclose the tax treatment of such an arrangement. In contrast, a swap or yield supplement agreement may be an asset of a FASIT, but only if it is reasonably required to hedge or guarantee against the FASIT's risks associated with being the obligor on the interests that the FASIT has issued.

 Characterization of Investments in REMIC and FASIT Securities

   In general, REMIC regular and residual securities, and FASIT regular securities, will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC or FASIT underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC or FASIT qualify for any of the foregoing treatments at all times during a calendar year, those securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC or FASIT regular securities and income allocated to the class of REMIC residual securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, REMIC regular securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code, as will FASIT regular securities if 95% or more of the value of the FASIT is at all times attributable to qualified mortgages, if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC, and REMIC or FASIT regular securities will be "permitted assets"within the meaning of Section 860L(c) of the Internal Revenue Code. The determination as to the percentage of the REMIC's or FASIT's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC or FASIT during that calendar quarter. The master servicer will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC or FASIT will include, in addition to loans, payments on loans held pending distribution on the REMIC or FASIT securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of all of the foregoing sections. In addition, in some instances

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loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of
Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

 Tiered REMIC and FASIT Structures

   For some series of REMIC or FASIT securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs or FASITs, or tiered REMICs or FASITs, for federal income tax purposes. Upon the issuance of this type of series of REMIC or FASIT securities, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP, or Stroock & Stroock & Lavan, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs or FASITs will each qualify as a REMIC or FASIT, as the case may be, and the REMIC or FASIT securities issued by the tiered REMICs or FASITs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC, or "regular interests" or "ownership interests" in the related FASIT.

   Solely for purposes of determining whether the REMIC or FASIT securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs or FASITs will be treated as, respectively, one REMIC or FASIT.

 Taxation of Owners of REMIC and FASIT Regular Securities

   General. Except as otherwise stated in this discussion, REMIC or FASIT regular securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC or FASIT and not as ownership interests in the REMIC or FASIT, or in the assets of the REMIC or FASIT. Moreover, holders of REMIC or FASIT regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC or FASIT regular securities under an accrual method. In the following discussion, "regular securities" refers to regular interests of a REMIC or FASIT.

 Original Issue Discount

   Some regular securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of regular securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272 (a)(6) of the Internal Revenue Code provides special rules applicable to regular securities and various other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Internal Revenue Code requires that a prepayment assumption be used with respect to loans held by a REMIC or FASIT in computing the accrual of original issue discount on regular securities issued by that REMIC or FASIT, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a regular security must be the same as that used in pricing the initial offering of the regular security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of regular securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

   The original issue discount, if any, on a regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of regular securities will be the

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first cash price at which a substantial amount of regular securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of regular securities is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a regular security.

   In the case of regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the regular securities. In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

   Some classes of the regular securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular security and accounted for as original issue discount. Because interest on regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular securities.

   In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the regular security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the regular security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the regular security, by multiplying:

   o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by

   o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the regular security.

   Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of

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the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the regular security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" for a description of that election under the OID regulations.

   If original issue discount on a regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a regular security, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrued period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

   o     the sum of:

         o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the regular security, if any, in future periods; and

         o the distributions made on the regular security during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of the regular security at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the regular security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any distributions made on that regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

   A subsequent purchaser of a regular security that purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio excess bears to the aggregate original issue discount remaining to be accrued on the regular security. The adjusted issue price of a regular security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

 Market Discount

   A securityholder that purchases a regular security at a market discount, that is, in the case of a regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a regular security issued with original issue discount, at a purchase price less than

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its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Internal Revenue Code the securityholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

   A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a regular security with market discount, the securityholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "Taxation of Owners of REMIC and FASIT Regular Securities--Premium" in this prospectus. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a regular security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount" in this prospectus. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on regular securities should accrue, at the securityholder's option:

   o     on the basis of a constant yield method;

   o in the case of a regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the regular security as of the beginning of the accrual period; or

   o in the case of a regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the regular security at the beginning of the accrual period.

   Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a regular security purchased at a discount in the secondary market.

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   To the extent that regular securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Premium

   A regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a regular security may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the security. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related regular security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this prospectus. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to regular securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

 Realized Losses

   Under Internal Revenue Code Section 166 both corporate holders of the regular securities and noncorporate holders of the regular securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying securities until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

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 Special Rules for FASIT High-Yield Regular Securities

   General. A high-yield interest in a FASIT is a subcategory of a FASIT regular security. A FASIT high-yield regular security is a FASIT regular security that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable federal rate), or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular security is subject to treatment, described above, applicable to FASIT regular securities, generally.

   Limitations on Utilization of Losses. The holder of a FASIT high-yield regular security may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of the holder will be at least equal to the taxable income derived from that security (which includes gain or loss from the sale of that security), from any security representing a FASIT ownership interest, and from any excess inclusions income derived from any security representing a REMIC residual interest. Thus, income from those securities generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular security cannot be less than the holder's taxable income determined solely for those securities. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to that income for both regular tax and alternative minimum tax purposes.

   Transfer Restrictions. Transfers of FASIT high-yield regular securities to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for federal income tax purposes. In that event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the security (although the disqualified holder (and not the most recent eligible holder) would be taxable on any gain recognized by that holder for that security). Although not free from doubt, the tax ownership of a FASIT high-yield regular security may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield regular security, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of that security. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) federal income tax); provided, however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Internal Revenue Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Internal Revenue Code, (c) REMICs, and (d) cooperatives described in Section 1381(a) of the Internal Revenue Code are also "disqualified holders."

 Pass-through Entities Holding FASIT Regular Securities

   If a pass-through entity issues a high-yielding debt or equity interest that is supported by any FASIT regular security, that entity will be subject to an excise tax unless no principal purpose of that resecuritization was the avoidance of the rules relating to FASIT high-yield regular securities (pertaining to eligible holders of those securities). See "Taxation of Owners of REMIC and FASIT Regular Securities--Special Rules for FASIT High-Yield Regular Securities--Transfer Restrictions". The tax will apply if the original yield to maturity of the debt or equity interest in the pass-through entity exceeds the greater of (i) the sum of (a) the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued) and (b) five percentage points or (ii) the yield to maturity to that entity on the FASIT regular security (determined as of the date that the entity acquired that interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the FASIT regular security supporting that interest.

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 Taxation of Owners of REMIC Residual Securities

   General. As residual interests, the REMIC residual securities will be subject to tax rules that differ significantly from those that would apply if the REMIC residual securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

   A holder of a REMIC residual security typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual securities will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

   A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of the security at a price greater than, or less than, the adjusted basis, the REMIC residual security would have had in the hands of an original holder of the security. The REMIC regulations, however, do not provide for any modifications.

   Any payments received by a holder of a REMIC residual security in connection with the acquisition of that REMIC residual security will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that the payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual securities should consult their tax advisors concerning the treatment of these payments for income tax purposes.

   The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash distributions received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular securities, and any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt deductions with respect to the loans and, except as described below, for servicing, administrative and other expenses.

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   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC regular securities and REMIC residual securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC and FASIT Regular Securities -- Original Issue Discount" in this prospectus. Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

   Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular securityholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC and FASIT Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

   A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

   A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities, including any other class of securities constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

   If a class of REMIC regular securities is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC and FASIT Regular Securities--Original Issue Discount" in this prospectus.

   As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to

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
the holders of REMIC residual securities, subject to the limitation of
Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the REMIC residual securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual securityholder.

   A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual securityholders should consult their tax advisors.

   Any distribution on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a distribution on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual securities will initially equal the amount paid for the REMIC residual securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. Gain will be recognized to the REMIC residual securityholder on a distribution to the extent that, at the time the distribution is made, the amount of the distribution exceeds the securityholder's initial basis in the residual security together with any net increases in that basis. The gain so recognized will be treated as gain from the sale of the REMIC residual security.

   The effect of these rules is that a Residual securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "--Sales of REMIC Securities" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to the holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Securities--General" in this prospectus.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of:

   o the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security; over

   o the sum of the "daily accruals" for each day during that quarter that the REMIC residual security was held by the REMIC residual securityholder.

   The daily accruals of a REMIC residual securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC

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residual security at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual securities were sold. If less than a substantial amount of REMIC residual securities is sold for cash on or prior to the closing date, the issue price for those REMIC residual securities will be treated as the fair market value of those REMIC residual securities on the Closing Date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual security as an excess inclusion if the REMIC residual securities are considered not to have "significant value."

   For REMIC residual securityholders, an excess inclusion:

   o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

   o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

   o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual securityholders that are foreign investors. See, however, "--Foreign Investors in REMIC Securities" in this prospectus.

   Furthermore, for purposes of the alternative minimum tax:

   o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

   o alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

   In the case of any REMIC residual securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Securities. Under the REMIC regulations, transfers of "noneconomic" REMIC residual securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

   o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are

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
         expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS, on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions; and

   o the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   Accordingly, all transfers of REMIC residual securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

   The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000.

   The accompanying prospectus supplement will disclose whether offered REMIC residual securities may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Securities--REMIC Residual Securities" in this prospectus for additional restrictions applicable to transfers of REMIC residual securities to foreign persons.

   Mark-to-Market Rules. On December 24, 1996, the IRS released the Mark-to-Market Regulations. The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual security acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual securities.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular securities. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual securities in their entirety and not to the holders of the related REMIC regular securities.

   With respect to REMIC residual securities or REMIC regular securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

   o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

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   o     the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

   In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

   o 3% of the excess of the individual's adjusted gross income over that amount; or

   o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

   The amount of additional taxable income reportable by REMIC securityholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

 Sales of REMIC and FASIT Securities

   If a REMIC or FASIT security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC or FASIT security. The adjusted basis of a regular security typically will equal the cost of that regular security to that securityholder, increased by income reported by the securityholder with respect to that regular security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the regular security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss in most cases will be capital gain or loss.

   Gain from the sale of a REMIC regular security (but not a FASIT regular security) that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

   o the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security; over

   o the amount of ordinary income actually includible in the seller's income prior to the sale.

   In addition, gain recognized on the sale of a regular security by a seller who purchased the regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this prospectus.

   REMIC securities and FASIT securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a regular security by a bank or thrift institution to which that section applies will be ordinary income or loss.

   A portion of any gain from the sale of a regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is

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
one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual securityholder on the sale will not be deductible, but instead will be added to the REMIC residual securityholder's adjusted basis in the newly-acquired asset.

 Prohibited Transactions and Other Possible Taxes

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

   In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

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 Tax and Restrictions on Transfers of REMIC Residual Securities to Certain
Organizations

   If a REMIC residual security is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

   o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer; and

   o the highest marginal federal income tax rate applicable to corporations.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

   o residual interests in the entity are not held by disqualified organizations; and

   o information necessary for the application of the tax described in this prospectus will be made available.

   Restrictions on the transfer of REMIC residual securities and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual security.

   In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

   o the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the pass-through entity held by the disqualified organization; and

   o the highest marginal federal income tax rate imposed on corporations.

   A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means

   o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation;

   o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

   o any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

   For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

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 Termination

   A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last distribution on the REMIC residual security is less than the REMIC residual securityholder's adjusted basis in the security, the REMIC residual securityholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "--Sales of REMIC Securities" in this prospectus. The character of this loss as ordinary or capital is uncertain.

   The inadvertent termination of a REMIC or FASIT may have other consequences. See "REMICs and FASITs--Classification of REMICs and FASITs" in this prospectus.

 Reporting and Other Administrative Matters

   Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual securityholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual securities.

   As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual securityholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

   Adjustments made to the REMIC tax return may require a REMIC residual securityholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC regular securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular security issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the REMIC residual securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

   As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method

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requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC and FASIT Regular Securities--Market Discount" in this prospectus.

   The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

   A FASIT is treated as a branch of the holder of the ownership interest in the FASIT. Thus, all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT are treated as assets, liabilities, and such items of the holder of the ownership interest in the FASIT. Because the holder of the ownership interest in a FASIT includes the FASIT's tax items in determining its taxable income and credits, the proposed FASIT regulations make the holder of the ownership interest in the FASIT (rather than the FASIT) responsible for reporting those items on its federal income tax return.

 Backup Withholding With Respect to REMIC and FASIT Securities

   Payments of interest and principal, as well as payments of proceeds from the sale of REMIC or FASIT securities, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

 Foreign Investors in REMIC and FASIT Securities

   A REMIC or FASIT regular securityholder (other than a holder of a FASIT high-yield regular security) that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular security will not be subject to United States federal income or withholding tax on a distribution on a regular security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular security held by a REMIC residual securityholder that owns directly or indirectly a 10% or greater interest in the REMIC residual securities or a FASIT regular security held by the owner of a 10% or greater interest in the holder of the FASIT ownership interest. Further, the Proposed FASIT Regulations treat all interest received by a foreign holder of a FASIT regular interest as ineligible for the foregoing exemption from withholding tax if the FASIT receives or accrues interest from a United States resident in which the foreign holder has a 10% or more ownership interest or as to which the foreign holder is a controlled foreign corporation to which the United States resident is related. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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
   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

   Further, it appears that a regular security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

 New Withholding Regulations

   The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

NOTES

   Upon the issuance of the notes, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Internal Revenue Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Internal Revenue Code section 7701(i).

 Status as Real Property Loans

   Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

 Taxation of Noteholders

   Notes generally will be subject to the same rules of taxation as REMIC and FASIT regular securities, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular security as ordinary income is inapplicable to the notes. See "REMICs and FASITs--Taxation of Owners of REMIC and FASIT Securities" and "REMICs and FASITs--Sales of REMIC and FASIT Securities". Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See "REMICs and FASITs--Taxation of Owners of REMIC and FASIT Securities--Original Issue Discount". Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in "REMICs and FASITs--Foreign Investors in REMIC and FASIT Securities" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

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                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                             ERISA CONSIDERATIONS

   Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.
Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

   Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in
Section 503(b) of the Internal Revenue Code.

   Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under
Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

PLAN ASSET REGULATIONS

   An investment of the assets of an ERISA plan in securities may cause the underlying loans, private securities or any other assets included in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity. Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

   o  the entity is an operating company;

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
   o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

   o "benefit plan investors" do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

The DOL regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

   Under the DOL regulations, depending on the facts and circumstances, ERISA plan assets may be deemed to include an interest in the assets of an entity, such as a trust, rather than merely the ERISA plan's interest in the instrument evidencing the equity interest, such as a certificate. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans should not acquire or hold certificates, or notes which may be deemed in the respective prospectus supplement to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations stated in the preceding paragraph. For purposes of this section "ERISA Considerations," the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned by the DOL regulations to, respectively, "plan assets" and "assets of a plan," and include an undivided interest in the underlying assets of entities in which an ERISA plan invests.

   Under the DOL regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an investing ERISA plan or an ERISA plan holding an interest in that entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires securities. Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, with respect to the assets, the depositor, the master servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

   o has investment discretion with respect to the investment of ERISA plan assets; or

   o has authority or responsibility to give, or regularly gives, investment advice with respect to ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

   Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan. If the loans, the private securities or any other assets in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be an ERISA plan "fiduciary," and thus subject to the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing ERISA plan. In addition, if the loans, private securities or any other assets in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

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CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF CERTIFICATES

 Prohibited Transaction Exemptions

   The DOL issued an individual exemption, Prohibited Transaction Exemption 94-29 (59 Fed. Reg. 14675, March 29, 1994), as amended by PTE 97-34, 62 Fed.
Reg. 39021 (July 21, 1997), to Residential Funding Corporation and a number of its affiliates, which exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates issued by that trust as to which:

   o the depositor or any of its affiliates is the sponsor, and any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, manager or co-manager of the underwriting syndicate or a seller or placement agent; or

   o the depositor or an affiliate is the underwriter, provided that the conditions described in the Exemption are satisfied.

   For purposes of this section, the term "underwriter" shall include:

   o  the depositor and a number of its affiliates;

   o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

   o any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of certificates; or

   o any entity which has received an exemption from the DOL relating to certificates which is similar to the Exemption.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

   o the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party;

   o the Exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust;

   o the certificates at the time of acquisition by an ERISA plan or with ERISA plan assets must be rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., which are collectively referred to as the "exemption rating agencies";

   o the trustee cannot be an affiliate of any other member of the "restricted group" which consists of the trustee, any underwriter, the depositor, the master servicer, any subservicer and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates;

   o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates, the sum of all payments made to and retained by the depositor under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   o the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

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
   In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Exemption may not apply to any certificates where the related trust contains revolving credit loans, unsecured loans, certain purchase obligations or a swap.

   The Exemption also requires that each trust meet the following requirements:

   o the trust must consist solely of assets of the type that have been included in other investment pools;

   o certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets; and

   o certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets.

   A fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

   If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

   o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

   o a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

   o an affiliate of that borrower; provided that, with respect to the acquisition of certificates in connection with the initial issuance of the certificates, a number of quantitative restrictions described in the Exemption are met;

   o the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets; and

   o  the holding of certificates by an ERISA plan or with ERISA plan assets.

   Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied

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with respect to the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by
Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

   Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "certificates" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

   Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first loans, the fiduciary or other ERISA plan asset investor should consider the availability of the Exemption or of Prohibited Transaction Class Exemption, or PTCE, 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trust funds which include Cooperative Loans or some types of mortgage certificates. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from a number of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemption with respect to the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of an investment.

 Insurance Company General Accounts

   In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, Section 401(c) of ERISA provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. These final regulations, the 401(c) regulations, are generally applicable on July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of an ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months

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after the 401(c) regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets:

   o except as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations; or

   o unless an action is brought by the Secretary of Labor for various breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

   Any assets of an insurance company general account which support insurance policies or annuity contracts issued to an ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after July 5, 2001.

 Representation from Investing ERISA Plans

   It is not clear whether certificates backed by revolving credit loans with respect to which a number of Trust Balances of revolving credit loans are included in the related trust would constitute "certificates" for purposes of the Exemption. In promulgating the Exemption, the DOL did not have under consideration interests in mortgage pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the accompanying prospectus supplement, certificates representing interests as described in this paragraph should not be purchased by or on behalf of an ERISA plan or with ERISA plan assets based solely upon the Exemption. In addition, the exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of subordinate certificates, and may not apply to any certificates where the related trust contains a funding account during the period in which additional loans are permitted to be transferred to the trust unless the funding account meets the requirements stated in the Exemption.

   To the extent certificates are backed by revolving credit loans or are subordinate certificates or the related trust contains a funding account that does not meet the requirements of the Exemption, except as otherwise specified in the respective prospectus supplement, transfers of the certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the ERISA plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan:

   o  is permissible under applicable law;

   o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

   o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

   In lieu of an opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of subordinate certificates by or on behalf of the ERISA plan:

   o  is permissible under applicable law;

   o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code;

   o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement; and

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   o  the following conditions are met:

      o the source of funds used to purchase that certificates is an "insurance company general account," as that term is defined in PTCE 95-60; and

      o the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.

CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF NOTES

 Prohibited Transaction Exemptions

   An ERISA plan fiduciary or other ERISA plan assets investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Internal Revenue Code, including PTCE 95-60; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." The respective prospectus supplement may contain additional information regarding the application of PTCE 95-60 or other DOL exemptions for the notes offered by this prospectus.

 Insurance Company General Accounts

   In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account, Section 401(c) of ERISA provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. These final regulations, the 401(c) regulations, are generally applicable on July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of an ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets:

   o except as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations; or

   o unless an action is brought by the Secretary of Labor for various breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

   Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the notes should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the notes after July 5, 2001.

 Representation from ERISA Plans Investing in Notes with "Substantial Equity Features"

   If the accompanying prospectus supplement provides that any of the notes being issued have "substantial equity features" within the meaning of the DOL regulations, transfers of the notes to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person

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using the assets of any ERISA plan to effect the acquisition will not be registered by the indenture trustee unless the transferee provides the depositor, the indenture trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the indenture trustee and the master servicer, which opinion will not be at the expense of the depositor, the indenture trustee or the master servicer, that the purchase of the notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or give rise to a prohibited transaction, and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement. In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (x) the purchase of notes by or on behalf of the ERISA plan or any other benefit plan investor is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer to any obligation in addition to those undertaken in the trust agreement, and (y) the following statements are correct:

   o  the transferee is an insurance company;

   o the source of funds used to purchase the notes is an "insurance company general account," as the term is defined in PTCE 95-60; and

   o the conditions described in Section I of PTCE 95-60 have been satisfied as of the date of the acquisition of the notes.

TAX EXEMPT INVESTORS

   An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--REMICs and FASITs-- Taxation of Owners of REMIC Residual Securities--Excess Inclusions" in this prospectus. In addition, income as to certificates and other equity interests of a trust that has issued notes would be "debt-financed income" and therefore would be UBTI.

CONSULTATION WITH COUNSEL

   There can be no assurance that the Exemption will apply with respect to any particular ERISA plan that acquires certificates, even if all the conditions specified in the Exemption were satisfied, or that any other DOL exemption will apply with respect to any particular ERISA plan that acquires securities, even if all the conditions specified in a DOL exemption were satisfied. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

   Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all the specific and general conditions described in the Exemption or in one of the DOL exemptions would be satisfied, and, in the case of a certificate purchased under the Exemption, that the certificate constitutes a "certificate" for purposes of the Exemption. Before purchasing a note in reliance on any DOL exemption or Section 401(c) of ERISA, a fiduciary of an ERISA plan or other ERISA plan asset investor should itself confirm that all of the specific and general conditions described in the exemption or Section 401(c) of ERISA would be satisfied.

   In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any other DOL exemption, the ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

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                           LEGAL INVESTMENT MATTERS

   Each class of securities offered by this prospectus and by the accompanying prospectus supplements will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. As specified in the accompanying prospectus supplement, each class of securities will evidence an interest in trust assets primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

   All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the trust assets underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of loans purchased by the depositor, prevailing note rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

   The securities offered by this prospectus and by the accompanying prospectus supplements will be offered in series through one or more of the methods described in the following paragraph. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

   The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

   o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

   o by placements by the depositor with institutional investors through dealers; and

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
   o  by direct placements by the depositor with institutional investors.

   In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part to the seller of the related trust assets and other assets, if applicable, that would comprise the pool securing the securities.

   If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

   In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made for these liabilities.

   The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

   The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                LEGAL MATTERS

   Specific legal matters, including a number of federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York, by Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan, as specified in the prospectus supplement.

                            FINANCIAL INFORMATION

   The depositor has determined that its financial statements are not material to the offering made by this prospectus. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations as to a series of securities will be to repurchase trust assets upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

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                            ADDITIONAL INFORMATION

   The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

   Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to that information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth in those documents.

                          REPORTS TO SECURITYHOLDERS

   Monthly reports which contain information concerning the trust for a series of securities will be sent by or on behalf of the master servicer or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders" in this prospectus. Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports relating to the trust for a series of securities as are required under the Exchange Act.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information.

   The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the series of securities, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

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                                   GLOSSARY

   1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk private securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the OTS with an effective date of May 26, 1998.

   ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of securities, the related prospectus supplement may identify an administrator for the trust. The administrator may be an affiliate of the depositor or the master servicer.

   ADVANCE--As to any closed-end loan and any distribution date, an amount equal to the scheduled payment of interest and, if specified in the accompanying prospectus supplement, principal, other than any Balloon Amount in the case of a Balloon Loan, which was delinquent as of the close of business on the business day preceding the related determination date.

   AGENCY SECURITY--Any security issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

   BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

   BALLOON LOANS--Fixed rate loans having original or modified terms to maturity of 5, 7 or 15 years in most cases as described in the accompanying prospectus supplement, with level monthly payments of principal and interest based on a 30 year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, when the Balloon Amount will be due and payable.

   BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

   BANKRUPTCY LOSSES--A Realized Loss attributable to actions which may be taken by a bankruptcy court in connection with a loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a loan or an extension of its maturity.

   CALL CLASS--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

   CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

   CALL SECURITY--Any security evidencing an interest in a Call Class.

   COOPERATIVE--As to a Cooperative Loan, the corporation that owns the related apartment building.

   COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Securities secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

   COOPERATIVE NOTES--A promissory note relating to a Cooperative Loan.

   Credit Scores--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

   CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained by the master servicer in the name of a depository institution, as custodian for the holders of the securities, for the holders of other interests in loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. That account or accounts shall be an Eligible Account.

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   DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

   DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

   DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court.

   DESIGNATED SELLER TRANSACTION--A transaction in which the loans are provided directly to the depositor by an unaffiliated seller described in the accompanying prospectus supplement.

   DIRECT PUERTO RICO MORTGAGE--As to any Puerto Rico loan, a mortgage to secure a specific obligation for the benefit of a specified person.

   DISTRIBUTION AMOUNT--As to a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable security rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls if specified in the accompanying prospectus supplement, which will include:

   o any deferred interest added to the principal balance of the loans and/or the outstanding balance of one or more classes of securities on the related due date;

   o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

   o prepayment interest shortfalls in collections of interest on closed-end loans resulting from Principal Prepayments made by the borrower during the month preceding the month in which the distribution date occurs and are not covered by Advances, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

   DRAW--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

   DRAW PERIOD--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

   ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

   ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico loan, a mortgage to secure an instrument transferable by endorsement.

   ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

   EXCESS SPREAD--A portion of interest due on the loans or securities transferred as part of the assets of the related trust.

   EXCLUDED BALANCE--That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

   EXCLUDED SPREAD--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

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   EXTRAORDINARY LOSSES--Realized Losses occasioned by war, civil insurrection, various governmental actions, nuclear reaction and other similar risks.

   FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

   FRAUD LOSSES--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

   GROSS MARGIN--For a revolving credit loan, a fixed or variable percentage described in the related mortgage note, which when added to the related index, provides the loan rate for the revolving credit loan.

   HIGH COST LOANS--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

   INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

   ISSUE PREMIUM--As to a class of REMIC regular securities, the issue price in excess of the stated redemption price of that class.

   LIQUIDATED LOAN--A defaulted loan or contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

   LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

   NET LOAN RATE--As to a loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

   NONRECOVERABLE ADVANCE--Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

   PARTIES IN INTEREST--As to an ERISA plan, persons who have specified relationships to the ERISA plan, either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code.

   PAYMENT ACCOUNT--An account established and maintained by the master servicer in the name of the related trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

   PERMITTED INVESTMENTS--United States government securities and other investments that at the time of acquisition are rated in one of the categories specified in the related agreement.

   PRINCIPAL PREPAYMENTS--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

   QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

   REALIZED LOSS--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

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   REO CONTRACT--A manufactured housing contract or home improvement contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

   REO LOAN--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

   SERVICING ADVANCES--Amounts advanced on any loan to cover taxes, insurance premiums or similar expenses, any amounts advanced on any loan to acquire, preserve, restore or protect the related mortgaged property, or any amount advanced in respect of a senior lien on the related mortgaged property.

   SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

   SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to:

   o direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

   o any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

   SPECIAL SERVICER--A special servicer named pursuant to the servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

   STATED PRINCIPAL BALANCE--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.

   SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

   SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Guide and is otherwise acceptable to the master servicer.

   TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

   TAX-FAVORED PLANS--An ERISA plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code.

   TRUST BALANCE--As described in the accompanying prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

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